Exhibit 2

Full year 2014 Financial Result NOVEMBER 2014 WESTPAC BANKING CORPORATION ABN 33 007 457 141

| Westpac Group Full Year 2014 Presentation & Investor Discussion Pack Westpac Full Year 2014 result index 2 Presentation of Full Year 2014 Result 1 Investor Discussion Pack of Full Year 2014 Result 33 Overview 34 Features Net interest income Non-interest income Markets and Treasury income Expenses, investment and productivity Impairment charges 48 49 53 54 55 58 Capital, Funding and Liquidity 59 Asset Quality 70 Business Unit Performance Australian Financial Services Westpac RBB St.George BT Financial Group Westpac Institutional Bank Westpac New Zealand Westpac Pacific 84 85 96 100 104 108 115 122 Technology 123 Economics 130 Appendix and Disclaimer Appendix 1: Cash earnings adjustments Appendix 2: Definitions Investor Relations Team Disclaimer 144 145 146 149 150

FULL YEAR 2014 RESULT GAIL KELLY CHIEF EXECUTIVE OFFICER NOVEMBER 2014 WESTPAC BANKING CORPORATION ABN 33 007 457 141

| Westpac Group Full Year 2014 Presentation & Investor Discussion Pack A year of delivery 4 STRENGTH Strong company GROWTH Investment driven PRODUCTIVITY Sector leading RETURN Maintain discipline Strong result with all divisions executing well Service revolution well underway, a step-up in our strategy More satisfied customers and deeper relationships Improved growth and increased return Delivering for all stakeholders ONE TEAM REMAIN STRONG TARGETED GROWTH CUSTOMER RELATIONSHIPS MATERIALLY SIMPLIFY

| Westpac Group Full Year 2014 Presentation & Investor Discussion Pack Delivered sustainable result for shareholders 5 FY14 Change FY14 - FY13 Reported NPAT $7,561m 12% Cash earnings $7,628m 8% Cash EPS1 245.4c 8% Core earnings2 $11,574m 5% Impairment charges to average gross loans 12bps (4bps) Return on equity3 16.4% 48bps Common equity tier 1 ratio 9.0% (13bps) Full year ordinary fully franked dividends 182c 5% 1 EPS is cash earnings per share. 2 Core earnings is net operating income less operating expenses. 3 Return on equity is cash earnings divided by average ordinary equity.

| Westpac Group Full Year 2014 Presentation & Investor Discussion Pack Stepped up our customer centric strategy 6 Reinventing the customer experience Transforming distribution Simplifying the business Revolutionising the way we work Accelerating the pace of change 2014-2017+ Sustainable growth Service revolution Transform 2008-2012 Build and strengthen St. George merger Westpac Local Technology renewal Materially strengthened balance sheet Productivity focus Balance 2012-2013 Strength/return/productivity 15% ROE line in sand Productivity expanded Selective growth Deposits Wealth Asia Bank of Melbourne Established AFS, AFS/WIB partnership

Our service revolution for customers is underway

Know Me — Personalised service

Using data and insights to provide personalised solutions

Examples

Over 90% of NZ customers contacted with personalised messages via NZ Symphony platform

67m proactive service messages sent to >80% of AFS customers

Proactively identify customer needs using analytics

Instantly recognising customers in branches with trial of iBeacon

Developing technology infrastructure around a customer service hub

Empower Me — Customers in control

Customers managing their finances when and where they want

Examples

181 new format branches including more 24/7 locations in Australia

Enhanced digital/mobile functionality with 2.7m customers on Westpac Live

Allowing customers access to funds anywhere anytime with Emergency Cash & Global ATM alliance

Enabling customers to access specialists via in-branch video conferencing

Collecting business payments on the go with mobile PayWay

Bank Wow — Innovate and simplify

Reinventing the customer experience

Examples

Customers 'walk out working' when opening accounts

Speeding up approval times including 60 minute mortgage approvals

Extending contactless payments to mobiles

Increasing merchant functions and flexibility with new terminal fleet

BT Super for Life reduced application process times by approximately 75%

Complete redesign of merchant process for large customers

7 | Westpac Group Full Year 2014 Presentation & Investor Discussion Pack

Westpac GROUP

| Westpac Group Full Year 2014 Presentation & Investor Discussion Pack Customers are seeing the difference 8 1 Refer slide 148 for customer satisfaction details. 2 Refer slide 147 for net promoter score details. Total business satisfaction1 (mean) 6.02 6.11 6.28 3.16 3.26 3.61 Sep-12 Sep-13 Sep-14 WRBB SGB 9.18 Overall business NPS2 (#) AFS customer numbers (#m) Overall consumer NPS2 (#) AFS customer complaints (#) Total consumer satisfaction1 (%) FY12 FY13 FY14 27% 15% 83.8 86.6 82.6 82.4 82.1 Sep-12 Sep-13 Sep-14 WRBB SGB Peers 7.5 7.7 7.4 7.1 Sep-12 Sep-13 Sep-14 WRBB SGB Peers 0.2 4.1 -12.4 -7.0 -14.4 Sep-12 Sep-13 Sep-14 WRBB SGB Peers -3.2 8.5 -4.2 1.1 -0.3 Sep-12 Sep-13 Sep-14 WRBB SGB Peers 9.37 9.89 6%

| Westpac Group Full Year 2014 Presentation & Investor Discussion Pack Deepening customer relationships 9 1 Customer return to credit RWA calculated as operating income, less Treasury and Markets (non-customer) income less operating expenses, divided by average credit risk weighted assets. 2 Refer slide 148 for MyBank definition. 3 Refer slide 148 for wealth metrics provider. Customers with a wealth product3 (%) MyBank2 customers (%) Customer return1 (%) 3.89 3.98 4.00 FY12 FY13 FY14 24.8 25.6 26.1 21.2 22.1 22.7 FY12 FY13 FY14 WRBB SGB 21.9 17.1 14.2 13.3 19.5 Sep-11 Sep-12 Sep-13 Sep-14 WRBB SGB Peers

| Westpac Group Full Year 2014 Presentation & Investor Discussion Pack Growing at or above system in all key markets in 2H14 10 1.3 1.0 1.3 2H13 1H14 2H14 0.7 0.9 1.0 2H13 1H14 2H14 1 RBA Financial Aggregates, September 2014. 2 APRA Banking Statistics, September 2014. 3 Funds under administration. 4 Funds under management. 5 General insurance gross written premiums. 6 Life Insurance in-force premiums. Housing lending growth versus system1 (x) Household deposit growth versus system2 (x) 22.0 22.9 Sep-13 Mar-14 Sep-14 Credit card market share2 (%) 126.3 133.2 136.9 2H13 1H14 2H14 Australian business lending ($bn) FUA3 and FUM4 ($bn) 218 227 235 685 734 792 2H13 1H14 2H14 General GWP Life IFP 5 6 Insurance premiums ($m) 104 108 114 86 93 101 2H13 1H14 2H14 FUA FUM

| Westpac Group Full Year 2014 Presentation & Investor Discussion Pack Achieving a good return on investments 11 3.5 3.8 4.3 4.6 FY11 FY12 FY13 FY14 0.7 1.8 4.6 6.1 1.5 1.5 1.3 1.2 2.2 3.3 5.9 7.3 FY11 FY12 FY13 FY14 Asia Australia 1 Bank of Melbourne market share of Victorian market, by household footings (calculated as household deposits plus housing loans). Sources RBA, APRA, ABS and internal analysis. 2 Forrester’s 2014 Australian Mobile Banking Functionality ($’000) Benchmark: It’s All Happening Down Under. Bank of Melbourne market share1 (%) WIB trade volumes ($bn) WRBB revenue per FTE Lloyds cash earnings ($m) 20 44 1H14 2H14 Up 10% adjusting for 3 months ownership in 1H14 Digital WIB Asia Revenue up 43% (in USD) over year Welcomed over 100 new corporate/institutional connections CNY derivatives licence for G7 currencies Preliminary approval for Sub-branch in Shanghai Free Trade Zone FTE up 33% over year 4m active digital customers with digital sessions on mobile up 11 percentage points to 57%. Digital sales now 10.5% of banking sales Approximately 50% of AFS new credit card sales were completed via digital Westpac Live global leading Australian mobile banking app capability2 566 620 700 748 FY11 FY12 FY13 FY14

| Westpac Group Full Year 2014 Presentation & Investor Discussion Pack 12 Strength Return Productivity 9.0 8.6 8.6 8.2 0.2 0.7 0.5 WBC Peer 1 Peer 2 Peer 3 15.4 15.9 16.4 FY12 FY13 FY14 495 525 547 FY12 FY13 FY14 Common equity tier 1 capital ratios (%) Return on equity4 (%) Expense to income5 (%) Stressed assets to TCE3 (%) Net interest margin excl. Treasury and Markets (%) 2.2 1.6 1.2 Sep-12 Sep-13 Sep-14 2.05 2.06 2.01 FY12 FY13 FY14 41.6 44.7 42.9 53.8 WBC Peer 1 Peer 2 Peer 3 1 Reflects APRA clarification that holding companies are now part of the Level 2 Group for regulatory purposes. Transitional arrangements are in place. 2 Due to rounding, components for Peer 3 do not add. Reported CET1 total for Peer 3 is 8.6%. 3 TCE is Total Committed Exposures. 4 Return on equity is cash earnings divided by average ordinary equity. 5 Peer expense to income ratios as at their FY14 results. Maintained disciplines of strength, return, and productivity 1 CET1 ratio excluding wealth leverage # 2

| Westpac Group Full Year 2014 Presentation & Investor Discussion Pack Strong operating performance across all divisions1 (cash earnings $m) 13 685 773 895 FY12 FY13 FY14 1,322 1,433 1,484 96 142 (16) FY12 FY13 FY14 Infrequent/volatile items 714 768 864 FY12 FY13 FY14 4,032 4,520 5,057 FY12 FY13 FY14 2,158 2,355 2,582 FY12 FY13 FY14 1,189 1,392 1,580 FY12 FY13 FY14 1 Group Businesses and Westpac Pacific not included in charts. 2 Infrequent/volatile items are CVA and revenues associated with NZ$. In A$ FY14 $790m (up $158m or 25% on FY13). Australian Financial Services Westpac RBB St.George BT Financial Group Westpac Institutional Bank Westpac New Zealand3 (NZ$) 2 12% 10% 14% 16% (7%) 13% 4%

Delivered for all stakeholders

Shareholders

Cash earnings and cash EPS up 8%

ROE up 48bps to 16.4%

Dividends per share 182 cents (dividend yield 5.7%[1])

Customers

$87bn in new lending in AFS

WRBB No. 1 customer satisfaction[4] of major banks and SGB leads majors on customer satisfaction[4]

AFS complaints down 27%

World's most sustainable company (2014)[3]

Global banking leader, Dow Jones Sustainability Indices Review (2014)

Employees

Women in leadership 44%, up from 42%

High performer retention at 96%

Lost Time Injury Frequency Rate[2] down 40bps to 1.1

Community

$100m Westpac Bicentennial Foundation established

2% in pre tax profit in community contributions[5]

$5.7bn in dividends, with 80% of shareholders based in Australia

1 FY14 ordinary dividend using 30 September 2014 Westpac closing share price of $32.14. 2 LTIFR reflects the 12 month rolling number of lost time injuries divided by the total hours worked in a year (Paid FTE x 40 hrs x 46 weeks) times 1m. 3 Ranked the highest company at the 2014 World Economic Forum, Global 100 Most Sustainable Corporations, ranked by Corporate Knights. 4 For customer satisfaction metrics refer slide 148. 5 $217m invested via community contributions in FY14 including $100m Westpac Bicentennial Foundation.

14 | Westpac Group Full Year 2014 Presentation & Investor Discussion Pack

Westpac GROUP

FULL YEAR 2014 RESULT PETER KING CHIEF FINANCIAL OFFICER COMPARISON OF 2H14 VERSUS 1H14 CASH EARNINGS BASIS (UNLESS OTHERWISE STATED) NOVEMBER 2014

| Westpac Group Full Year 2014 Presentation & Investor Discussion Pack A consistent, high quality performance 16 Cash earnings FY14 FY13 ($m) Cash earnings 2H14 1H14 ($m) Cash earnings and cash EPS growth (%) Effective management of capital sees cash EPS and cash earnings growth aligned Quality result reflecting Strong divisional contributions and risk disciplines Lower Market risk related revenue, particularly impacting 2H14 result 8% 0% 2% 4% 6% 8% 10% FY11 FY12 FY13 FY14 Cash earnings growth Cash EPS growth 3,856 3,772 324 32 66 (222) (116) 1H14 Divisional revenue Market risk related revenue Expenses Impairment charges Tax & NCI 2H14 7,628 7,063 1,183 197 (196) (487) (132) FY13 Divisional revenue Market risk related revenue Expenses Impairment charges Tax & NCI FY14

| Westpac Group Full Year 2014 Presentation & Investor Discussion Pack Reported profit growth higher than cash earnings growth 17 1 Refer to page 145 for full reconciliation between cash earnings and reported profit. Cash earnings / reported profit drivers Cash earnings vs reported profit ($bn) FY14 notable cash earnings adjustments1 ($m) We believe cash earnings continues to more accurately reflect value to shareholders In FY14 Cash earnings up 8% Reported profit up 12% 6.3 7.0 5.9 6.8 7.6 5.9 6.3 6.6 7.1 7.6 FY10 FY11 FY12 FY13 FY14 Reported profit Cash earnings Acquisition costs 51 (3) Bell litigation provision (54) Westpac Bicentennial Foundation 70 Prior period tax provisions (70)

| Westpac Group Full Year 2014 Presentation & Investor Discussion Pack Infrequent and volatile items had little impact on cash earnings growth 18 FX translation impacts Little impact on both YoY and HoH EPS growth Impacted some line items FY14/FY13 - Added 1.3% to expense growth - Small impact on operating revenue growth due to hedging Cash earnings impact FY14 FY13 ($m) 1 CVA is credit value adjustment. Cash earnings impact 2H14 2H13 ($m) 2H13 1H14 2H14 Asset sales 21 30 29 Performance fees 43 29 17 Group CVA1 47 2 (19) Specific tax matters resolved - - 56 Total impact 111 61 73 FY13 FY14 Asset sales 45 59 Performance fees 70 46 Group CVA1 62 (17) Specific tax matters resolved - 56 Total impact 177 144 Infrequent and volatile items 2H14 $12m higher than 1H14 FY14 $33m lower than FY13

| Westpac Group Full Year 2014 Presentation & Investor Discussion Pack Areas of interest within result 19 Customer margins well managed Expense and investment trends Challenging conditions led to lower Market risk income Liquidity Coverage Ratio (LCR) on track for introduction Preferred capital range revised Asset quality remains a highlight

| Westpac Group Full Year 2014 Presentation & Investor Discussion Pack Customer business higher, Markets risk income lower 20 2H14 Markets risk related income down $222m More challenging conditions from reduced volatility including FX rates moving in relatively stable bands Benign interest rate outlook Little movement in credit spreads 8% lift in customer related markets income Market risk related income ($m) 20 67 110 84 140 72 376 201 303 170 506 352 442 220 1H13 2H13 1H14 2H14 Markets CVA Market risk income Treasury CVA (1) CVA (22) Total Group markets customer related revenue ($m) 360 380 389 420 1H13 2H13 1H14 2H14 (50%) 8%

| Westpac Group Full Year 2014 Presentation & Investor Discussion Pack NIM excluding Treasury and Markets steady in 2H14 21 Net interest margin (NIM) movement (%) NIM (%) NIM by division (%) 2.06 2.01 2.01 0.06 0.10 0.05 2.12 2.11 (5bps) 5bps 2bps 0 (2bps) (5bps) 2.06 2H13 1H14 Assets Customer deposits Term wholesale funding Liquid assets Capital & other Treasury & Markets 2H14 NIM excl. Treasury & Markets Treasury & Markets impact on NIM 2.17 2.18 2.19 2.12 2.11 2.06 2.07 2.03 2.06 2.06 2.01 2.01 1H12 2H12 1H13 2H13 1H14 2H14 NIM NIM excl. Treasury and Markets 2.33 2.21 2.32 2.35 2.04 2.28 2.38 1.98 2.27 AFS WIB NZ 2H13 1H14 2H14 NIM down 5bps NIM excl. Treasury & Markets flat

| Westpac Group Full Year 2014 Presentation & Investor Discussion Pack Expense growth reflecting investment 22 Components of expense growth YoY (%) 2.9 3.1 2.7 1.0 0.8 1 1.3 (0.1) 0.6 1.3 3.8 4.5 6.3 FY12 FY13 FY14 Ordinary expenses Amortisation Lloyds FX 1 Components of expense movements ($m) 4,034 4,151 74 25 18 30 3,935 4,065 86 4,181 (117) 2H13 1H14 Operating expenses Productivity benefits 2H14 pre investment Growth and productivity Regulatory change Other technology 2H14 pre Lloyds Lloyds 2H14 Up 0.7% Up 2.9% Down 0.8% 1 Amortisation excluding impairments. 2 Data for Westpac and Peer 1, 2 and 3 from FY14 results. Capitalised software balance2 ($bn) 2.5 1.9 2.1 2.1 Peer 1 Peer 2 Peer 3 WBC 5.5 5.9 6.8 4.1 Avg amortisation period (excluding write-offs)2 (years) ##

| Westpac Group Full Year 2014 Presentation & Investor Discussion Pack Investment supporting growth 23 1 FOFA is Future of Financial Advice. 2 FATCA is Foreign Account Tax Compliance Act. 22 26 32 34 45 44 12 11 24 32 18 FY12 FY13 FY14 1.07 1.15 0.94 SIPs Program now complete with residual work rolled into other technology Other technology Data centre consolidation Various institutional and customer system upgrades Refresh of a range of core technologies Growth and productivity Westpac Live Bank of Melbourne roll-out Asia Panorama integrated wealth platform New digital innovation Regulatory change FOFA1 Stronger super reforms FATCA2 Financial claims scheme Changes to customer privacy legislation Investment spend ($bn) and composition (%) Investment spend ($bn)

| Westpac Group Full Year 2014 Presentation & Investor Discussion Pack Asset quality a highlight 24 0.88 1.30 3.09 3.20 2.48 2.17 1.94 1.60 1.37 1.24 2007 2008 2009 2010 2011 2012 1H13 2H13 1H14 2H14 Watchlist & substandard 90 days past due well secured Impaired Stressed exposures as a % of TCE 1,218 1,748 1,519 1,343 1,060 1,194 997 958 708 609 1H10 2H10 1H11 2H11 1H12 2H12 1H13 2H13 1H14 2H14 New and increased gross impaired assets ($m)

| Westpac Group Full Year 2014 Presentation & Investor Discussion Pack 25 Impairment charge movements ($m) Provisioning cover 557 555 349 335 (266) (289) (292) (247) 326 382 331 371 (179) (239) (47) (150) 438 409 341 309 1H13 2H13 1H14 2H14 1H13 2H13 1H14 2H14 1H13 2H13 1H14 2H14 1H13 2H13 1H14 2H14 1H13 2H13 1H14 2H14 Sep-13 Mar-14 Sep-14 Individually assessed provisions ($bn) 1,364 1,139 867 Impaired asset provisions to impaired assets1 (%) 43 46 45 Collectively assessed provisions ($bn) 2,585 2,652 2,614 Collectively assessed provisions to credit RWA1,2 (bps) 99 97 93 Economic overlay ($m) 389 398 389 Lower impairments, strong provisioning cover 1 Impact of Lloyds on impaired asset provisions to impaired assets is 1 percentage point and 3bps on collectively assessed provisions to credit RWA in March 2014. 2 RWA is risk weighted assets. New IAPs Write-backs & recoveries Write-offs direct Other movements in collective provisions Total

| Westpac Group Full Year 2014 Presentation & Investor Discussion Pack On track for introduction of LCR1 26 1 LCR is Liquidity Coverage Ratio. 2 HQLA includes cash at hand (including ATMs), and other LCR qualifying liquid assets including BS-13 qualifying liquids. 3 Other flows includes credit and liquidity facilities, collateral outflows and inflows from customers. Pro forma liquidity coverage 30 Sept 14 ($bn) LCR rules apply from 1 January 2015 Minimum LCR of 100% required Westpac’s pro-forma Group LCR was 103% at 30 September 2014 APRA has approved a $66bn CLF for calendar year 2015 (at a cost of 15bps per annum from 1 January) High Quality Liquid Assets2 (HQLA) 59 Committed Liquidity Facility (CLF) 66 Total LCR liquid assets 125 Customer deposits 75 Wholesale funding 20 Other flows3 26 Total cash outflows in 30 day defined stressed scenario 121 Pro forma LCR 103%

| Westpac Group Full Year 2014 Presentation & Investor Discussion Pack Effectively deployed capital 27 9.1 70 9.0 13.1 (37) (10) (36) Sep-13 Lloyds 2H13 special dividend Credit RWA (excluding Lloyds) Other Sep-14 Sep-14 internationally comparable Basel III 1 2 Effectively deployed 83bps of capital Westpac common equity tier 1 ratio (% and bps) Cash earnings net of dividends and other movements. No additional share issuance 1 Other includes cash earnings less dividends paid along with other capital deductions and non-credit RWA movements. 2 Common equity tier 1 capital ratio on an international comparable basis.

| Westpac Group Full Year 2014 Presentation & Investor Discussion Pack Revised preferred range 28 Common equity tier 1 ratio considerations 3.5% capital conservation buffer including D-SIB buffer Preferred range 8.75 9.25% 4.5% APRA Minimum Westpac CET1 ratio 9.0% Management buffer considers Regulatory minimums and CCB buffers Stress testing Quarterly volatility in capital ratios 8.0% - includes APRA minimum and CCB/D-SIB buffers 2nd Quartile 3rd Quartile 4th Quartile 1st Quartile

| Westpac Group Full Year 2014 Presentation & Investor Discussion Pack Considerations for FY15 29 Expected to carry second half momentum in housing, household deposits, business and wealth across 2015 Margin disciplines to remain. Asset competition expected to continue with lower funding costs helping to offset Productivity benefits expected to continue, largely offsetting business as usual expenses. Investment accounting for the majority of growth Strong balance sheet with leading asset quality, impairment charge to remain low although write-backs/recoveries likely to reduce All divisions showing good momentum Achieving good balance of strength, growth and return

FULL YEAR 2014 RESULT GAIL KELLY CHIEF EXECUTIVE OFFICER NOVEMBER 2014

| Westpac Group Full Year 2014 Presentation & Investor Discussion Pack FSI considerations 31 A strong and efficient banking system is good for all Australian banks have materially strengthened their balance sheets since the GFC and are strongly capitalised today Growth and stability are interconnected and must be considered together we need to recognise the inherent trade-offs A risk-based approach to assessing/managing capital, complemented by strong supervision, has served Australia well Adding ever more equity capital to banks has diminishing benefits to safety and TBTF1, but has real costs to customers, shareholders and the economy Recommendations should take a principles-based approach so they stand the test of time 1 TBTF is too big to fail.

| Westpac Group Full Year 2014 Presentation & Investor Discussion Pack Looking ahead 32 A period of fundamental change customers, technology, regulation Global economic conditions mixed. Domestically, conditions expected to gradually improve although caution remains Strong financial performance and even stronger balance sheet Our service revolution, a step-up in our strategy, is well underway All divisions excellently positioned

FULL YEAR 2014 INVESTOR DISCUSSION PACK COMPARISON OF 2H14 VERSUS 1H14 CASH EARNINGS BASIS (UNLESS OTHERWISE STATED) NOVEMBER 2014

FULL YEAR 2014 OVERVIEW COMPARISON OF 2H14 VERSUS 1H14 CASH EARNINGS BASIS (UNLESS OTHERWISE STATED) NOVEMBER 2014

Westpac Group at a glance, Australia's First Bank

- Australia's first bank and first company, opened in 1817
- Australia's 2nd largest bank, and 15th largest bank in the world, ranked by market capitalisation[1]
- Strategy focused on deepening customer relationships. Supporting customers and markets connected to Australia, New Zealand and the near Pacific
- Portfolio of brands providing consumer, business, institutional banking and wealth management services, with excellent positioning in key markets
- Efficiency leader of Australian peers and one of the most efficient banks globally[2]
- Rated AA- / Aa2 / AA-, with stable outlook[3]
- Strong capital, funding, liquidity and credit quality
- Consistent earnings profile over time
- Leader in sustainability, voted world's most sustainable company[4]

Australian Financial Services (AFS)			WIB	Westpac NZ
Westpac Retail & Business Banking	St.George Banking Group	BT Financial Group	Westpac Institutional Bank	Westpac New Zealand
Westpac	St.George BankSA Bank of Melbourne RAMS	BT Advance Asgard Securitor Licensee Select Ascalon Capital Managers		

Key statistics for FY14	
Customers	13m
Australian household deposit market share[5]	23%
Australian housing market share[6]	23%
Australian business market share[6]	19%
New Zealand deposit market share[7]	21%
New Zealand consumer lending market share[7]	20%
Australian wealth platforms market share[8]	20%

Key financial data for FY14 (as at 30 September 2014)	
Reported net profit	$7,561m
Cash earnings	$7,628m
Expense to income ratio[9]	41.6%
Common equity tier 1 capital ratio (APRA basis)	9.0%
Return on equity[9]	16.4%
Total assets	$771bn
Market capitalisation[10]	$100bn

1 As at 30 September 2014. Source: IRESS, CapitalIQ and www.xe.com based in US Dollars. 2 Data sourced from Credit Suisse analysis of expense to income ratio of world's largest banks September 2014. 3 Source: Standard and Poor's, Moody's Investors Service, Fitch Ratings. 4 Westpac Group the highest ranked company at the 2014 World Economic Forum, Global 100 most sustainable companies. 5 APRA Banking Statistics, September 2014. 6 RBA Financial Aggregates, September 2014. 7 RBNZ, September 2014. 8 Plan for Life, June 2014, All Master Funds Admin. 9 Cash earnings basis. 10 Share price as at 30 September 2014, $32.14.

35 | Westpac Group Full Year 2014 Presentation & Investor Discussion Pack
Westpac GROUP

FY14 financial snapshot

	FY14	Change[1] 2H14 – 1H14	Change[1] FY14 – FY13
Earnings[2]			
EPS[3] (cents)	245.4	2%	8%
Core earnings ($m)	11,574	Flat	5%
Cash earnings ($m)	7,628	2%	8%
Return on equity (%)	16.41	(13bps)	48bps
Dividends per share (cents)	182	2%	5%
Expense to income ratio (%)	41.6	74bps	40bps
Net interest margin (%)	2.08	(5bps)	(7bps)
Asset quality			
Impairment charges to average gross loans (bps)	12	(1bp)	(4bps)
Impaired assets to gross loans (bps)	40	(11bps)	(27bps)
Impaired provisions to impaired assets (%)	45	(1.6ppt)	1.6ppt

	FY14	Change[1] 2H14 – 1H14	Change[1] FY14 – FY13
Balance sheet			
Total assets ($bn)	771	6%	10%
Common equity tier 1 capital ratio (APRA basis) (%)	9.0	15bps	(13bps)
Total regulatory capital ratio (APRA basis) (%)	12.3	18bps	3bps
Risk weighted assets ($bn)	331.4	3%	8%
Loans ($bn)	580	3%	8%
Customer deposits ($bn)	409	5%	7%
NTA[4] per share ($)	11.57	44cps	48cps
Funding and Liquidity			
Customer deposit to loan ratio (%)	70.5	164bps	(84bps)
Stable funding ratio (%)	83	(28bps)	(73bps)
Total liquid assets[5] ($bn)	134	8bn	9bn

1 For profitability metrics the change represents results for 2H14 versus 1H14 and FY14 versus FY13, the actual results for 2H14, 1H14, and FY13 are not represented here. 2 All measures on a cash earnings basis. 3 EPS is earnings per share. 4 NTA is net tangible assets. 5 Total liquid assets represent cash and assets eligible for existing repurchase agreements with a central bank.

36 | Westpac Group Full Year 2014 Presentation & Investor Discussion Pack

Westpac GROUP

Cash earnings and reported net profit reconciliation

Cash earnings policy[1]

- Westpac Group uses a measure of performance referred to as cash earnings to assess financial performance at both a Group and divisional level
- This measure has been used in the Australian banking market for over a decade and management believes it is the most effective way to assess performance for the current period against prior periods and to compare performance across divisions and across peer companies
- To calculate cash earnings, reported net profit is adjusted for
  - Material items that key decision makers at the Westpac Group believe do not reflect ongoing operations (both positive and negative)
  - Items that are not considered when dividends are recommended, such as the amortisation of intangibles, impact of Treasury shares and economic hedging impacts
  - Accounting reclassifications between individual line items that do not impact reported results

Cash earnings ($bn)



4.7
5.9
6.3
6.6
7.1
7.6
FY09
FY10
FY11
FY12
FY13
FY14

	FY14 ($m)	% change 2H14-1H14	% change FY14-FY13
Cash earnings	7,628	2	8
Cash EPS (cents)	245.4	2	8
Reported net profit	7,561	9	12

Reported net profit and cash earnings[1] adjustments ($m)

	FY13	FY14
Reported net profit	6,751	7,561
TPS revaluations	9	-
Treasury shares	42	7
Ineffective hedges	(20)	46
Fair value on economic hedges	21	(105)
Buyback of government guaranteed debt	43	(42)
Amortisation of intangible assets	150	147
Fair value amortisation of financial instruments	67	17
Acquisition transaction and integration expenses	-	51
Bell litigation provision	-	(54)
Westpac Bicentennial Foundation grant	-	70
Prior period tax provisions	-	(70)
Cash earnings	7,063	7,628

1 Cash earnings is not a measure of cash flow or net profit determined on a cash accounting basis, as it includes non-cash items reflected in net profit determined in accordance with AAS (Australian Accounting Standards). The specific adjustments outlined include both cash and non-cash items. Cash earnings is reported net profit adjusted for material items to ensure they appropriately reflect profits available to ordinary shareholders. All adjustments shown are after tax. For further details refer to slide 144 of the Westpac Group Full Year 2014 Presentation and Investor Discussion Pack.

37 | Westpac Group Full Year 2014 Presentation & Investor Discussion Pack

Westpac GROUP

Managing for a balanced performance

Strategic priorities

- Remain strong
- Targeted growth
- Customer relationships
- Materially simplify
- One team approach

Managing the business in a balanced way across the dimensions of growth, return, productivity and strength

- Maintain strong capital levels
- Target stable funding ratio > 75%
- Liquidity coverage ratio > 100%

- Maintaining strong ROE
- Maintain dividend path

- Maintain expense to income ratio below peers

- Higher growth in target segments: wealth; deposits; Asia; SME; and trade


STRENGTH
Strong company
RETURN
Maintain discipline
PRODUCTIVITY
Sector leading
GROWTH
Investment driven

FY14 outcomes	
Remain strong	• Common equity tier 1 capital ratio at 9.0% • Stable fund ratio at 83% • Stressed exposures to TCE down 36bps, to 1.24% • Ranked most sustainable company in world by Corporate Knights 2014 Global 100 Most Sustainable Corporations
Targeted growth	• BT total retail FUA growth 1.1x system[1] • Growing at 1.2x system in household deposits[2] • Mortgage growth improved, approaching system, 0.9x system[3] • Business growth improved, at 1.3x system[3] • BoM added 17 more branches, customers up 16%, market share up 30bps to 4.6x%[4], household deposits up 30%, mortgages up 18% • BT Super for Life retail customers up 18% and FUM up 32% • General Insurance gross written premiums and Life Insurance in-force premiums up 11% and 16% respectively • Trade finance revenue up 94%, strengthened capabilities • Lloyds acquisition delivered $64m cash earnings
Customer relation-ships	• Customer numbers up 5% • Customer return on credit risk weighted assets[5] up 2bps to 4.00 • Highest customers with wealth products[6], up 135bps to 20.0% • Increased MyBank[7] customers across all brands • WRBB No. 1 of majors for both consumer and business satisfaction[8] • SGB ahead of majors for both consumer and business satisfaction[8]
Materially simplify	• Expense to income ratio 41.6%, well below major bank peers[9] • $219m in productivity savings • Revenue per FTE up 4% • New digital/mobile platform with 2.7m WRBB consumer customers • 205 Bank Now/FreshStart branches (up 181) • AFS customer complaints reduced 27%
One team	• AFS/WIB partnership generated $609m revenue, up 5% • Women in leadership roles increased to 44% from 42% • Launched third Reconciliation Action Plan

1 Plan for Life, QDS (June 2014). 2 APRA Banking Statistics, September 2014. 3 RBA Financial Aggregates, September 2014. 4 Market share of Victorian market, by household footings (calculated as household deposits plus housing loans) Sources RBA, APRA, ABS and internal analysis. 5 Customer return to credit RWA calculated as operating income, less Treasury and Markets (non-customer) income less operating expenses, divided by average credit risk weighted assets. 6 Refer to slide 148 for wealth metrics provider details. 7 Refer slide 148 for MyBank customer definition. 8 Refer to slide 148 for customer satisfaction metric providers. 9 Refer slide 12 for Australian major bank peer comparisons.

38 | Westpac Group Full Year 2014 Presentation & Investor Discussion Pack

Westpac GROUP

Westpac Group service revolution
building a leadership position

- At or above system growth in all categories[1,2] in 2H14
- WRBB No. 1 of majors for consumer and business satisfaction[3]
- WRBB highest wealth products per customer[6]
- No. 1 Australian Bank for FX, Globally[5]
- Westpac Live global leading Australian mobile banking app capability[8]
- World's most sustainable company[10]
- 1.0x home lending system[1] in 2H14
- SGB leads majors for consumer and business satisfaction[3]
- **Westpac Group**
- No. 1 mobile customer satisfaction for SGB[9]
- 44% women in leadership
- 1.3x household deposits[2] in 2H14
- WRBB leading majors for business customer advocacy[4]
- Severity 1 outage incidents at all time low
- Leading employer in workforce diversity[11]
- 1.4x business credit[1] in 2H14
- No. 1 Lead Transactional Bank in Australia[5]
- Lead FUA position with all Platforms market share[7] ranked number 1
- SGB first to deliver fingerprint access logon via mobile
- Established world class innovation centre
- Established $100m Westpac Bicentennial Foundation

1 RBA Financial Aggregates six months to September 2014. 2 APRA Banking Statistics, six months to September 2014. 3 Refer slide 148 for consumer and business satisfaction metric providers. 4 Refer slide 147 for business NPS metric providers. 5 Refer slide 111 for metrics provider. 6 Refer slide 148 for customers with wealth products metric provider. 7 Plan for Life, June 2014, All Master Funds Admin. 8 Forrester's 2014 Australian Mobile Banking Functionality Benchmark: It's All Happening Down Under! 9 RFi, Australian Mobility Banking Program, June 2014 survey results. 10 2014 Global Most Sustainable Corporations in the world by Corporate Knights. 11 Refer slide 148 for recognitions received in 2014.

39 | Westpac Group Full Year 2014 Presentation & Investor Discussion Pack

Westpac GROUP

FY14 cash earnings up 8%

Cash earnings

	FY14 ($m)	% chg[1] 2H14-1H14	% chg[1] FY14-FY13
Net interest income	13,496	2	5
Non-interest income	6,324	(1)	7
Expenses	8,246	3	6
Core earnings	11,574	Flat	5
Impairment charges	650	(9)	(23)
Cash earnings	7,628	2	8
Reported net profit	*7,561*	*9*	*12*

Cash earnings 2H14 – 1H14 ($m)



3,772
142
(40)
(116)
32
66
3,856
Up 2%
1H14
Net interest income
Non-interest income
Expenses
Impairment charges
Tax & NCI
2H14

Cash earnings FY14 - FY13 ($m)



7,063
584
403
(487)
197
(132)
7,628
Up 8%
FY13
Net interest income
Non-interest income
Expenses
Impairment charges
Tax & NCI
FY14

Cash earnings features of 2H14 – 1H14

- Cash earnings up 2%. AFS (up 5%), with: WRBB up 6%; SGB up 5%; and BTFG up 4%. Sound performance by Westpac NZ up 1% (flat in NZ$) after a very strong 1H14, while WIB earnings were down 5% due to lower impairment benefit in 2H14
- Higher cash earnings absorbed a $222m (50%) fall in revenue from Markets related risk income within WIB and Group Businesses (Treasury)
- Net interest income rose 2%, with a 4% rise in average interest-earning assets partially offset by a 5bp decline in net interest margin due to Treasury and Markets. Margin excluding Treasury and Markets was steady
- Non-interest income down 1%, post a very strong 1H14 which included large BT performance fees
- Expenses up 3% (up 2% excluding Lloyds). Wage increases along with increased investment related spending including software amortisation, Bank of Melbourne, wealth and Asia, were partly offset by productivity savings of $117m
- Impairment charges down 9%, with continued WIB write-backs and falls in WRBB

Cash earnings features of FY14 – FY13

- Cash earnings up 8%. AFS a highlight up 12% with: BTFG a very strong performer (up 16%); WRBB (up 10%); and SGB delivering strong growth (up 14%). Westpac NZ delivered a very strong result up 25% (up 13% in NZ$), while WIB earnings were down 7% due to Hastings and CVA gains of FY13 not repeated
- Net interest income up 5%, driven by a 8% rise in average interest-earning assets. Net interest margin down 7bps to 2.08%
- Non-interest income up 7%, reflecting strong growth in wealth management and insurance income and improved fees and commissions. This was partially offset by lower trading income due to negative CVA movement
- Expense growth 6% (up 4% excl. Lloyds and FX translation). Productivity savings of $219m offset ordinary costs, with expense growth due to investment, including Bank of Melbourne, wealth and Asia. Regulatory change costs also higher
- Impairment charges down 23%, driven by higher WIB write-backs and significant falls in Westpac NZ and a decline in WRBB and SGB

1 For profitability metrics the change represents results for 2H14 versus 1H14 and FY14 versus FY13, the actual results for FY13, 2H14 and 1H14 are not represented here.

40 | Westpac Group Full Year 2014 Presentation & Investor Discussion Pack

Westpac GROUP

| Westpac Group Full Year 2014 Presentation & Investor Discussion Pack Strong growth in cash earnings and core earnings 41 1 Refer to division definitions, slide 146. 2 Other includes Group Businesses (including Treasury) and Westpac Pacific. 2 In A$. 7,063 227 188 122 158 7,628 (107) (23) FY13 WRBB SGB BTFG WIB NZ Other FY14 FY14 divisional contribution to cash earnings1 ($m) 11,074 277 212 215 144 11,574 (194) (154) FY13 WRBB SGB BTFG WIB NZ Other FY14 FY14 divisional contribution to core earnings1 ($m) FY14 ($m) AFS WRBB SGB BTFG WIB NZ2 Other2 Group Operating income 14,070 7,361 4,055 2,654 3,161 1,893 696 19,820 Expenses (6,115) (3,233) (1,560) (1,322) (1,207) (776) (148) (8,246) Core earnings 7,955 4,128 2,495 1,332 1,954 1,117 548 11,574 Impairment charges (671) (437) (236) 2 136 (24) (91) (650) Tax & non-controlling interests (2,227) (1,109) (679) (439) (622) (303) (144) (3,296) Cash earnings 5,057 2,582 1,580 895 1,468 790 313 7,628 % of Group cash earnings 67 34 21 12 19 10 4 100 Up 5% Up 8% AFS 537 AFS 704 2 2

Differentiated by our strong portfolio of brands

Australian Financial Services

Westpac Retail & Business Banking
Australian national brand for consumer and business banking, SMEs and commercial customers under the Westpac brand

St.George Banking Group
Australian local brand for consumer, business and commercial banking customers under the St.George, BankSA, Bank of Melbourne and RAMS brands

BT Financial Group
Australian Wealth and Insurance division with $89bn funds under management and $113bn funds under administration at 30 September 2014

Institutional

Westpac Institutional Bank
Leading Australasian institutional bank, with branches and representative offices in Australia, NZ, US, UK and Asia



NZ

Westpac New Zealand
Banking and wealth services to consumers, businesses and institutions in New Zealand

Contribution to FY14 cash earnings (%)



34
21
12
19
10
4
Westpac RBB
St.George Banking Group
BT Financial Group
Westpac Institutional Bank
Westpac NZ
Other[1]

Key statistics for FY14

Division	Cash earnings FY14 ($m)	Cash earnings FY14-FY13 % change	Core earnings FY14-FY13 % change
Westpac RBB	2,582	10	7
St.George	1,580	14	9
BT Financial Group	895	16	19
Westpac Institutional Bank	1,468	(7)	(9)
Westpac NZ (in A$)	790	25	15
Other[1]	313	(7)	(22)

1 Other includes Group Businesses (including Treasury) and Westpac Pacific.

42 | Westpac Group Full Year 2014 Presentation & Investor Discussion Pack

Westpac GROUP

Lloyds delivering ahead of plan

- On 31 December 2013, Westpac acquired selected assets of Lloyds Banking Group's Australian business
- $7.6bn of net loans at 30 September 2014
  - $6.6bn SGB (auto and equipment finance)
  - $1.0bn WIB (corporate loans and equipment finance)
- At acquisition, Lloyds lifted the Group's Australian market share
  - 0.6 percentage points in business lending[1]
  - 2.3 percentage points in personal lending[1]

Cash earnings contribution ($m)



Cash earnings up 10% when 1H14 adjusted for only 3 months ownership
20
44
1H14
2H14

Achievements in 2H14

Financial	• Cash earnings contribution of $44m (taking 9 months of ownership to $64m) and ahead of initial expectations • EPS accretive in FY14 • On track to deliver $100m cash earnings in FY15
Growth	• Business has maintained momentum through the integration process – Customer numbers up 4% • SGB – Auto and equipment finance continued to rise, up 3% to $6.6bn • WIB – Corporate balances down 20% to $1.0bn with run-off broadly as anticipated – New lease capability acquired from Lloyds saw operating lease balances up 21% to $80m
Integration	• Program progressing ahead of plan – Implemented integrated operations model in SGB – Commenced migration of auto dealers to consolidated systems – Started to rationalise property footprint – Completed integration of Treasury systems • Integration costs $44m in FY14 and on track for original $130m budget[2] (cash earnings adjustment) • Expense synergies of $21m realised in FY14 (on track to achieve $70m pre-tax total per annum synergies)

1 RBA Financial aggregates, December 2013. 2 Excludes transaction costs.

43 | Westpac Group Full Year 2014 Presentation & Investor Discussion Pack

Westpac GROUP

| Westpac Group Full Year 2014 Presentation & Investor Discussion Pack Consistent dividend growth path 44 Seek to consistently lift ordinary dividend cents per share each half while maintaining a strong capital position to support growth Pay fully franked dividends, utilising franking surplus to distribute value to shareholders Maintain payout ratio that is sustainable in the long term 6.0 7.7 6.7 5.9 5.7 8.5 11.0 9.5 8.5 8.1 FY10 FY11 FY12 FY13 FY14 WBC yield WBC fully franked yield 68 74 0.0 20.0 40.0 60.0 80.0 100.0 FY08 FY09 FY10 FY11 FY12 FY13 FY14 Payout ratio (cash earnings basis) Effective payout ratio (after DRP) 1 FY14 ordinary dividend using 30 September 2014 Westpac closing share price of $32.14. 2 Data using past full year dividends and share price as at 30 September in each of the years. Includes special dividends. 3 Effective payout ratio adjusted for shares issued to satisfy DRP. FY14 ordinary dividends of 182 cents, up 5% on FY13 Interim dividend of 90 cents and final dividend of 92 cents Payout ratio at 74% for FY14 (74% for 2H14) Issuing shares to satisfy the DRP (no discount) FY14 dividend yield1 5.7% Equivalent to a fully franked dividend yield1 of 8.1% Franking balance of $565m after final dividend payment 116 131 142 116 139 156 166 174 182 20 FY06 FY07 FY08 FY09 FY10 FY11 FY12 FY13 FY14 Dividends per share (cents) Key dividend considerations Westpac dividend yield2 (%) Ordinary dividend payout ratio3 (%) Special dividends

Continued sustainability leadership

Sustainability strategic priorities

1. **Help improve the way people work and live as our society changes**
2. **Help find solutions to environmental challenges**
3. **Help customers to have a better relationship with money for a better life**

Leading track record

- Assessed as the most sustainable bank globally in the 2014 Dow Jones Sustainability Indices (DJSI) Review
- Ranked number one in the 2014 Global 100 Most Sustainable Corporations in the World by Corporate Knights
- Named as one of the World's Most Ethical Companies in 2014 by Ethisphere Institute, for the 7th consecutive year

Significant commitments

- Launched third Reconciliation Action Plan, with almost 50 commitments including aim to employ an additional 500 Aboriginal and Torres Strait Islanders by 2017
- Refreshed Climate Change and Environment Position Statement and Action Plan
- April 2014, launched Westpac Bicentennial Foundation, Australia's largest ever corporate education scholarship fund - $100m designed to support 100 scholars every year, in perpetuity

Progress FY14 – FY13

Priority	Objectives	FY14 achievements
1	• Ensure our workforce is representative of community	• Increased women in leadership to 44%, up from 42% • Increased participation of mature aged workers (50+) to 20.9%, up from 20.5%
	• Extend length and quality of working lives	• Increased mean employee retirement age to 61.6 years, up from 60.6 years
	• Anticipate the future product and service needs of aging and culturally diverse customers	• Introduced three new initiatives, for Prime of Life, migrant and Indigenous customers, bringing the number of initiatives to four to date, ahead of target
2	• Provide products/services to help customers adapt to environmental challenges	• Introduced two new products in WIB and AFS, bringing the number of initiatives to four to date, ahead of target
	• Increase lending and investment in CleanTech and environmental services	• $8.0bn made available to the CleanTech and environmental services sector as at 30 September 2014, ahead of target
	• Continue to reduce our environmental footprint	• Maintained carbon neutrality • Achieved office paper use reduction target three years ahead of schedule
3	• Ensure customers have access to the right advice to achieve a secure retirement	• Increased the proportion of our customer facing employees with wealth accreditation to 12%
	• Help customers meet their financial goals in retirement	• 8.1% of customers with Westpac Group Superannuation, up from 7.4%
	• Increase access to financial services in Pacific Island nations	• Approximately 78,000 new basic banking accounts • More than doubled the volume of customer transactions to around 380,000
	• Help people gain access to social and affordable housing	• $820m lent to the social and affordable housing sector as at 30 September 2014, up from $650m

45 | Westpac Group Full Year 2014 Presentation & Investor Discussion Pack

Westpac GROUP

Helping communities prosper and grow

Supporting communities[1]

Funding economic activity	Provide loans to help millions of Australians own their home or grow their business	**$87bn** new lending[2] of **$509bn** total Aust. loans
Wealth of many Australians	Supporting working or retired Australians either individually (595K shareholders) or via their super funds	**$5.7bn** in dividends in FY14
The bottom line	One of Australia's largest taxpayers, with an effective tax rate of 29.6%	**>$3.2bn** in tax expense in FY14
The workforce	Employ approximately 36,000 full-time equivalent employees	**$4.6bn** in employee expenses
The nation	Invested $217m[3] via community contributions in FY14 includes $100m in 2H14 to establish the Westpac Bicentennial Foundation	**2%** community contributions to pre-tax profit

Income tax expense on a cash earnings basis	FY13 $m	FY14 $m
Notional income tax based on the Australian company tax rate of 30%	3,068	3,277
Net amounts not deductible/(not assessable)	20	(47)
Total income tax expense in the income statement	3,088	3,230
Effective Tax Rate	30.2%	29.6%

Other tax/government payments	FY13 $m	FY14 $m
Net GST, Payroll tax, FBT	426	426

Westpac also makes a number of other government and regulatory payments including fees for Government guarantees, APRA fees and stamp duties which are not included in the above. Similarly, Westpac also collects tax on behalf of others, such as withholding tax, PAYG and GST. These have been excluded from this analysis.

Rated the world's most sustainable company[4]

1 All figures for the twelve months to 30 September 2014 unless otherwise stated. 2 New mortgage and new business lending in AFS. 3 Includes NZ and Pacific. 4 2014 Global Most Sustainable Corporations in the world by Corporate Knights.

46 | Westpac Group Full Year 2014 Presentation & Investor Discussion Pack

Westpac GROUP

| Westpac Group Full Year 2014 Presentation & Investor Discussion Pack Financial System Inquiry (FSI), the story so far 47 Growth and Australia’s Bank stability and ‘too big to fail’ support Australia’s economic stability are interconnected, and should have equal focus Risk-based approach to management of financial system, complemented by strong supervision, and cognisant of global standards Australian banks are already strongly capitalised Housing is a strength for Australia and for bank balance sheets The Australian financial system is dynamic, competitive and open. There are opportunities for improvement in - Retirement incomes - Bank funding - Investor protection Recommendations should take a principles-based approach, to stand the test of time Examine entire financial system Blueprint for how the financial system can best growth Housing finance and regulatory capital for mortgages Vertically integrated business models Consumer protection, including disclosure Efficiency of superannuation Retirement income policy December 2013 FSI objectives July 2014 FSI interim report key focus areas

SECOND HALF 2014 FEATURES COMPARISON OF 2H14 VERSUS 1H14 CASH EARNINGS BASIS (UNLESS OTHERWISE STATED) NOVEMBER 2014

Net operating income up 1% in 2H14

- Net operating income up 1% (up 5% FY14/FY13)
- Net interest income up 2% (up 5% FY14/FY13)
  - AIEA[1] growth of 4% (up 8% FY14/FY13) from strong Australian housing
  - Customer deposit growth of 5% (up 7% FY14/FY13) mostly household deposits
  - Net interest margin down 5bps (down 7bps FY14/FY13). Margins excluding Treasury and Markets were flat
- Non-interest income down 1% (up 7% FY14/FY13)
  - Fees and commissions up 1% to $1,468m (up 7% FY14/FY13)
  - Wealth and insurance up 3% to $1,145m (up 15% FY14/FY13)
  - Trading income, down 14% to $470m (down 5% FY14/FY13)
  - Other income down 11% to $59m (down 27% FY14/FY13)

Net operating income movement half on half ($m)



9,478
291
(195)
114
65
87
(3)
22
9,859
245
5
(108)
10
34
(77)
(7)
9,961
Net interest up 3%
Non-interest up 6%
Net interest up 2%
Non-interest down 1%
2H13
AIEA growth
Margins (ex Treasury & Mkts)
Margins (Treasury & Mkts)
Fees & commissions
Wealth
Trading
Other
1H14
AIEA growth
Margins (ex Treasury & Mkts
Margins (Treasury & Mkts)
Fees & commissions
Wealth
Trading
Other
2H14

Divisional contribution to net operating income ($m)



AFS 264
AFS 290
9,478
57
80
127
(52)
70
99
9,859
143
135
12
(1)
31
(218)
9,961
Up 4%
Up 1%
2H13
WRBB
SGB
BTFG
WIB
NZ
Other 2
1H14
WRBB
SGB
BTFG
WIB
NZ
Other 2
2H14

Total net operating income ($m) and divisional % contribution to 2H14



9,478
9,859
9,961
2H13
1H14
2H14
2%
10%
16%
13%
21%
38%
WRBB
SGB
BTFG
WIB
NZ
Other2

1 AIEA is average interest-earning assets. 2 Other includes Group Businesses and Westpac Pacific.

49 | Westpac Group Full Year 2014 Presentation & Investor Discussion Pack

Westpac GROUP

Loan growth from Australian housing and institutional

- Westpac Group loans up 3% (up 8% FY14/FY13)
- Australian housing loans up 4%
  - Growth in new lending (up 11%) partly offset by continued high run-off as low rates enable customers to repay faster
- Australian business lending up 3%
  - Growth weighted towards corporate customers
  - Continued run-off in stressed assets, though slowing in 2H14
- Australian personal lending up 3%
  - Growth in credit cards supported by Westpac Black card
- New Zealand lending up 2% (in NZ$ terms) with growth across housing, personal and business loans. Lending down 3% in A$ terms from exchange rate movements
- Other lending fell 2% with reductions in trade finance offset by growth in lending to corporate customers in Asia



Net loans ($bn)
536.2
564.6
13.1
4.0
0.6
(1.6)
(0.4)
580.3
Up 3%
Sep-13
Mar-14
Australian housing
Australian business
Australian other
New Zealand
Other[1]
Sep-14



Australian gross loans ($bn)
Margin lending
Business
Personal (loans + cards) and other
Housing
126.3
17.3
328.5
2.0
133.2
20.6
338.0
2.0
136.9
21.4
351.0
2.0
Sep-13
Mar-14
Sep-14



Australian housing flow (gross loans) ($bn)
328.5
338.0
19.7
17.2
23.9
351.0
Up 4%
Sep-13
Mar-14
Proprietary new lending
Broker new lending
Net run-off
Sep-14



Australian business (gross loans) ($bn)
126.3
133.2
0.9
0.3
2.5
0.0
136.9
Up 3%
Sep-13
Mar-14
WRBB
SGB
WIB
Other
Sep-14

1 Other is trade finance and other offshore lending.

50 | Westpac Group Full Year 2014 Presentation & Investor Discussion Pack

| Westpac Group Full Year 2014 Presentation & Investor Discussion Pack High quality deposit focus, deposit growth fully funded loan growth in 2H14 51 161 169 182 94 92 97 73 72 77 55 56 53 383 389 409 2H13 1H14 2H14 AFS household AFS business WIB Other3 165 162 171 55 60 65 68 69 69 95 98 104 383 389 409 2H13 1H14 2H14 Term deposits Savings Online Transaction 1 APRA Banking Statistics, September 2014. 2 Excludes RAMS. 3 Other is predominately comprised of NZ and Westpac Pacific. 4 Mortgage offset accounts are included in transaction accounts. Customer deposits up $20.4bn or 5% (up 7% FY14/FY13) Fully funded loan growth in 2H14 Focus has been on higher quality deposits Household deposit growth at 1.3x system1 Business deposits higher, with strong growth in working capital, SME and commercial Growth across term deposits, savings and transactions Savings balances up 7%, with strong growth in reward saver accounts given attractive pricing and customer preference to have their funds at call Term deposits and transaction balances up 6%, with the latter mostly mortgage offset accounts up $2.7bn2 Online deposits up 1% Australian household deposits annual growth1 (%) Total business deposits annual growth1 (%) Customer deposit composition ($bn) Customer deposit composition ($bn) 42% 25% 17% 16% 0% 5% 10% 15% Mar-11 Sep-11 Mar-12 Sep-12 Mar-13 Sep-13 Mar-14 Sep-14 WBC All Banks -10% -5% 0% 5% 10% 15% 20% 25% WBC Total banking system 4

Flat net interest margin
excluding Treasury and Markets

- Net interest margin (NIM) down 5bps to 2.06% (down 7bps FY14/FY13)
- NIM firmer in AFS (up 3bps), slightly weaker in NZ down 1bp and WIB down 6bps
- NIM excluding Treasury and Markets flat at 2.01% (down 5bps FY14/FY13)
  - 5bps decrease in asset spreads due to mix impacts and increased competition for new lending, particularly fixed rate mortgages
  - 5bps increase from customer deposits, reflecting improved term deposit spreads offset by lower hedging benefit on low interest deposits
  - 2bps improvement in term wholesale funding
  - No impact from average liquid assets holdings, which were relatively flat over the half
  - 2bps decline in capital and other due to lower hedging rates
- Treasury and Markets down 5bps, reflecting lower returns from management of liquids portfolio and interest rate risk management

Net interest margin (%)



NIM
NIM excl. Treasury and Markets
2.26
2.09
2.06
2.01
1H10 2H10 1H11 2H11 1H12 2H12 1H13 2H13 1H14 2H14

Net interest margin movement (%)



NIM down 5bps
2.12
0.06
2.06
2.11
0.10
2.01
(5bps)
5bps
2bps
0
(2bps)
(5bps)
2.06
0.05
2.01
NIM excl. Treasury & Markets flat
2H13
1H14
Assets
Customer deposits
Term wholesale funding
Liquids
Capital & Other
Treasury & Markets
2H14

Net interest margin by division (%)



2H13
1H14
2H14
2.33 2.35 2.38
2.21 2.04 1.98
2.32 2.28 2.27
AFS
WIB
NZ

52 | Westpac Group Full Year 2014 Presentation & Investor Discussion Pack

Westpac GROUP

Non-interest income impacted by lower trading

- Non-interest income down 1% (up 7% FY14/FY13)
  - Fees and commissions up 1% to $1,468m, with higher business lending fee income due to full period impact of Lloyds. Card income was unchanged with higher interchange income from increased customer spend on premium cards and growth in customer accounts, largely offset by seasonally lower loyalty points redemption
  - Wealth and insurance up 3% to $1,145m, with higher FUM/FUA due to positive net flows and improved investment markets. Life insurance up with higher premiums and increased sales. Performance fees significantly lower as majority of BT performance fees recognised in 1H14
  - Trading income down 14% to $470m, due to negative CVA movement and lower risk income offsetting higher customer related flows
  - Other income was down $7m (11%) with gains on asset sales lower than 1H14

Non-interest income contributors (% of total)



Fees and commissions
Wealth and insurance
Trading income
Other
1H13: 46, 32, 18, 4
2H13: 46, 34, 18, 2
1H14: 46, 35, 17, 2
2H14: 47, 36, 15, 2
1H13
2H13
1H14
2H14

Non-interest income ($m)



Fees and commissions
1,330
1,393
1,458
1,468
1H13
2H13
1H14
2H14
Wealth and insurance
934
1,024
1,111
1,145
1H13
2H13
1H14
2H14
Trading income
520
550
547
470
1H13
2H13
1H14
2H14

53 | Westpac Group Full Year 2014 Presentation & Investor Discussion Pack

Westpac GROUP

Markets and Treasury income: customer business higher, risk related income lower

- Markets income down 11% (down 2% FY14/FY13), as more challenging market conditions and a negative CVA movement saw market risk related income materially lower
- Customer income $420m, up 8% (up 9% FY14/FY13)
  - Debt Markets sales income up 19% and FX sales income up 4%, maintaining the strong performance in 1H14 and 2H13
  - Debt Markets benefitted from improved deal flow through the year and FX saw increased customer demand around moves in the Australian Dollar
  - Westpac continues to leverage its leading market positions to meet customer risk management needs, for both WIB and AFS customers through the WIB/AFS partnership. Customers are assisted by specialist product support and market insight together with broader capabilities through licencing and electronic facilitation

Markets income by activity ($m)



Customer income
Market risk related income
490
130
360
531
151
380
528
139
389
470
50
420
1H13
2H13
1H14
2H14

- Market risk related income, down 64% (down 33% FY14/FY13)
  - The more stable rates and FX environment and strong levels of liquidity has seen lower levels of volatility, significantly reducing opportunities
  - Market risk income was also impacted by a negative movement in CVA. CVA was a $22m charge in 2H14 compared to a $1m charge in 1H14 ($23m charge FY14 compared to $87m benefit FY13)
- WIB 2H14 average daily VaR $8.5m ($10.0m 1H14, $8.6m 2H13)
- Treasury income $133m lower compared to 1H14, mainly due to lower returns on both liquids portfolio and from balance sheet risk management activities
- Treasury 2H14 average daily VaR $17.6m ($15.5m 1H14, $17.9m 2H13)

Group risk related income ($m)



Treasury income
Market risk related income
506
130
376
352
151
201
442
139
303
220
50
170
1H13
2H13
1H14
2H14

54 | Westpac Group Full Year 2014 Presentation & Investor Discussion Pack

Westpac GROUP

Expenses well managed while continuing to invest

- Expenses up 2.9% (up 2.2% excluding Lloyds)
  - Expenses up 6.3% FY14/FY13 (up 3.7% excluding FX and Lloyds)
- Expense to income ratio up 74bps to 42.0%
- Well controlled expenses pre-investment (down 0.8%), with $86m increase in operating expenses more than offset by $117m of productivity initiatives delivered. Productivity included
  - $66m from redesign of roles and operating model changes
  - $28m simplification benefits
- Investment related spending up 2.9%
  - Growth and productivity investment includes Bank of Melbourne; Asia; wealth; and Group simplification program
- Lloyds contributed 0.7% to expense growth
- Amortisation[1] added 1.2% to expense growth in 2H14

Components of expense growth (%)



Ordinary expenses
Amortisation1
FX
Lloyds
1.4
1.4
1.9
0.7
1.3
(0.1)
2.0
0.1
2.1
(0.2)
2.9
0.6
0.6
1.7
3.3
0.9
0.8
0.1
1.5
2.9
0.7
1.2
1.0
1H12
2H12
1H13
2H13
1H14
2H14

Expense movement ($m)



Up 3.3%
Up 2.9%
3,935
4,065
86
(117)
4,034
74
25
18
4,151
30
4,181
Down 0.8%
Up 2.9%
Up 0.7%
2H13
1H14
Operating expenses
Productivity benefits
2H14 pre investment
Growth and productivity
Regulatory change
Other technology
2H14 pre Lloyds
Lloyds
2H14

Total impact on expenses from projects ($m)



Ongoing opex net of benefits
Other projects & SIPs expensed
Software amortisation and impairments2
Regulatory change
96
124
185
69
142
112
218
71
197
112
215
74
266
89
278
82
1H13
2H13
1H14
2H14

1 Amortisation excluding impairments. 2 Software amortisation and impairments excludes depreciation related to investments.

55 | Westpac Group Full Year 2014 Presentation & Investor Discussion Pack

Westpac GROUP

Disciplined investment spend, focused on growth and productivity

Investment spend capitalised ($m)	2H13	1H14	2H14
Growth and productivity	251	169	166
Regulatory change and compliance	101	81	103
Other technology	123	95	97
Total[1]	**475**	**345**	**366**

Investment spend expensed ($m)	2H13	1H14	2H14
Growth and productivity	75	80	55
Regulatory change and compliance	71	74	82
Other technology	37	32	34
Total	**183**	**186**	**171**

Investment spend capitalised ($m)	2H13	1H14	2H14
Capitalised software			
Opening balance	1,651	1,897	2,023
Additions	452	332	332
Amortisation	(206)	(209)	(256)
Write-offs, impairments and other[2]	-	3	(29)
Closing balance	1,897	2,023	2,070
Other deferred expenses			
Deferred acquisition costs	126	118	129
Other deferred expenses	24	28	11

Composition of investment spending (%)



Other technology
SIPs
Growth & productivity
Regulatory change
Total investment spend ($bn)
1.20
0.94
1.15
1.07
12
46
28
14
12
32
34
22
11
18
45
26
24
0
44
32
FY11
FY12
FY13
FY14

Average amortisation period (excluding write-offs)[3] (years)



5.5
5.9
6.8
4.1
Peer 1
Peer 2
Peer 3
WBC

Capitalised software balance[3] ($bn)



2.5
1.9
2.1
2.1
Peer 1
Peer 2
Peer 3
WBC

1 Investment spend capitalised also includes technology hardware equipment. 2 Includes negative FX revaluation of $7m and write-offs of $22m in 2H14. 3 Data for Westpac and Peer 1, 2 and 3 from FY14 results.

56 | Westpac Group Full Year 2014 Presentation & Investor Discussion Pack

Westpac GROUP

Australia's most efficient bank,
continued focus on productivity through FY14

$1.3bn saved from efficiency programs since FY09 ($m)



143
212
289
238
225
219
1,326
FY09
FY10
FY11
FY12
FY13
FY14
FY09-FY14 cumulative total

Global peer comparison of expense to income ratios[2] (%)



69.0
62.7
60.1
59.2
55.3
53.8
45.3
44.7
44.0
42.9
41.6
European bank average
US regional bank average
Canadian bank average
UK bank average
Korean bank average
NAB
Hong Kong bank average
ANZ
Singapore bank average
CBA
WBC

FY14 metrics

Number of Bank Now / FreshStart branches[1]	205
Branch sales FTE/branch FTE	51%
% AFS active digital customers	43%
% Sales growth per average customer contact centre FTE	12%
Number of 'for sale' products removed[1]	49
AFS complaint reduction	27%
Number of IT applications closed[1]	77

FY14 examples of initiatives delivered

- WRBB 60 minute mortgage approval for home finance managers (reducing average application approval time from over a week)
- SGB 'time to first yes' approved in branch within one hour up to 69% (from 59%)
- BT Super for Life application process streamlined (reducing application process times by approximately 75%)
- Enhancing process for installing merchant services enabling Westpac customers to be up and running in one day, versus previous three days
- Redesigned merchant bulk upload process for large customers, reducing the time needed to establish thousands of merchant IDs from an average of 25 minutes to an average of 25 seconds

1 Cumulative numbers. 2 Company data, Credit Suisse. Expense to income ratio average for all banks other than Australian banks are based on their FY13 results. Expense to income ratios for ANZ, CBA, NAB and WBC are based on their FY14 results.

57 | Westpac Group Full Year 2014 Presentation & Investor Discussion Pack

Westpac GROUP

| Westpac Group Full Year 2014 Presentation & Investor Discussion Pack Improvements in asset quality leading to lower impairment charges 58 1 Pre-2008 does not include St.George. 2008 and 2009 are pro forma including St.George for the entire period with 1H09 ASX Profit Announcement providing details of pro forma adjustments. 2 Other includes Westpac Pacific and centrally held provisions in Group Businesses. 3 Does not include interest carrying adjustment. Impairment charges to average gross loans1 (bps) Impairment charge movements ($m) New IAPs, write-backs and recoveries ($m) Net change in CAPs ($m) 11 15 0 20 40 60 80 100 2005 2006 2007 2008 2009 2010 1H11 2H11 1H12 2H12 1H13 2H13 1H14 2H14 Impairment charge Impairment charge inc. interest adjustment 976 983 480 613 506 511 412 458 291 266 57 88 1H09 2H09 1H10 2H10 1H11 2H11 1H12 2H12 1H13 2H13 1H14 2H14 635 698 399 (36) (43) 19 196 146 147 143 284 221 1H09 2H09 1H10 2H10 1H11 2H11 1H12 2H12 1H13 2H13 1H14 2H14 284 221 57 (15) 20 44 18 (99) 88 1H14 WRBB SGB WIB NZ Other 2H14 New IAPs $14m lower (4%) as fewer stressed assets deteriorate. Write-backs $55m lower, recoveries $10m higher New CAPs raised in 2H14 $63m lower, mainly reflecting lower consumer delinquencies in both unsecured and mortgage portfolio (excluding interest adjustment) Down 9% 341 309 Net change in CAPs3 New IAPs, write-backs and recoveries Net change in CAPs3 New IAPs, write-backs and recoveries 2

FULL YEAR 2014 CAPITAL, FUNDING AND LIQUIDITY COMPARISON OF 2H14 VERSUS 1H14 CASH EARNINGS BASIS (UNLESS OTHERWISE STATED) NOVEMBER 2014

| Westpac Group Full Year 2014 Presentation & Investor Discussion Pack preferred capital range 60 1 Domestic Capital conservation buffer operation APRA Basel III common equity tier 1 capital ratio (%) APRA have imposed a D-SIB1 requirement of 1% to be met by CET1 capital. Implementation of the D-SIB requirement is through an extension of the capital conservation buffer (CCB) effectively increasing the buffer above regulatory minimums (commences 1 January 2016) preferred CET1 capital range has been revised to 8.75-9.25%. The management buffer above regulatory minimums takes into consideration Regulatory minimums and the CCB, including the 1% D-SIB requirement Stress testing to maintain an appropriate buffer in a downturn Quarterly volatility of capital ratios under Basel III associated with dividend payments Westpac preferred capital range 7.3 6.9 7.4 7.2 7.7 7.5 8.2 8.3 8.7 8.4 9.1 8.3 8.8 8.3 9.0 9.0 Previous APRA minimum (from 2016) Revised APRA minimum (from 2016) Westpac Sept 14 CET1 Regulatory minimum 4.5 Capital conservation buffer 2.5 D-SIB + Capital conservation buffer 3.5 Regulatory minimum 4.5 Quartile 1 7.0 8.0 Quartile 2 Quartile 3 Quartile 4 Quartile 1 Quartile 2 Quartile 3 Quartile 4

Capital strength maintained whilst supporting business growth

Key movements in capital

- Capital deployed over FY14 included
  - Special dividend to shareholders (10bps)
  - Acquisition of Lloyds (37bps)
  - Supporting Credit RWA growth which improved through the year
- 2H14 movements in capital included:
  - Cash earnings net of ordinary dividends paid (32bps)
  - Supporting growth in the business increased RWA (23bps)
  - Other includes cash earnings adjustments (3bps) and lower capital deductions (3bps)
- Net increase in Additional Tier 1 capital in 2H14 of 12bps from issue of Westpac Capital Notes 2 and retirement of Westpac SPS II
- Internationally comparable CET1 capital ratio 13.09%. On a total regulatory capital basis the ratio is 17.2%

Key capital ratios (%)

	2H13	1H14	2H14
Common equity tier 1 capital ratio	9.1	8.8	**9.0**
Additional tier 1 capital	1.6	1.5	**1.6**
Tier 1 capital ratio	10.7	10.3	**10.6**
Tier 2 capital	1.6	1.8	**1.7**
Total regulatory capital ratio	12.3	12.1	**12.3**
Risk weighted assets (RWA) ($bn)	307	322	**331**
Internationally comparable[1] common equity tier 1 ratio	13.3	13.1	**13.1**

Common equity tier 1 capital ratio (CET1) (% and bps)



9.10
8.82
116
(84)
(23)
6
8.97
13.09
30 Sep 13 Basel III
31 Mar 14 Basel III
Cash Earnings
Interim ordinary dividend
RWA movement
Other
30 Sep 14 Basel III
30 Sep 14 Int'l Comp[1]

Strongest CET1 ratio of Australian bank peers on a like for like basis after adjusting for wealth leverage[2,3,4]



9.0
0.2
8.6
0.7
8.6
0.5
8.2
Westpac
Peer 1
Peer 2
Peer 3

1 Based on PwC report, refer slide 146 for definition of internationally comparable. 2 Reflects APRA clarification that holding companies are now part of the Level 2 Group for regulatory purposes. Transitional arrangements are in place. 3 Peer 1 and 3 are as at 30 September 2014, Peer 2 is as at 30 June 2014. 4 Due to rounding components, Peer 3 does not add to actual total. Reported CET1 total for Peer 3 is 8.6%

61 | Westpac Group Full Year 2014 Presentation & Investor Discussion Pack

Westpac GROUP

Internationally comparable CET1 capital ratio at upper end of top quartile of global peers

Global peer comparison of Basel III pro forma CET1 capital ratios[1] (%)


13.1
1 2 3 4 5 WBC 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30 31 32 33 34 35 36 37 38 39 40 41 42 43 44 45 46 47 48 49 50 51 52

Peer banks in table ranked

1. Nordea[5]	10. DBS[5]	19. ICBC[3]	28. Sumitomo Mitsui[3]	37. Bank of America[5]	46. Commerzbank AG[5]
2. CBA[5]	11. Deutsche[5]	20. Standard Chartered[5]	29. RBS[5]	38. JP Morgan Chase[5]	47. Toronto Dominion[4]
3. UBS[5]	12. NAB[6]	21. Citigroup[5]	30. Wells Fargo[5]	39. Goldman Sachs[2]	48. China Merchants[3]
4. Rabobank[2]	13. HSBC[5]	22. Societe Generale[5]	31. Barclays[5]	40. Bnk of Nova Scotia[4]	49. Banco do Brasil[5]
5. Dankse[5]	14. OCBC[5]	23. ING Group[5]	32. Bank of Comm[3]	41. RB of Canada[4]	50. Nat Bnk of Canada[5]
6. Westpac[6]	15. Natixis[5]	24. Morgan Stanley[2]	33. BBVA[5]	42. Bank of Montreal[4]	51. Mizuho FG[3]
7. Intesa Sanpaolo[5]	16. Group BPCE[5]	25. Mitsubishi UFG[3]	34. BNY Mellon[5]	43. Bank of China[3]	52. China Minsheng[3]
8 State Street[5]	17. Lloyds[5]	26. UniCredit[5]	35. Im'l Bank of Comm[4]	44. Credit Suisse[5]	
9. ANZ[6]	18. CCB[3]	27. BNP Paribas[5]	36. Credit Agricole S.A[5]	45. Agri Bank of China[3]	

1 Based on PwC report, refer slide 146 for definition of internationally comparable. 2 As at 31 December 2013. 3 As at 31 March 2014. 4 As at 30 April 2014. 5 As at 30 June 2014. 4. 6 As at 30 September 2014.

62 | Westpac Group Full Year 2014 Presentation & Investor Discussion Pack

Westpac GROUP

Internationally comparable capital ratio

- APRA has maintained its conservative stance in setting capital standards, resulting in a significant variance between capital measured under APRA and the Basel III Framework
- In August 2014 the Australian Bankers Association released a report prepared by PwC titled "International comparability of capital ratios of Australia's major banks". This report sets out the basis for an internationally comparable CET1 ratio for the major Australian banks, using the findings from the Basel Committee for Banking Supervision's March 2014 report on its assessment of Basel III regulations in Australia, and other items identified by PwC as areas where APRA's implementation is different to other jurisdictions

Westpac's CET1 ratio as at 30 September 2014 (APRA basis)		**8.97%**
Capital deductions	APRA requires 100% deductions from capital for DTA, intangibles relating to capitalised expenses and all investments (e.g. financial institutions, funds management and insurance subsidiaries). The Basel Framework allows a concessional threshold before these deductions apply. Assets below the threshold can be risk weighted	112bps
Mortgage loss given default (LGD) 20% floor	The Basel Framework imposes a 10% floor in downturn loss given default (LGD) models used for residential mortgages, whereas APRA imposes a 20% floor. A 15% flat LGD is has been assumed as a reasonable proxy	47bps
Specialised lending	APRA rules for "specialised lending" (corporate lending to project finance, certain real estate exposures, commodity finance, etc) are more conservative than those contained in the Basel Framework and / or which are applied by most other prominent jurisdictions	64bps
Interest rate risk in the banking book (IRRBB)	APRA's rules require the inclusion of IRRBB within Pillar 1 risk weighted assets for banks using Advanced Internal Ratings Based (AIRB) approaches. IRRBB is not required to be assessed under Pillar 1 in the Basel Framework. It is highlighted as a risk that may be taken into account in assessing Pillar 2 capital ratios	20bps
Undrawn corporate lending EAD[1]	APRA's rules typically require AIRB banks to risk weight 100% of undrawn commitments in the AIRB bank's corporate loan book. It is considered reasonable to apply the Foundation Internal Ratings Based (FIRB) conversion factor of 75% to the undrawn commitments in the AIRB banks corporate loan books	34bps
Unsecured corporate lending LGD[2]	It is considered reasonable to apply the FIRB assumption of 45% LGD to unsecured corporate lending, which is typically lower than the APRA-approved LGD. This brings Australian banks more in line with banks in other jurisdictions	68bps
Expected loss adjustment	The amount of expected loss in excess of eligible provisions needs to be adjusted as a result of the RWA adjustments above	20bps
Other	Other minor items and interaction effects between capital and RWA adjustments	47bps
Internationally comparable CET1 ratio		**13.09%**

1 EAD is exposure at default. 2 LGD is loss given default.

63 | Westpac Group Full Year 2014 Presentation & Investor Discussion Pack

Westpac GROUP

RWA increase from good business growth

RWA movements

- Total RWA increased 2.8%
- Credit RWA increased 3.5% or $9.4bn, from growth in lending (primarily mortgage, corporate and property portfolios), the impact of the lower A$ on offshore assets and foreign currency commitments and higher mark-to-market related credit risk. This was partly offset by the continued run-off of stressed assets
- Market risk RWA down 15% primarily due to lower market volatility
- Operational risk RWA up $0.9bn (3%) due to updated modelling to reflect operational risk losses experienced by other financial institutions globally
- Lower interest rate risk in the banking book (IRRBB) from a reduction in exposure to interest rates

RWA movements ($bn)



307.4
322.5
9.4
(1.6)
0.9
(1.1)
1.3
331.4
Up 2.8%
2H13
1H14
Credit risk
Market risk
Operational risk
IRRBB
Other
2H14

Attribution of credit RWA movements ($bn)[1]



260.3
272.0
9.6
(0.7)
(1.0)
1.6
281.5
Up 3.5%
2H13
1H14
Net growth
Foreign exchange
Credit quality
Mark-to-market related credit risk
2H14

Credit RWA movements ($bn) [1]



260.3
272.0
1.7
0.9
0.4
5.1
(0.7)
2.3
(0.2)
281.5
Up 3.5%
2H13
1H14
Corporate
Residential mortgages
Other retail
Specialised lending
Securitisation
Standardised
Other
2H14

1 Credit RWA movements impacted by rounding.

64 | Westpac Group Full Year 2014 Presentation & Investor Discussion Pack

Westpac GROUP

| Westpac Group Full Year 2014 Presentation & Investor Discussion Pack 65 Internal models are based on through-the cycle estimates for default rates and downturn estimates for LGD Conservatism is built into risk models as observed rates significantly better than those predicted by risk models The observed rates reflect the actual outcomes observed since the time of Advanced IRB accreditation for each portfolio. Westpac received Advanced accreditation in 20081 Significant allowance for expected loss for the portfolio Regulatory expected loss $m Actual losses $m (12 months) Default rate Loss given default Regulatory Observed Regulatory Observed Corporate 827 171 2.27% 1.19% 51% 39% Business lending 768 234 2.25% 1.59% 34% 21% Sovereign 3 - 0.24% - - - Bank 22 - 0.51% - - - Residual mortgages 811 121 0.67% 0.59% 20% 6% Australian credit cards 304 288 1.51% 1.43% 76% 57% Other retail 456 190 4.42% 2.86% 70% 53% Small business 213 72 2.53% 1.67% 33% 21% Specialised lending 1,232 174 NA 2.51% NA 27% Conservative model risk estimates1 Basis for determining RWA 1 Compares regulatory credit risk estimates used in the calculation of RWA to the average of actual outcomes since the time of Advanced IRB accreditation for each portfolio. . RWA conservatively determined

Actively managing capital across Group and business units to optimise returns

Actively managing returns

- Returns improved while increasing capital
- Rise in ROE in FY14 achieved with effective management of capital and little change to ROA[1]
- Higher ROTE for Group given earnings growth and no capital issued in FY14
- Continue to refine capital allocation model with more capital dispersed to divisions in FY14
- Capital held centrally includes: surplus capital, capital for Treasury, and capital for future dividend payments

ROE and CET1 (%)



CET1
ROE
16.1
16.0
15.4
15.9
16.4
7.1
7.4
8.2
9.1
9.0
FY10
FY11
FY12
FY13
FY14

Return on average interest-earning assets (AIEA) (%)

	FY12	FY13	FY14
Net interest margin	2.17	2.15	**2.08**
Non-interest income	0.96	0.99	**0.98**
Operating income	3.13	3.14	**3.06**
Operating expenses	(1.29)	(1.29)	**(1.27)**
Cash earnings (ROA[1])	**1.14**	**1.18**	**1.18**
Leverage (AIEA/AOE[2])	**13.56**	**13.53**	**13.93**
ROE	**15.4**	**15.9**	**16.4**

Allocated capital and ROTE

Division	**FY13**		**FY14**		
	Capital ($m)	**ROTE (%)**	**Capital ($m)**	**ROTE (%)**	**Comments on movements in allocated capital**
Group[3]	33,850	20.9	**35,897**	**21.2**	
Westpac RBB	8,558	27.5	**9,673**	**26.7**	Regulatory capital loading & increase in housing
St.George	6,161	22.6	**7,318**	**21.6**	Regulatory capital loading & Lloyds acquisition
BTFG	2,832	27.3	**2,842**	**31.5**	Excess capital returned to Group
WIB	7,702	20.4	**7,979**	**18.4**	Higher capital allocated with uplift in lending
Westpac New Zealand (A$)	3,291	19.2	**3,750**	**21.1**	Business growth and exchange rate impacts
Other[4]	5,306	6.3	**4,335**	**7.2**	Capital for dividends & Treasury, more allocated to divisions

1 ROA is return on average interest-earning assets. 2 AOE is average ordinary equity. 3 Capital for the Group is average ordinary tangible equity. 4 Other includes Group Businesses including Treasury and Westpac Pacific.

66 | Westpac Group Full Year 2014 Presentation & Investor Discussion Pack

Westpac GROUP

Stable Funding Ratio 83%

- Stable Funding Ratio 83%, down 28bps (down 73bps FY14/FY13)
  - Asset growth over the year, including the acquisition of the Lloyds business in December 2013 was funded primarily through customer deposits and new term wholesale funding. An increase in short term funding was used to fund growth in short term assets
- Customer deposits increased by $27bn over FY14, with a focus on deposit quality
  - Household deposits growth 1.2x system[1] over FY14
- Term wholesale funding increased $8bn over FY14
  - Term funding raised in FY14 ($33bn) had a weighted average tenor of 4.7 years[2], providing a stable source of funds for the bank
- Short term funding increased $13bn over FY14, supporting an increase in short dated assets, mainly growth in trade finance in Asia and Australia
  - Weighted average maturity of short term funding portfolio little changed at 144 days

Funding composition by residual maturity (%)



Stable Funding Ratio
64%
83%
84%
83%
16
20
4
10
1
5
44
7
10
5
11
2
7
58
7
9
5
9
2
7
61
7
10
5
9
2
7
60
FY08[3]
FY12
FY13
FY14
Wholesale Onshore <1yr
Wholesale Offshore <1yr
Wholesale Onshore >1yr
Wholesale Offshore >1yr
Securitisation
Equity[4]
Customer deposits

1 APRA Banking Statistics September 2014 2 Excluding securitisation. 3 2008 does not include St.George. 4 Equity excludes FX translation, Available-for-Sale Securities and Cash Flow Hedging Reserves.

67 | Westpac Group Full Year 2014 Presentation & Investor Discussion Pack

Westpac GROUP

Strong liquidity position
on track for introduction of LCR

- Westpac is well positioned for the introduction of the Liquidity Coverage Ratio (LCR)
  - Westpac Group pro-forma LCR[1] 103% at 30 September 2014
  - As the Group transitions towards LCR implementation, further initiatives are planned to deliver a suitable buffer above 100%
- The LCR requires banks to hold 100% of their net cash outflows over a 30-day stressed scenario in qualifying liquid assets
  - Westpac held $59bn of High Quality Liquid Assets (HQLA) at 30 September 2014
  - In addition, APRA has approved access to the Committed Liquidity Facility (CLF) for $66bn for calendar year 2015
  - CLF provides access to the approved amount of liquidity through repo arrangements with the RBA, for a 15bps fee per annum (equates to $74m in FY15)
  - For draws on the CLF, an additional 25bps fee is charged above the RBA's target cash rate
- LCR rules apply for Australian banks from 1 January 2015, with no transition arrangements
  - New disclosure commences 1H15
- $134.4bn in unencumbered liquid assets held at 30 September 2014
  - Securities are eligible for repo with a central bank
  - Sufficient to cover all short term debt outstanding (including long term debt with a residual maturity less than one year)
  - Differs from LCR qualifying liquid assets due to applicable haircuts and eligibility criteria

Group pro-forma Liquidity Coverage Ratio[1] ($bn)

High Quality Liquid Assets[2] (HQLA)	59
Committed Liquidity Facility[3] (CLF)	66
Total LCR liquid assets	**125**
Customer deposits	75
Wholesale funding	20
Other flows[4]	26
Total cash outflows in a 30-day defined stressed scenario	**121**
Pro-forma LCR[1]	**103%**

Liquid assets ($bn)



Self securitisation
Private securities[5]
Cash, government and semi-government bonds
110.2
42.8
25.6
41.8
FY12
125.6
54.1
27.3
44.2
FY13
134.4
58.1
21.7
54.6
FY14
114.7
Short term outstanding debt FY14[6]

1 Calculated on a spot basis as at 30 September 2014, including the CLF approved by APRA of $66bn for calendar year 2015. 2 HQLA of $59bn includes cash at hand (including ATMs) and other LCR qualifying liquid assets including BS-13 qualifying liquids, less RBA open repos funding end of day ESA balances with the RBA. 3 Includes RBA open repos funding end of day ESA balances with the RBA. 4 Other flows includes credit and liquidity facilities, collateral outflows and inflows from customers. 5 Private securities include Bank paper, RMBS, and Supra-nationals. 6 Includes long term wholesale funding with a residual maturity less than 1 year.

68 | Westpac Group Full Year 2014 Presentation & Investor Discussion Pack
Westpac GROUP

New term issuance well diversified, benefit from broad product capabilities

FY14 new term issuance composition[1] (%)



By type
55
22
13
3
4
3
Senior Unsecured
Covered Bonds
RMBS
ABS
Hybrid
Subordinated Debt
By tenor[2,3]
18
4
7
25
2
44
1 Year
2 Years
3 Years
4 Years
5 Years
>5 years
By currency
3
1
3
38
37
18
AUD
USD
EUR
JPY
GBP
Other

Australian covered bond issuance[5]



Remaining capacity (8% cap & over-collateralisation) ($bn)
Issued ($bn)
% Capacity utilised
16
15
23
23
23
17
29
21
49
49
43
43
Peer 1
Peer 2
Peer 3
Westpac
Peer 1
Peer 2
Peer 3
Westpac

FY14 term debt issuance and maturity profile[1,2,4] ($bn)



Covered Bond
Hybrid
Senior
Govt Guaranteed
Sub Debt
Issuance
Maturities
45
43
25
33
22
33
25
21
26
16
16
14
FY09
FY10
FY11
FY12
FY13
FY14
FY15
FY16
FY17
FY18
FY19
>FY19

Low level of short term funding



Short term funding ($bn)[6]
Short term funding to total funding including equity (%)[6]
17
17
20
21
115
115
144
142
Westpac
Peer 1
Peer 2
Peer 3

1 Based on residual maturity and FX spot currency translation. Includes all debt issuance with contractual maturity greater than 13 months, excluding US Commercial Paper. 2 Contractual maturity date for hybrids and callable subordinated instruments is the first scheduled conversion date or call date for the purposes of this disclosure. 3 Tenor excludes RMBS and ABS. 4 Perpetual sub-debt has been included in >FY19 maturity bucket. Maturities exclude securitisation amortisation. 5 Sources: Westpac, APRA Banking Statistics August 2014. 6 Short term funding includes Central Bank deposits and long term wholesale funding with a residual maturity less than 1 year. Source: Westpac, Company reports. Westpac, Peer 1 and Peer 3 as at 30 September 2014, Peer 2 as at 30 June 2014.

69 | Westpac Group Full Year 2014 Presentation & Investor Discussion Pack

Westpac GROUP

FULL YEAR 2014 ASSET QUALITY COMPARISON OF 2H14 VERSUS 1H14 CASH EARNINGS BASIS (UNLESS OTHERWISE STATED) NOVEMBER 2014

| Westpac Group Full Year 2014 Presentation & Investor Discussion Pack 71 Asset composition as at 30 September 2014 (%) Exposure by risk grade as at 30 September 2014 ($m) Australia NZ / Pacific Asia Americas Europe Group % of Total AAA to AA- 86,621 7,872 800 17,086 1,449 113,828 13% A+ to A- 30,962 4,851 6,327 2,943 2,102 47,185 5% BBB+ to BBB- 53,271 7,628 7,096 1,050 1,784 70,829 8% BB+ to BB 63,627 9,700 1,482 327 62 75,198 8% BB- to B+ 57,925 8,819 - 8 6 66,758 8% <B+ 7,051 1,552 - 55 83 8,741 1% Secured consumer 404,196 42,657 497 - - 447,350 51% Unsecured consumer 45,531 4,548 245 - - 50,324 6% Total committed exposures 749,184 87,627 16,447 21,469 5,486 880,213 Exposure by region1 (%) 85% 10% 2% 2% <1% 100% High quality portfolio bias to secured consumer lending 1 Exposure by booking office. 3 1 11 5 75 2 3 Cash and balances with central banks Receivables due from other financial institutions Trading securities, financial assets at fair value and available-for-sale securities Derivative financial instruments Loans Life insurance assets Other assets On balance sheet lending Total assets 67 18 11 4 Housing Business Institutional Other consumer

| Westpac Group Full Year 2014 Presentation & Investor Discussion Pack A well diversified portfolio across industries and large exposures 72 1 Exposures at default represents an estimate of the amount of committed exposure expected to be drawn by the customer at the time of default. Chart excludes consumer lending. 2 Finance and insurance includes banks, non-banks, insurance companies and other firms providing services to the finance and insurance sectors. 3 Property includes both residential and non-residential property investors and developers, and excludes real estate agents. 4 Construction includes building and non-building construction, and industries serving the construction sector. 5 Non-Bank Financial Institutions. 6 Includes St.George from 2009 onwards. Exposures at default1 by sector ($m) Top 10 exposures to corporations and NBFIs5 as a % of TCE6 (%) 2.0 1.9 1.4 1.3 1.1 1.2 1.3 1.1 FY07 FY08 FY09 FY10 FY11 FY12 FY13 FY14 Largest corporation/NBFI single name exposure represents less than 0.2% of TCE 0 40,000 80,000 120,000 Other Mining Accommodation, cafes & restaurants Construction Utilities Transport & storage Agriculture, forestry & fishing Services Property & business services Government admin. & defence Manufacturing Wholesale & Retail Trade Property Finance & insurance 2H13 1H14 2H14 Top 10 exposures to corporations & NBFIs5 as at 30 September 2014 ($m) 0 300 600 900 1,200 1,500 A BBBBBBA A AA AA+ BBB S&P rating or equivalent 2 3 4

| Westpac Group Full Year 2014 Presentation & Investor Discussion Pack Commercial property portfolio well diversified, low levels of stress 73 63 61 54 53 50 48 51 51 52 54 56 62 9.6 9.1 8.0 7.7 7.1 6.5 6.9 6.8 6.7 6.6 6.7 7.0 1H09 2H09 1H10 2H10 1H11 2H11 1H12 2H12 1H13 2H13 1H14 2H14 Commercial property exposure ($bn) Commercial property as % of TCE 56 17 17 10 Commercial offices & diversified groups Residential Retail Industrial Commercial property portfolio (TCE) classified as stressed (%) Commercial property by borrower type (%) Commercial property by sector (%) Commercial property by region (%) 16 11 8 6 5 8 46 NSW & ACT VIC QLD SA & NT WA NZ & Pacific Institutional Commercial property exposures size ($bn) and % of TCE 15.5 2.3 2H09 1H10 2H10 1H11 2H11 1H12 2H12 1H13 2H13 1H14 2H14 43 10 25 22 Exposures <$10m Developers >$10m Investors >$10m Diversified property groups and property trusts >$10m

| Westpac Group Full Year 2014 Presentation & Investor Discussion Pack Portfolio stress continues to reduce 74 0.13 0.24 0.57 0.67 0.62 0.60 0.58 0.56 0.44 0.34 0.27 0.13 0.15 0.29 0.46 0.41 0.40 0.35 0.35 0.31 0.28 0.26 0.62 0.91 2.23 2.07 1.45 1.26 1.24 1.03 0.85 0.75 0.71 0.88 1.30 3.09 3.20 2.48 2.26 2.17 1.94 1.60 1.37 1.24 0.0 0.5 1.0 1.5 2.0 2.5 3.0 3.5 4.0 4.5 5.0 5.5 0.0 1.0 2.0 3.0 4.0 FY07 FY08 FY09 FY10 FY11 1H12 2H12 1H13 2H13 1H14 2H14 Impaired (lhs) 90+ days past due well secured (lhs) Watchlist & substandard (lhs) IAP (rhs) Total Provisions (rhs) CAP (inc. economic overlay) (rhs) 2H13 1H14 2H14 Collectively assessed provisions to credit RWA 99bps 97bps 93bps Collectively assessed provisions to performing nonhousing loans 142bps 134bps 129bps Impairment provisions to impaired assets 43% 46% 45% Total provisions to gross loans 73bps 67bps 60bps 11.6 (0.02) (0.33) (0.02) (0.15) (0.24) 0.03 10.9 1H14 WRBB SGB BT WIB NZ Pacific & Other 2H14 1 FY07 and FY08 do not include St.George. Provisioning coverage ratios Movement in stressed exposures ($bn) Stressed exposures as a % of TCE and provisions1 ($bn) % $bn

| Westpac Group Full Year 2014 Presentation & Investor Discussion Pack Improvement in portfolio quality across most sectors 75 1,798 2,149 1,218 1,748 1,519 1,343 1,060 1,194 997 958 708 609 1H09 2H09 1H10 2H10 1H11 2H11 1H12 2H12 1H13 2H13 1H14 2H14 162 531 568 872 925 745 792 738 886 1,232 1,179 731 1H09 2H09 1H10 2H10 1H11 2H11 1H12 2H12 1H13 2H13 1H14 2H14 New and increased gross impaired assets ($m) Gross impaired assets returned to performing or repaid ($m) Stressed exposures by industry ($bn) 0.0 0.5 1.0 1.5 2.0 2.5 3.0 3.5 Property & business services Retail lending Wholesale & Retail Trade Agriculture, forestry & fishing Manufacturing Transport & storage Accommodation, cafes & restaurants Construction Mining Finance & insurance Services Utilities Other 2H13 1H14 2H14

| Westpac Group Full Year 2014 Presentation & Investor Discussion Pack Provision cover by portfolio category 76 Exposures as a % of TCE 0.58 0.44 0.34 0.27 0.35 0.31 0.28 0.26 1.24 0.85 0.75 0.71 98.63 1H13 2H13 1H14 2H14 Fully performing portfolio Watchlist & substandard 90+ days past due well secured Impaired 98.06 98.40 98.76 Fully performing portfolio Small cover as low probability of default (PD) Includes economic overlay 0.24 0.23 0.23 0.22 Provisioning to TCE (%) 1H13 2H13 1H14 2H14 Watchlist & substandard Still performing but higher cover reflects elevated PD 6.74 6.36 6.73 6.76 90+ days past due well secured In default but strong security 5.37 5.36 5.23 5.06 Impaired assets In default. High provision cover reflects expected recovery 40.24 43.16 46.43 44.77 Collective provisions Impaired asset provisions

| Westpac Group Full Year 2014 Presentation & Investor Discussion Pack Australian unsecured lending portfolio continues to perform well 77 Unsecured consumer asset quality has remained strong as continuing low interest rates have assisted debt serviceability decisioning has been maintained Total Australian consumer unsecured delinquencies decreased 13bps to 102bps (down 4bps FY14/FY13) Changes in delinquencies in 2H14 reflect normal seasonal trends Australian credit card 90+ days delinquencies were down 17bps to 82bps (down 11bps FY14/FY13) Average payments to balance ratio remains strong, however reduced 30bps to 48.4% Australian personal loan portfolio (including auto loans) 90+ days delinquencies were down 12bps to 105bps (down 1bp FY14/FY13) Auto loan portfolio increased to $7.7bn following acquisition of Lloyds in December 2013 Australian auto loan 90+ days delinquencies were down 11bps to 82bps (up 6bps FY14/FY13) 1 Cards average payments to balance ratio is calculated using the average payment received compared to the average statement balance at the end of the reporting month. Australian credit card average payments to balance ratio1 (%) Australian unsecured lending portfolio as at 30 September 2014 ($bn and %) Australian unsecured lending 90+ days delinquencies (%) 0.82 1.42 1.02 0.82 - 0.50 1.00 1.50 2.00 2.50 Sep-10 Nov-10 Jan-11 Mar-11 May-11 Jul-11 Sep-11 Nov-11 Jan-12 Mar-12 May-12 Jul-12 Sep-12 Nov-12 Jan-13 Mar-13 May-13 Jul-13 Sep-13 Nov-13 Jan-14 Mar-14 May-14 Jul-14 Sep-14 Credit cards Personal loans (excl Auto loans) Total unsecured lending Auto loans 44 21 35 Credit cards Personal loans Auto loans 9.9 4.6 7.7 2H14 39.7 39.8 41.4 45.6 45.2 42.7 43.8 43.7 44.6 44.7 45.3 45.4 46.6 47.7 48.7 48.4 1H07 2H07 1H08 2H08 1H09 2H09 1H10 2H10 1H11 2H11 1H12 2H12 1H13 2H13 1H14 2H14 22.2%

| Westpac Group Full Year 2014 Presentation & Investor Discussion Pack Australian housing loan-to-value (LVR) ratios (%) Australian housing portfolio by State (%) Australian mortgage portfolio high levels of borrower equity 78 1 Flow is all new mortgage originations settled during the 6 month period ended 30 September 2014 and includes RAMS. 2 Excludes RAMS. 3 Dynamic LVR represents the loan-to-value ratio taking into account the current outstanding loan balance, changes in security value and other loan adjustments. 4 Property valuation source Australian Property Monitors. 5 Average LVR of new loans is based on rolling 12 month window. 6 Customer loans ahead on payments exclude equity/line of credit products as there are no scheduled payments. 7 Mortgage insurance claims 2H14 $6m (1H14 $3m, 2H13 $14m). 8 ABA Cannex August 2014. 0 10 20 30 40 50 NSW & ACT VIC & TAS QLD WA SA & NT Australian banking system Total Westpac portfolio (all brands) FY14 Westpac drawdowns (all brands) 0 20 40 60 80 0<=60 60<=70 70<=80 80<=90 90<=95 95+ FY14 drawdowns LVR at origination Portfolio LVR at origination Portfolio dynamic LVR Australian housing portfolio 2H13 balance 1H14 balance 2H14 balance 2H14 flow1 Total portfolio ($bn) 328.5 338.0 351.0 36.9 Owner-occupied (%) 47.9 47.6 47.1 45.9 Investment property loans (%) 43.1 44.0 45.2 51.2 Portfolio loan/line of credit (%) 9.0 8.4 7.7 2.9 Variable rate / Fixed rate (%) 81 / 19 81 / 19 78 / 22 80 / 20 Low Doc (%) 4.7 4.2 3.8 1.1 Proprietary channel (%) 58.0 57.5 56.6 53.4 First Home Buyer (%) 11.4 10.9 10.3 6.6 Mortgage insured (%) 23.3 22.2 21.3 12.2 2H13 1H14 2H14 Average LVR at origination2 (%) 69 69 70 Average dynamic2,3,4 LVR (%) 46 47 44 Average LVR of new loans2,5 (%) 72 72 71 221 223 229 Customers ahead on repayments, including offset accounts2,6 (%) 71 73 73 Actual mortgage losses (net of insurance)7 ($m) 43 45 55 Actual mortgage loss rate annualised (bps) 3 2 3 <7% portfolio with dynamic LVR >80% 8

| Westpac Group Full Year 2014 Presentation & Investor Discussion Pack 0 5 10 15 20 25 30 Behind On Time < 1 Month < 1 Year < 2 Years > 2 Years Sep-13 Mar-14 Sep-14 Mortgage customers continuing to repay ahead of schedule 79 Australian mortgage customers continue to display a cautious approach to debt levels, taking advantage of historically low mortgage rates to pay down debt Including mortgage offset account balances, 73% of customers are ahead of scheduled payments, with 22% of these being more than 2 years ahead level of residential mortgage arrears and losses Credit policies are broadly aligned across brands and all credit decisions are made by the Westpac Group, regardless of the origination channel Loan serviceability assessments include an interest rate buffer, adequate surplus test and discounts to certain forms of income (e.g. dividends, bonus or rental income) Westpac has a minimum assessment rate, often referred to as a floor rate, currently set at 6.80% p.a. across all brands In the current interest rate environment, the minimum assessment rate is at least 180bps higher than the standard lending rate 1 Excludes RAMS. 2 Customer loans ahead on payments exclude equity loans/line of credit products as there are no scheduled pri Australian home loan customers ahead on repayments1,2 (%) Aust. mortgage offset account balances ($bn) Australian mortgage1 balance growth ($bn) 73% ahead on repayments 313 67 32 335 (13) (30) (27) (7) FY13 New lending Redraw/ Interest/fees Contract repayments Accelerated repayments Property sales & other runoff External refinance FY14 8 10 12 13 15 16 18 21 24 FY09 FY10 FY11 1H12 2H12 1H13 2H13 1H14 2H14

| Westpac Group Full Year 2014 Presentation & Investor Discussion Pack Australian investment property portfolio sound origination profile 80 1 Excludes RAMS. 2 Dynamic LVR represents the loan-to-value ratio taking into account the current outstanding loan balance, changes in security value and other loan adjustments. 3 Property valuation source Australian Property Monitors. 4 Average LVR of new loans is based on rolling 12 month window Strong origination standards High levels of equity in the portfolio Loan-to-value ratio at origination1 (%) Applicants by gross income band1 (%) 0 5 10 15 20 25 <=50 50<=75 75<=100 100<=125 125<=150 150<=200 200<=500 500<=1m 1m+ Owner Occupied IPL 0 10 20 30 40 50 0-60 60-70 70-75 75-80 80-85 85-90 90-95 95-97 97+ Owner Occupied IPL Investment property loans (IPLs) are 45.2% mortgage portfolio Compared to owner-occupied applicants, IPL applicants on average are older (75% over 35 years), have higher incomes and higher credit scores 87% of IPLs originated at or below 80% LVR Majority of IPLs are interest-only, however the repayment profile closely tracks the profile of the principal and interest portfolio 61% of interest-only IPL customers ahead on repayments IPL 90+ days delinquencies 37bps (down 2bps), compared to 47bps for total portfolio IPL portfolio losses represent an annualised loss rate of 3bps (net of insurance claims1) in line with total portfolio losses of 3bps Self-managed Superannuation Fund balances are a very small part of the portfolio, at <1% of Australian mortgage balances All IPLs are full recourse Loan serviceability assessments include an interest rate buffer, minimum assessment rate, adequate surplus test and discounts to certain forms of income (e.g. dividends, bonus or rental income) All IPLs are assessed on a principal & interest basis, including interestonly loans Specific credit policies apply to IPLs to assist risk mitigation, including Holiday apartments subject to tighter acceptance requirements Additional LVR restrictions apply to single industry towns Minimum property size and location restrictions apply Australian IPL portfolio FY14 Average LVR at origination1 (%) 71 Average dynamic1,2,3 LVR (%) 49 Average LVR of new loans1,4 (%) 70 286 Customers ahead on repayments, including offset accounts1 (%) 65

| Westpac Group Full Year 2014 Presentation & Investor Discussion Pack Australian mortgage delinquencies at low levels 81 1 Mortgage insurance claims 2H14 $6m (1H14 $3m, 2H13 $14m). - 0.5 1.0 1.5 2.0 Mar-09 Sep-09 Mar-10 Sep-10 Mar-11 Sep-11 Mar-12 Sep-12 Mar-13 Sep-13 Mar-14 Sep-14 90+ Past Due Total 90+ First Home Buyer 90+ Investor 30+ Past Due 0.0 0.2 0.4 0.6 0.8 1.0 1.2 1.4 Mar-09 Sep-09 Mar-10 Sep-10 Mar-11 Sep-11 Mar-12 Sep-12 Mar-13 Sep-13 Mar-14 Sep-14 ALL NSW/ACT VIC/TAS QLD WA SA/NT Delinquencies Sustained period of low interest rates and a continued conservative approach to debt by borrowers has supported very strong credit quality 90+ days delinquencies remain low at 47bps, down 3bps (down 6bps FY14/FY13) 30+ days delinquencies 108bps, down 20bps (down 12bps FY14/FY13) reflecting some seasonality and low interest rates Investment property loans 90+ days delinquencies 37bps (down 2bps), compared to 47bps for total portfolio Properties in possession Properties in possession of 194 at September 2014, up from 189 at March 2014 (353 at September 2013). Represents <2bps of the portfolio Australian mortgages delinquencies (%) Australian mortgage loss rates (bps) Australian mortgages delinquencies by state (%) 3 3 2 11 FY14 total portfolio FY14 IPL portfolio FY14 Owner Occ. portfolio 1992 total portfolio (last recession) Portfolio losses of $100m represent an annualised loss rate of 3bps (net of insurance claims1) Loss rates remain very low by international standards due to supportive economic environment, sound underwriting standards, high levels of borrower equity, mortgage insurance and active collections strategies

Lenders mortgage insurance

- Lenders mortgage insurance (LMI) provides benefits to the Westpac Group
  - Risk transfer / loss mitigation
  - Improvement in the quality of risk acceptance via the additional layer of independent review provided by the mortgage insurers
- Mortgages are insured through Westpac's captive mortgage insurer, Westpac Lenders Mortgage Insurance (WLMI), and through external LMI providers, based on risk profile
- WLMI provides the Westpac Group with an increased return on the mortgages it insures through the capture of underwriting profit
- WLMI is strongly capitalised (separate from bank capital) and subject to APRA regulation. Capitalised at 1.40x PCR[1]
- Scenarios confirm sufficient capital to fund claims arising from events of severe stress – estimated losses for WLMI from a 1 in 200 year event are $163m (net of re-insurance recoveries). This is lower compared to 1H14 in line with reductions in WLMI's portfolio

Lenders mortgage insurance

LVR Band	• LVR ≤80% • Low Doc LVR ≤60%	• LVR >80% to ≤ 90% • Low Doc LVR >60% to ≤ 80%	• LVR >90%
Insurance	Not required	Generally insured through captive insurer, WLMI. LMI not required for certain approved borrower groups. LMI required by all Low Doc borrowers where LVR >60% to ≤ 80%	Insured externally. Westpac originated loans insured through QBE LMI; St.George and RAMS loans through Genworth Australia
Reinsurance	Not required	• 40% risk retained by WLMI. • 60% risk transferred through quota share with Genworth Australia, QBE LMI, Arch Re and Tokio Millennium	Nil as Group retains no risk

Australian mortgage portfolio (%)


78.7
11.1
10.2
Not insured
Insured by third parties
Insured by WLMI 2

Insurance statistics

	2H13	1H14	2H14
Insurance claims ($m)	14	3	6
WLMI loss ratio[3] (%)	39	10	27
Gross written premiums ($m)	25	24	28

1 Prudential Capital Requirement (PCR) determined by APRA. 2 Insured coverage is net of quota share. 3 Loss ratio is claims over the total of earned premium plus reinsurance plus exchange commission.

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Westpac GROUP

Mortgage portfolio stress testing outcomes

- Westpac regularly conducts a range of portfolio stress tests as part of its regulatory and risk management activities
- The Australian mortgage portfolio stress testing scenario presented represents a severe recession and assumes that significant reductions in consumer spending and business investment lead to six consecutive quarters of negative GDP growth. This results in a material increase in unemployment and nationwide falls in property and other asset prices
- Estimated Australian housing portfolio losses under these stressed conditions are manageable and within the Group's risk appetite and capital base
  - Cumulative total losses of $2.2bn over three years for the uninsured portfolio
  - Cumulative claims on LMI, both WLMI and external insurers, of $793m over the three years
- WLMI separately conducts stress testing to ensure it is sufficiently capitalised to cover mortgage claims arising from a stressed mortgage environment
- Preferred capital ranges incorporate buffers at the Westpac Group level that consider the combined impact on the mortgage portfolio and WLMI of severe stress scenarios

Australian mortgage portfolio stress testing as at 30 September 2014

Key assumptions		Stressed scenario		
	Current	Year 1	Year 2	Year 3
Portfolio size ($bn)	351	339	332	330
Unemployment rate (%)	6.1	11.6	10.6	9.4
Interest rates (cash rate, %)	2.5	1.25	1.25	1.25
House prices (% change cumulative)	0.0	(13.0)	(22.4)	(26.2)
Annual GDP growth (%)	2.9	(3.9)	(0.2)	1.7
Key outcomes				
Stressed losses (bps) (net of LMI recoveries)[1,2]	3	26	32	7

1 Assumes 30% of LMI claims will be rejected in a stressed scenario. 2 Stressed loss rates are calculated as a percentage of mortgage exposure at default.

83 | Westpac Group Full Year 2014 Presentation & Investor Discussion Pack

Westpac GROUP

FULL YEAR 2014 BUSINESS UNITS COMPARISON OF 2H14 VERSUS 1H14 CASH EARNINGS BASIS (UNLESS OTHERWISE STATED) NOVEMBER 2014

AFS

AFS consistent track record of cash earnings growth

Westpac st.george BT Financial Group

Cash earnings movement ($m)


2,324
122
142
(120)
84
(91)
2,461
243
47
(91)
(11)
(53)
2,596
Up 6%
Up 5%
2H13
Net II
Non-II
Expenses
Impairment charges
Tax & NCI
1H14
Net II
Non-II
Expenses
Impairment charges
Tax & NCI
2H14

Key features of AFS in 2H14

- AFS represents 67% of Group cash earnings
- Cash earnings up 5% to $2,596m
- All AFS businesses contributed to the strong performance. Lloyds contributed a cash earnings impact of $33m in 2H14 ($14m in 1H14)
- Net interest income up $243m (5%), with improved balance sheet momentum and net interest margin well managed, up 3bps
- Non-interest income up $47m (2%) driven by increased credit card activity, higher business line fees and solid wealth revenues offsetting drop in performance fees
- Expenses up $91m (3%), impacted by investment in the businesses, compliance spend and technology costs
- Impairment charges up $11m (3%) with the overall improvement in the portfolio continuing, but at a slower pace than 1H14

Cash earnings ($m) and contribution (%)


4,032
4,520
5,057
18%
51%
31%
FY12
FY13
FY14
WRBB
SGB
BTFG

Cash earnings movement ($m)


4,520
628
459
(383)
109
(276)
5,057
Up 12%
FY13
Net II
Non-II
Expenses
Impairment charges
Tax & NCI
FY14

Cash earnings contribution ($m)


4,520
227
188
122
5,057
Up 12%
FY13
WRBB
SGB
BTFG
FY14

85 | Westpac Group Full Year 2014 Presentation & Investor Discussion Pack

Westpac GROUP

AFS

All divisions contributing to growth

Westpac st.george BT Financial Group

All business units delivering sustainable cash earnings growth ($m)


1H12
2H12
1H13
2H13
1H14
2H14
1,031
1,127
1,142
1,213
1,251
1,331
10% CAGR¹
554
635
691
701
772
808
16% CAGR¹
317
368
363
410
438
457
15% CAGR¹
WRBB
SGB
BTFG

Core earnings growth ($m)


3,187
3,400
3,517
3,734
3,878
4,077
10% CAGR¹
1H12
2H12
1H13
2H13
1H14
2H14

AFS growth, meeting all our customer needs

- Increase in balance sheet momentum across the business
  - Mortgages at 1.0x system[2], up from 0.9x in 1H14 and 0.7x in 2H13
  - Business lending up 2%
  - Credit cards continued to grow above system[3] while system contracted
- Lloyds integration executed in line with plan, strong customer and dealership growth during integration period, and cost synergies realised
- Co-ordination between banking and wealth delivering BT cash earnings up 16% on FY13. WRBB customers with a wealth product lead sector[4] at 21.9%
- Banking customer numbers up 6% and MyBank customer numbers as a percentage of our total customers were up 55bps to 25.0% over FY14
- Delivering growth while maintaining a strong focus on asset quality

Continuing to improve the customer experience

- AFS branch network reconfiguration well under way
  - WRBB: 61 Bank Now sites opened[5] with Smart ATMs and new digital technology. Rolled out 92 Connect Now locations for SMEs
  - SGB: 144 FreshStart branches and Business Connect in 140 branches
- Technology investment delivering improved customer interactions
  - 2.7m customers on Westpac Live, global leading Australian mobile banking app capability[6]
  - Recently launched BT Panorama has $355m on 'BT Cash'
  - 67m pro-active service messages sent to >80% of customers in FY14
- Digital is driving sales and service improvements in FY14: around 50%[7] of AFS new credit card sales were completed via digital; 1.33m accounts converted to e-statements; and 6,000+ Livechats a month occurred
- WRBB No. 1 of majors in both consumer and business satisfaction[8]
- SGB ahead of majors in both consumer and business satisfaction[8]
- Total customer complaints down 27% in FY14

1 CAGR represents compound average growth rate from 1H12 to 2H14. 2 RBA Financial Aggregates, September 2014. 3 APRA Banking Statistics, September 2014. 4 Refer slide 148 for wealth metrics provider details. 5 Includes 24/7 lobbies. 6 Forrester's 2014 Australian Mobile Banking Functionality Benchmark: It's All Happening Down Under. 7 Does not include sales through contact centres or brokers. 8 Refer slide 148 for customer satisfaction metrics.

86 | Westpac Group Full Year 2014 Presentation & Investor Discussion Pack

Westpac GROUP

AFS

Digital transformation continues

Westpac st.george BT Financial Group

Digital growth deepening relationships and improving service

- AFS active digital customers now at 4 million up from 3.7m last year
  - Percentage of total customers base up 98bps to 42.9% (up 220bps FY14/FY13)
- 2.4 million active mobile customers with percentage of digital sessions conducted via mobile up 5 percentage points to 56.6% (up 11 percentage points FY14/FY13)
- Digital sales accounted for 10.5% of total core retail banking sales, down 12bps (up 90bps FY14/FY13)
- Westpac Live global leading Australian mobile banking app capability[1]
- Number 1 ranking in mobile customer satisfaction for St.George in June 2014 quarter compared with the other major Australian banks[2]

Continuing to roll-out new products



Mobile Tap & Pay and Mobile Payway
Consumers can now download their cards to the Proximity app and make contactless mobile payments. Business customers can accept payments using the new Payway app and secure card reader



WRBB Emergency Cash allowing WRBB customers to make Cardless cash withdrawals from WestpacATMs across Australia without a debit card on their person, by telephoning a call centre

WRBB mobile Get Cash allowing customers to securely generate cash codes via the Westpac Mobile app to access cash from an ATM without using their card

Shift in payment transactions FY14 – FY11 (%)


40.2%
35.8%
29.8%
(3.2%)
(11.0%)
(26.9%)
(35.8%)
Digital
EFTPOS
Direct Entry
Branch
ATM
Telephone
Cheques

	2H12	1H13	2H13	1H14	2H14
Active digital customers (% of total customer base)	38.5	39.5	40.7	41.9	**42.9**
% of digital sessions via mobile	36.1	43.5	46.1	51.3	**56.6**
AFS digital banking logins (m)	268	288	320	338	**359**
Digital sales as a % of total core retail banking sales	8.2	10.2	9.1	10.6	**10.5**

1 Forrester's 2014 Australian Mobile Banking Functionality Benchmark: It's All Happening Down Under. 2 Rfi, Australian Mobility Banking Program.

87 | Westpac Group Full Year 2014 Presentation & Investor Discussion Pack

Westpac GROUP

| Westpac Group Full Year 2014 Presentation & Investor Discussion Pack A service revolution for customers is underway with more to come 88 IMPROVING CUSTOMER EXPERIENCE Branch reconfiguration Business Connect & Connect Now WIB/AFS partnership New Merchant Fleet Westpac Live New wealth platform Contactless payments Enhanced Private wealth offer Smart ATMs tailored messages to better support sales and service 24/7 access Emergency cash Global alliance, 50,000 ATMs AFS

| Westpac Group Full Year 2014 Presentation & Investor Discussion Pack Structural change improving productivity 89 1 Includes 24/7 lobbies. Expenses increased 3% (up 2% excluding Lloyds) Expenses up 7% FY14/FY13 (up 5% excluding Lloyds FY14/FY13) Simplification and service revolution continues to deliver structural productivity Total of 205 FreshStart and Bank Now branches1 Digital channels are now generating 10.4% of total retail sales Complaints down 18% (down 27% FY14/FY13) Expense to income ratio down 50bps to 43.2% (down 69bps FY14/FY13) Revenue per FTE up 2% (up 6% FY14/FY13) from a focus on branch productivity and lifting branch sales staff as a percentage of total branch staff 2,736 2,775 2,840 2,892 3,012 3,103 1H12 2H12 1H13 2H13 1H14 2H14 46.2 44.9 44.7 43.6 43.7 43.2 1H12 2H12 1H13 2H13 1H14 2H14 Disciplined expense management ($m) Expense to income ratio (%) 304 322 334 347 357 365 1H12 2H12 1H13 2H13 1H14 2H14 1H14 up 3% ex Lloyds 2H14 up 2% ex Lloyds AFS

| Westpac Group Full Year 2014 Presentation & Investor Discussion Pack Lifted mortgage growth in sustainable way 90 0.7 0.9 1.0 2H13 1H14 2H14 16.8 18.4 19.7 12.7 14.7 17.2 2H13 1H14 2H14 Proprietary 3rd party 0 10 20 30 40 Jun-12 Dec-12 Jun-13 Dec-13 Jun-14 WBC ADIs (excluding other ADIs) 1 RBA Financial Aggregates, September 2014. 2 Run-off figures are net of provision movements. 3 Westpac data, APRA ADI property exposure statistics, June 2014. 4 Other ADIs consist of ADIs that are not banks, building societies or credit unions. AFS mortgage market share1 of 23.2% Grew at 1.0x system1 (up from 0.9x 1H14) 4% lift in balances 11% uplift in new lending, through both proprietary and 3rd party channels Partly offset by run-off of $24bn, up 2% Risk appetite unchanged with Average dynamic LVRs slightly lower % of loans written over 80% largely steady and significantly lower than industry staff time Mortgage complaints down 3% 328.2 337.8 350.7 33.1 36.9 (23.6) (24.0) 2H13 New lending Run-off 1H14 New lending Run-off 2H14 AFS net mortgage lending volumes2 ($bn) Home lending multiple of system1 (x) AFS new home lending ($bn) Loans approved above 80% LVR3 (%) 4 AFS

| Westpac Group Full Year 2014 Presentation & Investor Discussion Pack Growth in business banking 91 1 Net loans. 2 Business banking customers in 1H14 have been restated to include Lloyds customers. AFS business lending up 2% (up 6% FY14/FY13 or 1% excluding Lloyds) Business customers up 2% Stressed business to TCE down 38bps to 4.8% (stressed balances down $301m) New lending volumes up 2% for WRBB and 12% for SGB (normalising for Lloyds one quarter of contribution in 1H14) WRBB business balances up 2% through the small business banking model, industry specialisation and the launch of Connect Now SGB business balances up 2% Investment in banker capability and banking franchise, with higher performance from Business Connect SME distribution model Lloyds integration successfully executed New business lending growth exceeding run-off in 2H14 949 969 985 1,007 1,038 1,132 1H12 2H12 1H13 2H13 1H14 2H14 99.6 100.8 98.4 100.6 105.1 107.1 8.0% 7.8% 7.2% 6.3% 5.2% 4.8% 0% 200% 400% 600% 800% 1000% 1200% 60 65 70 75 80 85 90 95 100 105 110 1H12 2H12 1H13 2H13 1H14 2H14 Business TCE ($bn) Stressed business to business TCE (%) Business banking customers2 Business TCE Business lending1 ($bn) AFS 75.7 76.7 80.2 81.6 8.4 8.1 3.7 9.1 (7.4) (8.3) (7.7) 1H13 New lending Runoff 2H13 New lending Runoff Lloyds 1H14 New lending Runoff 2H14 Up 1% Up 5% Up 2% 1,108 Lloyds 70

AFS

Consumer finance delivering growth ahead of market

- Total consumer finance up 3% to $22.6bn (up 20% FY14/FY13 including Lloyds transaction)
- Good growth across both personal lending and credit cards
  - Applications for credit cards down 7% due to seasonal factors (up 30% FY14/FY13)
  - Credit card growth of 1% versus a system[1] that contracted. Market share up 39bps to 22.9%
  - Personal lending growth at 1.8x system[2], with market share up 34bps to 27.6%
- Auto finance up 7%
- Simplification and service enhancements improving customer experience
  - Reduced consumer finance products offered by 6 to 17
  - 31% reduction in credit card complaints
  - SGB continued to lead majors in NPS among credit card customers. WBC improved from 4th to 1st of the majors over 2H14[3]

Consumer finance lending ($bn)


18.8
0.2
0.5
2.5
22.0
0.2
0.4
22.6
Up 17% (up 4% ex Lloyds)
Up 3%
2H13
Auto finance
Other consumer finance
Lloyds (auto finance)
1H14
Auto finance
Other consumer finance
2H14

Credit card and personal loan applications (#'000)


Credit cards
Personal lending
172
140
204
145
179
148
257
160
240
149
2H12
1H13
2H13
1H14
2H14

AFS market share of credit cards[1] (%)


22.1%
22.9%
Jun-13
Sep-13
Dec-13
Mar-14
Jun-14
Sep-14

AFS market share of personal lending[2] (%)


26.8%
27.6%
Jun-13
Sep-13
Dec-13
Mar-14
Jun-14
Sep-14

1 APRA monthly banking statistics, September 2014. 2 Rfi data, September 2014, excludes Auto Finance. 3 NPS among credit card customers refer slide 147 for metric provider details.

92 | Westpac Group Full Year 2014 Presentation & Investor Discussion Pack

| Westpac Group Full Year 2014 Presentation & Investor Discussion Pack Continuing to grow quality deposits 93 1 APRA Banking Statistics, September 2014. Deposit to loan ratio up 154bps to 61.4%, with a focus on originating high quality deposits Household deposits Increased household deposit market share to 23.3%, growing at 1.3x system1 in the half. Consistently growing above or at system in recent periods Improved quality of portfolio, with focus on gathering deposits of higher quality that better supports LCR requirements. 97% of FY14 growth was in LCR efficient deposits Consumer transaction balances increased 11% (up 14% FY14/FY13) Deposit complaints reduced 33% (reduced 40% FY14/FY13) AFS customer deposit to loan ratio (%) AFS deposits ($bn) 55.8 58.1 59.4 61.1 59.8 61.4 1H12 2H12 1H13 2H13 1H14 2H14 4.3 259.0 8.5 263.3 11.6 279.2 (4.2) 2H13 Term deposits Savings, transactions and online deposits 1H14 Term deposits Savings, transactions and online deposits 2H14 Lloyds reduced deposit to loan by 87bps Up 2% Up 6% 1.1 1.1 1.2 1.3 1.0 1.3 22.3 22.5 22.7 22.9 23.0 23.3 20.00 20.20 20.40 20.60 20.80 21.00 21.20 21.40 21.60 21.80 22.00 22.20 22.40 22.60 22.80 23.00 23.20 23.40 23.60 23.80 1H12 2H12 1H13 2H13 1H14 2H14 System multiple Market share AFS Household deposits1 market share (%) and system multiple (x)

| Westpac Group Full Year 2014 Presentation & Investor Discussion Pack total financial service needs 94 348 396 432 466 2.9 3.7 4.3 4.9 1H13 2H13 1H14 2H14 Total customers ('000) FUM $bn 5% 10% 15% 20% Jun-10 Jun-11 Jun-12 Jun-13 Jun-14 WBC Peer 1 Peer 2 Avg of next Top 4 1 Roy Morgan research. Customer satisfaction retail funds August 2014. 2 Refer slide 148 for wealth metrics provider details. 3 Plan for Life rolling 12 month average. New sales includes sales, premium rerates, age and CPI indexation. June 2014. 4 Plan for Life, June 2014. Leading the industry in adopting transparent practices including customer should expect from their advisor Minimum education and professional standards for all our advisers BT Super for Life customer satisfaction now 60.5%1 (up 12ppt FY14/FY13) Life insurance lapse rates significantly below peers Wealth investment continues with BT Panorama and the launch of BT Cash Hub. Ongoing investment will deliver phased capabilities to transform how customers build, manage and protect their wealth 135 38 57 (107) 413 176 57 (92) WBC Peer 1 Peer 2 Peer 3 1 Year 4 Years Customer with wealth products2 change over last year and last 4 years (bps) BT Super for Life (retail) customer numbers and FUM Life Insurance Individual new sales market share3 (%) Life insurance lapse rates4 (%) AFS 10% 15% 20% Jun-10 Jun-11 Jun-12 Jun-13 Jun-14 WBC Peer 1 Peer 2 Peer 3 Peer 4

| Westpac Group Full Year 2014 Presentation & Investor Discussion Pack AFS high quality portfolio, significant improvement in business 95 AFS stressed exposures as a % of TCE reduced 12bps to 1.28% (down 33bps FY14/FY13) Impaired assets down 7bps to 25bps of TCE (down 14bps FY14/FY13) Continued improvement in business portfolio quality, with asset sales and refinancing helping to reduce stressed assets by $366m or 5% (down $1,187m or 14% FY14/FY13) Consumer portfolio remains sound, supported by low interest rates and consumer caution with continued strong debt serviceability Mortgage 90+ days delinquencies down 3bps to 47bps (down 6bps FY14/FY13) Credit card 90+ days delinquencies down 17bps to 82bps (down 11bps FY14/FY13) Auto finance 90+ days delinquencies down 11bps to 82bps (down 6bps FY14/FY13) Movement in impairment charges ($m) 90+ days delinquencies (%) Stressed exposures as a % of TCE AFS 330 16 51 6 341 (31) (31) 1H14 WRBB consumer WRBB business SGB consumer SGB business BTFG 2H14 0.83 0.47 0.82 Credit cards Mortgages Auto finance 1.28 2H11 1H12 2H12 1H13 2H13 1H14 2H14 Impaired 90+ days past due well secured Watchlist & substandard

WRBB

Strong operating performance

Cash earnings movement ($m)


2,355
303
83
(109)
49
(99)
2,582
Up 10%
FY13
Net II
Non-II
Expenses
Impairment charges
Tax & NCI
FY14

FY14 % of Group cash earnings


34

Net interest margin (%)


2.33
(3bps)
4bps
5bps
2.39
Up 6bps
FY13
Assets
Customer deposits
Wholesale funding & other
FY14

Impairment charge ($m)


429
486
437
FY12
FY13
FY14

Key financial metrics FY14 - FY13

Cash earnings	↑	10%	• Up $227m to $2,582m
Core earnings	↑	7%	• Up $277m to $4,128m with 6% revenue growth
Net interest income	↑	5%	• Up $303m to $5,958m • Disciplined asset growth: 6% in home lending 3% business lending and above system growth in cards[1] and personal loans[2] • 9% deposit growth with household deposits above system[1], transaction and savings accounts up 12%
Net interest margin	↑	6bps	• Asset spread compression of 3bps due to competitive pricing for new business • Increased deposit spreads of 4bps driven by growth in transaction accounts and market pricing • Wholesale funding costs 5bps lower
Non-interest income	↑	6%	• Increased credit cards revenue from higher activity levels from WRBB Black cards • Increased business volumes and activity
Expenses	↑	3%	• Productivity savings in branches and customer servicing, partly offsetting salary and lease cost increases, volume related costs and increased investment spend
Impairment charges	↓	10%	• Impairment charges down to $437m. Reduced stressed assets in business lending and lower delinquency rates in consumer loans

1 APRA Banking Statistics, September 2014. 2 Rfi data, September 2014.

96 | Westpac Group Full Year 2014 Presentation & Investor Discussion Pack

Westpac GROUP

2H14 delivered across growth, return, strength and productivity

WRBB

Cash earnings movement 2H14 - 2H13 ($m)



1,213
49
8
(21)
16
(14)
1,251
122
21
(43)
15
(35)
1,331
Up 3%
Up 6%
2H13
Net II
Non-II
Expenses
Impairment charges
Tax & NCI
1H14
Net II
Non-II
Expenses
Impairment charges
Tax & NCI
2H14

Key financial metrics

	2H13	1H14	2H14		Change on 1H14
Revenue ($m)	3,552	3,609	3,752	↑	4%
Net interest margin (%)	2.35	2.37	2.40	↑	3bps
Expense to income (%)	44.3	44.2	43.7	↓	54bps
Customer deposit to loan ratio (%)	58.5	58.6	60.3	↑	171bps
ROTE (%)	28.1	26.6	26.8	↑	28bps

Key financial metrics 2H14 – 1H14

Cash Earnings	↑	6%	• Up $80m to $1,331m
Core earnings	↑	5%	• Up $100m to $2,114m with 4% revenue growth
Net interest income	↑	4%	• Up $122m to $3,040m • 3% asset growth: home lending growth of 4% approaching system[1] and business lending growth at system[1] • 6% deposits growth with household deposits above system[2]
Net interest margin	↑	3bps	• Asset margin compression of 4bps from increased competition • Deposit spreads up 3bps due to market repricing of term deposits • Lower wholesale funding costs of 4bps
Non-interest income	↑	3%	• Increased credit card revenue from higher activity levels • Increased business line fees
Expenses	↑	3%	• Increase due to full period impact of January salary increases, launch of small business banking unit and increase in sales roles. Partly offset by continued productivity saves
Impairment charges	↓	7%	• Impairment charges down to $211m from a reduction in business lending stressed assets and lower mortgage delinquency rates

1 RBA Financial Aggregates, September 2014. 2 APRA Banking Statistics, September 2014.

97 | Westpac Group Full Year 2014 Presentation & Investor Discussion Pack

Westpac GROUP

WRBB

Relationship based customer franchise driving growth

Consumer banking highlights

- Customer service revolution delivering improved customer experience. Complaints improved 24% and consumer satisfaction[1] lifted to #1 of majors
- Continuing to meet customer needs 24/7 with 61 Bank Now sites, Premium 24/7 call centre, 2.7m customers migrated to Westpac Live platform, Smart ATMs and Emergency cash capability. Also launched "60min Home Loan", simplified card products, enabled more self-service and e-statements
- 1.2x system in household deposits[2], above system growth in credit cards[2], and 1.8x system in personal lending[3]
- Market leading customers with wealth product[4] at 21.9%
- Winner: CANSTAR - Best First Home Buyer Loan (3 consecutive years); AMIA Best Enterprise / Digital product or service; Smart Investor – Best Rewards Card; Australian Mortgage Awards – most effective internet presence (broker distribution)

Business banking highlights

- #1 in business customer satisfaction of the majors[5], #1 NPS overall business, SME and agribusiness[6]
- Small business banking unit established
- Rolled out 92 Connect Now sites: enabling customers and staff in branches and business banking centres access to business specialists via video conference
- Business banking transformation and productivity driving deposit and lending growth above system while improving credit quality
- Successful partnership model with WIB providing increased access to FX, foreign accounts and debt markets products
- Business banking excellence recognised through awards. Winner: AB+F Best Business Bank at Branch; AB+F Best Cash Management Business Bank; Roy Morgan Business Bank of the Year (2013 calendar year)

Key performance metrics

	2H13	1H14	2H14		Change on 1H14
Total customers (#m)	6.11	6.20	**6.28**	✓	1%
Business customers (#'000)	722	743	**752**	✓	1%
Active digital customers (#m)	2.45	2.53	**2.63**	✓	4%
Active mobile customers (#m)	1.51	1.64	**1.77**	✓	8%
Bank Now branches (#)	17	34	**61**	✓	27
Connect Now enabled branches	0	35	**92**	✓	57
MyBank customers (%)	25.6	25.6	**26.1**	✓	53bps
Average products per customer[7] (#)	3.12	3.14	**3.08**	X	(2%)
Customers with BT Super for Life ('000)	299	324	**466**	✓	44%
Service quality (complaints #'000)	35.8	26.7	**20.3**	✓	(24%)
Overall consumer NPS[8]	4th	4th	**3rd**	✓	1 rank
Overall business NPS[6]	2nd	3rd	**1st**	✓	2 ranks
Women in leadership (%)	43	45	**47**	✓	2ppts

1 Refer slide 148 for customer satisfaction details. 2 APRA Banking Statistics, September 2014. 3 RFi Australian Consumer Lending Council, PLBT - September 2014 report for Westpac Group. 4 Refer slide 148 for wealth metrics provider details. 5 Refer slide 148 for business satisfaction details. 6 Refer slide 147 for business NPS provider details. 7 Refer slide 148 for average products per customer metrics. 8 Refer slide 147 for consumer NPS provider details.

98 | Westpac Group Full Year 2014 Presentation & Investor Discussion Pack

Westpac GROUP

| Westpac Group Full Year 2014 Presentation & Investor Discussion Pack WRBB consistently delivering high quality results 99 49.8 48.6 46.8 44.8 43.9 FY10 FY11 FY12 FY13 FY14 510 566 620 700 748 FY10 FY11 FY12 FY13 FY14 227 242 250 256 271 50.4 51.7 55.3 58.5 60.3 FY10 FY11 FY12 FY13 FY14 1,708 1,878 2,158 2,355 2,582 FY10 FY11 FY12 FY13 FY14 3,041 3,231 3,472 3,851 4,128 FY10 FY11 FY12 FY13 FY14 18.8 19.8 20.8 21.2 21.9 FY10 FY11 FY12 FY13 FY14 1 Refer slide 148 for wealth metrics provider details. Cash earnings ($m) Expense to Income ratio (%) ) Core earnings ($m) Customers with a wealth product1 (%) Loans ($bn) and customer deposit to loan ratio (%) WRBB

st.george

St.George delivering
growth and customer choice

st.george | bankSA | Bank of Melbourne | RAMS

Cash earnings movement ($m)



1,392
321
49
(158)
57
(81)
1,580
Up 14%
FY13
Net II
Non-II
Expenses
Impairment charges
Tax & NCI
FY14

FY14 % of Group cash earnings



21

Net interest margin (%)



2.22
(6bps)
7bps
2bps
4bps
2.29
Up 7bps
FY13
Assets
Customer deposits
Wholesale funding & other
Lloyds
FY14

Cash earnings ($bn)



1.2
1.4
1.6
FY12
FY13
FY14

Key financial metrics FY14 - FY13

Cash earnings	↑	14%	• Up $188m to $1,580m with all brands contributing • Up 10% excluding Lloyds
Core earnings	↑	9%	• Up $212m to $2,495m with 10% revenue growth
Net interest income	↑	10%	• Up $321m to $3,537m • Lending up 10% (up 6% excluding Lloyds) • Deposits up 6%, with strong growth in household deposits (above system[1])
Net interest margin	↑	7bps	• Lloyds added 4bps • Deposit spreads improved 7bps and wholesale funding contributed 2bps • Partly offset by a 6bps decline in asset spreads, mostly reflecting increased competition and customer preference for fixed rate lending
Non-interest income	↑	10%	• Higher business lending fees due to increase in line fees • Fee income related to Lloyds added $26m
Expenses	↑	11%	• Expenses up 5% excluding Lloyds • Expansion of Bank of Melbourne and continued roll-out of Business Connect model for serving SME customers • Partly offset by productivity initiatives
Impairment charges	↓	19%	• Impairment charges down $57m to $236m • Business impairment charges declined with a continued reduction in stressed assets, particularly property • Consumer impairment charges higher, mainly due to credit card and auto finance loans

1 APRA Banking Statistics, September 2014.

100 | Westpac Group Full Year 2014 Presentation & Investor Discussion Pack

Westpac GROUP

2H14 momentum delivered
6% core earnings growth

Cash earnings movement 2H14 – 2H13 ($m)



701
69
11
(38)
63
(34)
772
121
14
(66)
(20)
(13)
808
Up 10%
Up 5%
2H13
Net II
Non-II
Expenses
Impairment charges
Tax & NCI
1H14
Net II
Non-II
Expenses
Impairment charges
Tax & NCI
2H14

Key financial metrics

	2H13	1H14	2H14		Change on 1H14
Revenue ($m)	1,880	1,960	2,095	↑	7%
Net interest margin (%)	2.25	2.27	2.30	↑	3bps
Expense to income (%)	37.7	38.1	38.8	↑	70bps
Customer deposit to loan ratio (%)	58.0	54.7	55.5	↑	87bps
ROTE (%)	22.7	22.1	21.1	↓	98bps

Key financial metrics 2H14 – 1H14

Cash earnings	↑	5%	• Up $36m to $808m
Core earnings	↑	6%	• Up $69m to $1,282m with 7% revenue growth
Net interest income	↑	7%	• Up $121m to $1,829m, showing pick-up in growth and full period impact of Lloyds • Lending up 4% • Deposits up 5%, with strong growth in household deposits (above system[1])
Net interest margin	↑	3bps	• Margins up to 2.30% • Deposit spreads improved 7bps and wholesale funding contributed 2bps • Partly offset by a 6bps decline in asset spreads, mostly reflecting increased competition and customer preference for fixed rate lending
Non-interest income	↑	6%	• Higher business lending fees due to increase in line fees • Full period contribution from Lloyds
Expenses	↑	9%	• Expenses up 5% excluding Lloyds • Expansion of Bank of Melbourne and continued roll-out of Business Connect model for serving SME customers • Partly offset by productivity initiatives
Impairment charges	↑	19%	• Impairment charges up from a low base to $128m • Business impairment charges were a little higher as 1H14 included the benefit of a significant reduction in stressed assets • Consumer impairment charges lower, driven by a decrease in delinquencies

1 APRA Banking Statistics, September 2014.

101 | Westpac Group Full Year 2014 Presentation & Investor Discussion Pack

st.george

St.George delivering across all metrics

st.george | bankSA | Bank of Melbourne | RAMS

Consumer banking highlights

- Above system growth across housing[1] and household deposits[2]
- Customer service revolution and continued innovation is delivering a better customer experience. Overall consumer NPS[3] leads the major banks and complaints were down 10%
- Continued improvement in depth of relationships with MyBank customers up 49bps to 22.7% and customers with wealth products[4] up a further 95bps to 17.1%
- The reconfiguration of the network to deliver better service continued with 144 FreshStart branches now in place
- Continued to focus on simplification of processes including Time to First Yes (69% now approved in branch within one hour); and deliver innovative digital mobility solutions that support customer needs including: finger print access on mobiles, Smartwatch capability and iBeacon technology

Business banking highlights

- SME Business Connect (our innovative distribution model in branches providing efficient access to specialists using online, video and mobile channels) is gaining traction, now in 140 branches. Benefits include: increased customer facing time for business bankers from 30% to 70%; 95% of video conference referrals have resulted in an average products per customer of 4.5
- Business customer numbers up 4% with new business lending growth exceeding run-off in 2H14
- Lloyds being successfully integrated with strong FY14 delivery, outperforming in revenue and balance sheet growth, with 7% increase in customers
- Business NPS[5] leads major banks

Key performance metrics

	2H13	1H14	2H14		Change on 1H14
Total customers (#m)	3.26	3.55	**3.61**	✓	2%
Business customers (#'000)	287	296	**307**	✓	4%
Active mobile customers (#m)	0.52	0.57	**0.62**	✓	9%
Active digital customers (#m)	1.27	1.32	**1.38**	✓	4%
FreshStart branches (#)	7	61	**144**	✓	83
Business Connect enabled branches (#)	30	112	**140**	✓	28
MyBank customers (%)	22.1	22.2	**22.7**	✓	49bps
Avg. products per customer[6] (#)	2.59	2.61	**2.64**	✓	1%
Customers with wealth product[4] (%)	14.9	16.1	**17.1**	✓	95bps
Service quality (complaints #'000)	11.1	10.9	**9.8**	✓	(10%)
Overall consumer NPS[3]	1st	1st	**1st**	✓	Steady
Overall business NPS[6]	3rd	1st	**1st**	✓	Steady
Women in leadership (%)	46	45	**48**	✓	3ppts

1 RBA Financial Aggregates, September 2014. 2 APRA Banking Statistics, September 2014. 3 Refer slide 147 for consumer NPS details. 4 Refer to slide 148 for wealth metrics provider details. 5 Refer to slide 147 for business NPS details. 6 Refer to slide 148 for average products per customer metrics details.

102 | Westpac Group Full Year 2014 Presentation & Investor Discussion Pack

Westpac GROUP

st.george

Investment, innovation and customer focus delivering growth across all brands

st.george bankSA Bank of Melbourne RAMS

Positive cash earnings across all brands ($m)



1,392
47
96
17
12
16
1,580
FY13
Lloyds
St.George
Bank of Melbourne
BankSA
RAMS
FY14

Excellent customer growth (#'000)



Lloyds
3,613
240
3,373
2,961
3,026
3,159
3,260
FY10
FY11
FY12
FY13
FY14

Quality improvement – reduced stressed assets to TCE (%)



3.9
3.7
3.2
2.3
1.6
FY10
FY11
FY12
FY13
FY14

Bank of Melbourne delivering growth FY14-FY13

- Positive cash earnings growth funding expansion
- 94 branches/instores (up 17)
- Market share 4.6% (up 30bps)[1]
- Household deposits 3.2x Victorian banking system[2] and mortgages 2.4x Victorian system[3]
- Strong household deposit growth up 30% to $5.5bn, mortgages up 18% to $17.8bn and total lending up 13% to $23.9bn
- 13% lift in customer numbers. MyBank customer growth up 15%
- Very involved with the Victorian communities including: a partnership with Melbourne City Mission; Bank of Melbourne Neighbourhood Fund and Local Project; presenting partner of Melbourne Food and Wine Festival

Maintaining innovation edge

- Leverage strong heritage of digital capability
  - First internet banking4 (1995)
  - Real time banking[4] (1996)
  - First to send SMS alerts[4] (2003)
  - First savings/transaction accounts opened via mobile devices[4] (2010)
  - First to deliver finger print access logon via mobile devices[5] (2014)
- Provide innovative customer solutions
  - Credit and debit card application and activation via mobile (2012)
  - Personal loans on mobile (2013)
  - Ability to view e-statements via mobile (2013)
  - Identifying customers entering branch via iBeacon (2014)

Service revolution

- Development of 'Our Service Promise' program which included
  - Establishment of key service behaviours and staff empowerment model
  - Successful national roll-out with all staff attending immersion sessions around Australia
- Reinvigoration of branch network model through FreshStart now rolled out to 144 branches
- Business Connect, providing SME customers access to expert bankers now rolled out to 140 branches

1 Market share as measured by footings (household deposits and housing balances). 2 Bank of Melbourne growth multiple is for the 9 months to June 2014 for Victoria and estimated based on State based ABS National Accounts data along with ABA/Cannex surveys. 3 Growth multiple is for the 11 months to August 2014 for Victoria and estimated based on ABS new housing finance statistics, State based ABS National Accounts data along with ABA/Cannex surveys. 4 First in Australia. 5 First bank in the world.

103 | Westpac Group Full Year 2014 Presentation & Investor Discussion Pack

Westpac GROUP

BT Financial Group

Strong BT cash earnings growth up 16%

Cash earnings movement ($m)


Revenue up 331 (14%)
Expenses up 116 (10%)
773
131
96
7
97
(20)
(96)
3
(96)
895
FY13
Flows
Markets
GI Claims
Other revenue¹
Strategic investment
Other expenses²
Impairment charges
Tax and NCI
FY14

Cash earnings ($m)


Cash earnings up 122 (16%)
773
110
51
(39)
895
FY13
Funds Management
Insurance
Capital & other
FY14

Cash earnings FY14 – FY13 up 16%

Funds Management	↑	26%	• Up $110m to $539m – Increase in asset markets – BTIM performance fee revenue up $79m – Increased strategic investment and compliance spend
Insurance	↑	19%	• Up $51m to $319m – Life in-force premium growth of 16%, lapse rates improved at 13.2%[3] and remain below market – General Insurance gross written premium up 11%, claims down $7m – LMI cash earnings down $9m
Capital and other	↓	51%	• Down $39m to $37m – Lower returns on invested capital and higher stamp duty costs

Movement FY14 – FY13

Markets	↑	4%	• Asset markets stronger, positively impacting FUM and FUA related revenue across platforms, superannuation and asset management
Flows	↑	6%	• Flows revenue up $131m • Life Insurance in-force premium and General Insurance gross written premium up 16% and 11% respectively • delivering quality advice and improved productivity • Private Wealth lending up 9% • Strong net flows into Advance
Other revenue	↑	4%	• Mainly driven by BTIM performance fees, up $79m on FY13 due to strong outperformance of funds
Expenses	↑	10%	• Strategic investment costs up $20m driven by investment in Panorama and planner productivity • Other expenses up $96m, driven by higher volume, regulatory change expenses and bonuses associated with performance fees

Key financial metrics

	FY13	FY14		Change on FY13
Expense to income (%)	51.9	**49.8**	↓	211bps
ROTE (%)	27.3	**31.5**	↑	419bps

1 Other revenue includes BTIM performance fees and Life Insurance revenue. 2 Other expenses includes performance related payments in BTIM. 3 Plan for Life, June 2014.

104 | Westpac Group Full Year 2014 Presentation & Investor Discussion Pack

Westpac GROUP

Leading wealth provider and investing for the future

BTFG's cash earnings tend to be seasonal – given insurance claims and fund activity – and are best compared annually or to prior corresponding period (2H13)

Cash earnings movement ($m)



Revenue up 139 (12%)
Expenses up 43 (7%)
410
103
33
(12)
15
(15)
(28)
(1)
(48)
457
2H13
Flows
Markets
GI Claims
Other revenue[1]
Strategic investment
Other expenses[2]
Impairment charges
Tax and NCI
2H14

Cash earnings ($m)



Cash earnings up 47 (11%)
410
52
24
(29)
457
2H13
Funds Management
Insurance
Capital and other
2H14

Cash earnings 2H14 – 2H13 up 11%

Funds Management	↑	23%	• Up $52m to $274m driven by – Increase in asset management with FUM growth of 17% – Partially offset by increased strategic investment – Impairment charge of $2m, up $1m
Insurance	↑	16%	• Up $24m to $172m driven by – Life in-force premiums up 16% – General Insurance claims up $12m – 8% General Insurance gross written premium growth
Capital and other	↓	73%	• Down $29m to $11m driven by – Lower returns on invested capital

Movement 2H14 – 2H13

Markets	↑	3%	• Asset markets higher, positively impacting FUM (up 17%) and FUA (up 10%). Related revenue across platforms, superannuation and asset management higher
Flows	↑	9%	• Flows revenue up $103m • Maintained lead FUA position with all Platforms market share ranked number 1 at 19.7%[3] • Life Insurance in-force premium and General Insurance gross written premium growth of 16% and 8% respectively • Average margin lending balances down 6% • Private Wealth lending up 9%
Expenses	↑	7%	• Strategic investment costs up $15m with focus on improving planner productivity, investment in Panorama • Other expenses up $28m, driven by compliance and volume related costs

Key financial metrics

	2H13	2H14		Change on 2H13
Expense to income (%)	51.0	**48.9**	↓	210bps
ROTE (%)	29.3	**32.0**	↑	271bps

1 Other includes BTIM performance fees. 2 Other expenses includes performance related payments in BTIM. 3 Plan for Life, June 2014, All Master Funds Admin.

105 | Westpac Group Full Year 2014 Presentation & Investor Discussion Pack

Continued growth across business drivers

Key features of 2H14

- Solid growth across all earnings drivers
  - FUM and FUA up 8% and 6% respectively
  - Insurance businesses continue to offer a range of solutions to help customers protect their wealth. Life Insurance in-force premiums increased 8%. General Insurance gross written premiums up 4%
- The Advice and Private Wealth businesses continue to meet our customer's whole of wealth needs
- Delivering on strategic investments
  - Panorama's successful cash hub launch and ongoing phased delivery
  - 1,000+ advisors currently registered to use Panorama
  - Well positioned for regulatory change

FUM / FUA

	Average		Period end	
	$bn	2H14 – 1H14 % mov't	$bn	FY14 – FY13 % mov't
BT Wrap/Asgard FUA	90.6	7	91.7	11
Corporate Super	18.0	8	18.1	14
Other FUA	3.1	(6)	2.9	(28)
Total FUA	**111.7**	**7**	**112.7**	**10**
Retail FUM	16.8	2	16.7	2
Institutional FUM	23.1	-	23.4	4
Wholesale FUM	46.5	13	48.9	30
Total FUM	**86.4**	**7**	**89.0**	**17**

Key performance metrics

	2H13	1H14	2H14		Change on 1H14
Planners (salaried & aligned) (# spot)	1,169	1,195	**1,220**	✓	2%
Revenue per Private Wealth banker[1] ($'000)	1,240	1,340	**1,457**	✓	9%
BT Super for Life (retail) customers (#'000)	396	432	**466**	✓	8%
BT Super for Life (retail) FUM ($bn)	3.7	4.3	**4.9**	✓	14%
Platform market share[2] (including Corporate Super) (%)	19.5	19.7	**19.7**	✓	Flat
Retail market share[2] (excluding cash) (%)	18.3	18.4	**18.4**	✓	Flat
Life Insurance market share[3] (%)	10.3	10.8	**11.4**	✓	59bps
Home & contents market share[4] (%)	5.1	5.2	**5.5**	✓	26bps
Women in leadership (%)	41	41	**44**	✓	3ppts

1 Revenue per spot Private Wealth banker. 2 Plan for Life, June 2014, All Master Funds Admin. 3 Plan for Life (Individual Risk) rolling 12 month average. New sales includes sales, premium re-rates, age and CPI indexation. June 2014. 4 Internally calculated from APRA quarterly general insurance performance statistics, June 2014.

106 | Westpac Group Full Year 2014 Presentation & Investor Discussion Pack

| Westpac Group Full Year 2014 Presentation & Investor Discussion Pack Strong value creation across wealth business 107 635 685 734 792 1H13 2H13 1H14 2H14 Up 16% Up 8% 198 218 227 235 1H13 2H13 1H14 2H14 Up 8% Up 4% 95.5 102.7 106.8 112.7 1H13 2H13 1H14 2H14 Up 10% 1 Plan for Life, June 2014. FUM ($bn) FUA ($bn) Life Insurance lapse rates1 (%) Life Insurance in-force premiums ($m) General Insurance gross written premiums ($m) Up 6% Planner numbers (#) 557 550 544 553 564 619 651 667 1H13 2H13 1H14 2H14 Salaried planners Aligned planners Up 2% Aligned planners up 8% 17.1 17.4 17.0 18.1 14.4 20.5 24.1 27.7 18.3 20.8 23.0 25.2 15.9 17.5 18.0 18.0 65.7 76.2 82.1 89.0 1H13 2H13 1H14 2H14 BTIM (exc. JOHCM) JOHCM Advance Retail Super/Other Up 8% Up 17% 10% 15% 20% Jun-10 Jun-11 Jun-12 Jun-13 Jun-14 WBC Peer 1 Peer 2 Peer 3 Peer 4

Westpac Institutional Bank

Solid WIB performance
up 4% in FY14 excluding significant items

Cash earnings movement ($m)


1,575
(61)
(81)
1,433
13
110
(92)
47
(27)
1,484
(16)
1,468
up 4%
Down 7%
FY13
CVA[1]
Hastings[1,2]
FY13 (adjusted)
Net II
Non-II
Expenses
Impairments
Tax & NCI
FY14 (adjusted)
CVA[1]
FY14

Investing in the business, expanding capabilities in Asia


WIB expenses ($m)
1,115
(4)
Expenses ex. investment and Lloyds
15
7
74
Building capabilities in Asia and meeting regulation
1,207
FY13
Core expenses
Lloyds
Amort'n & Depr'n
Business investment
FY14

Movement FY14 – FY13

Cash earnings	↓	7%	• FY13 included a large benefit from CVA and revenue associated with Hastings' exit of listed infrastructure funds. These items were not repeated in FY14 • Excluding these impacts WIB's cash earnings increased 4%
Core earnings	↓	9%	• Excluding impacts of CVA and Hastings (as above) core earnings up 2%
Net interest income	↑	1%	• Average interest-earning assets up 13%. Growth was supported by a lift in business lending, trade finance and Lloyds, with net loans up 17%. Deposits up 6%, mainly in term deposits • Offset by net interest margin compression
Net interest margin	↓	24bps	• Lower net interest margin reflects competition for both assets and liabilities, in particular transactional deposits
Non-interest income	↓	7%	• FY13 included significant revenue from the exit of listed infrastructure funds, and an $87m CVA benefit compared to a $23m CVA charge in FY14 • Excluding the impact of these items, non-interest income was up 8% or $110m
Expenses	↑	8%	• Increase in expenses reflects continued build of capabilities in Asia. Excluding investment and Lloyds, core expenses were down $4m
Impairment benefit	↑	53%	• $136m benefit in FY14 (FY13: $89m benefit) mainly reflects lower new IAPs

1 After tax impact. 2 Represents revenue associated with Hastings' exit of listed infrastructure funds.

108 | Westpac Group Full Year 2014 Presentation & Investor Discussion Pack

Westpac GROUP

Westpac Institutional Bank

2H14 impairment benefit and market risk income lower
sound operating performance, good customer flows

Cash earnings movement ($m)


752
21
(22)
(27)
(44)
36
716
Down 5%
1H14
Net II
Non-II
Expenses
Impairments
Tax & NCI
2H14

Solid growth on both sides of WIB balance sheet


Loans (A$bn)
Deposits (A$bn)
Deposit to loan ratio (%)
118.4
128.9
112.8
116.8
56.0
66.3
56.5
72.8
64.0
72.2
66.2
77.3
1H13
2H13
1H14
2H14

Movement 2H14 – 1H14

Cash earnings	↓	5%	• Cash earnings lower mainly due to an impairment benefit of $90m in 1H14 compared to a $46m benefit in 2H14 and lower market risk related income, including a $21m negative movement in the CVA
Core earnings	↓	3%	• Core earnings outcome reflects continued investment in the business, revenue in line with 1H14
Net interest income	↑	3%	• Average interest-earning assets up 5%, supported by 7% growth in business lending, including in property and infrastructure. Deposits up 7% • Partly offset by lower net interest margin
Net interest margin	↓	6bps	• Some stability in liability spreads, although competition for assets remains strong
Non-interest income	↓	3%	• Higher lending and transaction fees and higher performance fee revenue from Hastings were offset by a lower contribution from risk management activities and a higher CVA charge
Expenses	↑	5%	• Increase in expenses reflects continued build of capabilities in Asia • Excluding investment and Lloyds, expenses down 3%
Impairment benefit	↓	49%	• $46m benefit in 2H14, lower compared to 1H14 ($90m benefit) mainly due to lower write-backs

109 | Westpac Group Full Year 2014 Presentation & Investor Discussion Pack

Westpac GROUP

Westpac Institutional Bank

Customer revenue up 6%
reflecting focus on customer relationships

- Customer revenue[1] $1,301m, up 6% (up 6% FY14/FY13). Supported by
  - Lift in FX and Debt Markets sales from meeting customers' risk management needs in interest rates and foreign exchange
    - Well positioned to capture customer risk management activity through specialist product support and market insight, including broader capabilities through licencing and electronic facilitation
    - Leveraged investment in platforms, people and product capabilities to maintain No. 1 position in core AUD and NZD FX markets[2]
  - 6% uplift in lending revenue and strong growth in fee revenue
    - Supported by growth in business lending, particularly in property and infrastructure, partly offset by net interest margin compression
    - Improved capabilities in finance and operating leases delivering good momentum, with particularly strong growth in asset finance revenue
  - Deposits revenue lower with ongoing net interest margin pressure

Customer revenue[1] ($m)


1,204
1,232
32
(3)
40
1,301
Up 2%
Up 6%
2H13
1H14
Lending
Deposits
Sales and fees
2H14

Focused on delivering for customers


2H14 revenue composition (%)
Customer
Market risk
Hastings
Other
12
3
3
82
WIB customer revenue 82% of total revenue, up from 78%

Solid customer sales in WIB markets


WIB markets customer sales revenue ($m)
2H13
1H14
2H14
178
179
185
89
101
113
FX & CCE
Debt Markets

1 WIB customer revenue is lending revenue, deposit revenue, sales and fee income. Excludes trading, CVA and Hastings. 2 Source: Euromoney FX Poll 2014, Number 1 Australian Bank for FX, Globally. Measure of market share from 14,050 FX industry votes.

110 | Westpac Group Full Year 2014 Presentation & Investor Discussion Pack

Westpac GROUP

Westpac Institutional Bank

Institutional market leadership
11 years as Number 1 Lead Domestic Transactional Bank[1]

Global Transactional Services.

No.1 Lead Transactional Bank in Australia 2014[2]

No.1 Relationship Strength Index (All domestic relationships)[2]

No.1 Overall Satisfaction (All domestic relationships)[2]

Foreign Exchange.

No.1 Australian Bank for FX, Globally[3]

No.1 Australian Bank for FX Quantitative Research in Australasia[4]

No.1 Australian FX Bank for Client Service in the Asian and Australasian Timezone and Geography[5]

No.1 Overall FX Relationship Strength Index[6]

Debt Markets.

No.1 Debt House in Australia[7]

No.1 Australian Domestic Bank in the Fixed Income Markets[8]

No.1 Research and Analysis on Structured Finance[9]

Relationship.

No.2 Lead Relationship Bank in Australia[10]

No.2 Relationship Strength Index[10]

No.2 Overall Satisfaction with Products and Services[10]

Insight.

No.1 Most Useful Analysis of the Australian Economy[11]

No.1 Most Useful Interest Rate Forecasts and Trend Analysis[11]

1 Peter Lee Associates Large Corporate and Institutional Transactional Banking Survey Australia. Quantitative measure from 576 votes in 2014. Westpac ranks No.1 for citations as a 'lead' domestic transactional bank 2004-2014. 2 Peter Lee Associates Large Corporate and Institutional Transactional Banking Survey Australia. Rank vs. Top 4. Quantitative measure from 576 votes in 2014. 3 Euromoney FX Poll 2014. Measure of market share from 14,050 FX industry votes. 4 Euromoney FX Poll 2014. Quantitative measure of market share vs. global competitors from 308 FX industry votes. 5 Euromoney FX Poll 2014, Asian Timezone. Measure of client service from 5,405 FX service user votes. 6 Peter Lee Associates Foreign Exchange Survey Australia 2013. Quantitative measure from 310 corporate and financial institution respondents. Rank vs. Top 4. 7 Euromoney Awards for Excellence 2014. 8 Peter Lee Associates Debt Securities Investors Australia Survey 2013. Rank vs. top 4 major domestic banks. Based upon the most active investors in each type of security. Based upon Westpac achieving a no.1 ranking amongst the four major domestic banks for estimated market share across Commonwealth Treasury and Semi Government Bonds, Corporate Bonds, Asset Backed Securities and CPI Linked Securities, a No.1 ranking for Relationship Strength amongst the four major domestic banks across Commonwealth Treasury and Semi Government Bonds, Corporate Bonds and Asset Backed Securities. 9 KangaNews fixed income research poll 2014. Votes by more than 60 Australian-based institutional fixed income investors only. 10 Peter Lee Associates Large Corporate and Institutional Banking Survey Australia 2014. Rank vs Top 4 from 570 respondents. 11 Peter Lee Associates Interest Rate Derivatives Survey, Australia 2013. Quantitative measure from 182 corporate respondents. Rank vs. Top 4.

111 | Westpac Group Full Year 2014 Presentation & Investor Discussion Pack

Westpac GROUP

Westpac Institutional Bank

Service revolution delivering
solutions and new capabilities to help customers prosper and grow

Delivering growth in targeted areas

Revenue	% Mov't FY14/FY13
Asia (USD)	43
Trade Finance Australia and Asia	47
Natural Resources	11
WIB/AFS Partnership	5

WIB/AFS Partnership revenue up 5%

- Leading web-based receivables product for independent schools leveraging WIB transactional capability now rolled out to 15 schools. Reduces five month implementation to 3-4 weeks, getting customers up and running quickly
- FX capabilities delivered to retail customers. Global Currency Card launched April 2014 – 36,000 card sales, four star Canstar Rating[2] in first year
- Institutional insights provided to Private Banking customers through WIBIQ
- Fixed income investment options available on BT platforms

Delivering solutions and new capabilities for customers

- WIBS for Service Bureaus – end to end automation of customers' digital bank statement distribution to third party service bureaus reducing processing time by 2-3 weeks
- Mobile PayWay delivered for transactional banking customers
- Redesigned Merchant ID establishment to a bulk upload process for large customers
- Joint Lead Manager on the first Green Bond in Australia, issued by The World Bank (THE WORLD BANK Green Bond)
- Launch of Corporate Mobile - accessing Corporate Online features on smartphones and tablets – almost 10,000 downloads since launch
- Delivering electronic trade solutions to reduce processing costs, lower operational risk and improve the working capital cycle for customers
- Closed loop payments solution eliminating cash handling and manual processes (for clubs, universities schools and others)

Positioned strongly for future growth

Infrastructure

- Westpac has a leading position in infrastructure, with a strong team in place. Hastings also gives Westpac a unique opportunity for growth in this sector
- 7 major transactions successfully closed by WIB in FY14, with a total project value of approximately $16bn
- Key growth area. Non-mining projects in total are valued at $456bn, up $27bn on a year ago[1] and there is a renewed commitment by Government to invest in infrastructure

Superannuation

- Westpac is a leader in superannuation rollover services
- Westpac's QuickSuper Clearing House and Gateway streamlines and automates superannuation payments
- More than 25,000 employers across the country are now using Westpac's Clearing House and Gateway to pay their employees' superannuation contributions

1 Sources: Deloitte Access Economics "Investment Monitor", Westpac Economics June 2014. 2 Canstar Star Ratings Travel Money Cards, June 2014.

112 | Westpac Group Full Year 2014 Presentation & Investor Discussion Pack

Westpac GROUP

Westpac Institutional Bank

Connecting our customers
to the trade, capital and people flows between Asia and Australasia

Building capabilities in Asia in key product and customer areas


Beijing
Shanghai
Hong Kong
Mumbai
Singapore
Jakarta

- **Trade** Finance
- **Global Capital** Markets
- **Financial** Institutions
- **Structured** Asset Finance
- **Structured** Commodity Finance
- **Premium** Banking


Westpac MNI China Consumer
Key data on an economic powerhouse

In May 2014, Westpac launched its market leading index tracking Chinese consumer sentiment, gaining significant market commentary

Key milestones in FY14 – Focus on China

First Half 2014



Sub-branch preliminary approval in Shanghai Free Trade Zone

3rd bank since 2011 to be granted China Derivatives licence



Second Half 2014

China FX Derivative approved for G7 currencies

UnionPay Agreement signed

Granted NZD/CNY Market Makers Licence

Key milestones in FY14 – Broader Asian region

Welcomed over 100 corporate and institutional customers



Commenced trading G10 interest rate derivatives and USD Interest Rate Swaps under the current general derivatives licence

Structured Commodity Finance business up and running - completed 4 key deals

1st RMB offshore trade in Singapore

113 | Westpac Group Full Year 2014 Presentation & Investor Discussion Pack

Westpac GROUP

Risk management continues to be a competitive advantage

Impairments: (charges) / benefits ($m)


New IAPs
Write-backs
Change in CAP
Total impairment benefit
(186)
(100)
(69)
(15)
104
98
93
58
125
48
66
3
43
46
90
46
1H13
2H13
1H14
2H14

- WIB continues to benefit from its strong risk management disciplines, recording impairment benefits in the last four halves
- Impairment benefit of $46m was 49% lower compared to 1H14 ($90m). Lower new IAPs have not fully offset the lower write-backs and lower changes in CAP. Write-backs and changes in CAP have reduced as the volume of stressed assets has declined and the quality of the portfolio has improved

Stressed exposures as a % of TCE


Impaired
90+ days past due well secured
Watchlist & substandard
0.8
1.0
4.3
4.6
2.6
2.3
2.1
1.6
1.2
1.0
0.9
0.7
0.8
3.6
3.5
1.8
1.5
1.4
1.0
0.7
0.7
0.7
0.1
0.2
0.7
0.9
0.7
0.7
0.6
0.6
0.4
0.3
0.2
FY07
FY08
FY09
FY10
FY11
1H12
2H12
1H13
2H13
1H14
2H14

- The level of stress in the portfolio has declined substantially from the peak in FY10 (4.6%) and is down 14bps to 89bps (down 27bps FY14/FY13)
- The current level of stress remains below the long term average of approximately 2%
- Impaired assets to TCE down 11bps to 23bps (down 19bps FY14/FY13)

114 | Westpac Group Full Year 2014 Presentation & Investor Discussion Pack

NZ delivers a strong performance across return, growth, productivity and strength

New Zealand

Cash earnings movement (NZ$m)


768
38
6
(4)
91
(35)
864
Up 13%
FY13
Net II
Non-II
Expenses
Impairment charges
Tax & NCI
FY14

FY14 % of Group cash earnings


10

Net interest margin (% and bps)


2.33
(2bps)
2.31
(30bps)
21bps
5bps
2.27
Down 4bps
FY13
Branch treasury
FY13 adjusted
Assets
Customer deposits
Wholesale funding costs and other
FY14

Impairment charge (NZ$m)


191
117
26
FY12
FY13
FY14

Key financial metrics FY14 - FY13 (NZ$m)

Cash earnings	↑	13%	• Up $96m to $864m
Core earnings	↑	3%	• Up $40m to $1,222m, driven by 2% revenue growth and flat expense outcome
Net interest income	↑	2%	• Up $38m to $1,592m • Solid lending growth of 5% with strong targeted growth in housing and agriculture, both ahead of system[1] • Deposits up 6% largely funding lending growth
Net interest margin	↓	6bps	• Underlying margins declined by 4bps • The transfer of assets from NZ Branch Treasury operations in 2H14 reduced NIM by 2bps • Asset spread compression due to continued customer preference for lower spread fixed rate mortgages and intense market competition • Partly offset by deposit spread improvement and lower wholesale funding costs
Non-interest income	↑	1%	• Underlying income up 3% driven by increased wealth and insurance income • Partly offset by Christchurch earthquake insurance received in FY13 not repeated
Expenses	-	Flat	• Ongoing investment in strategic initiatives delivering productivity benefits
Impairment charges	↓	78%	• Impairment charges down to $26m due to disciplined credit decisioning, reduced stressed assets in business lending and continued improvement in mortgage and other consumer lending delinquencies

1 Reserve Bank of New Zealand (RBNZ) September 2014.

115 | Westpac Group Full Year 2014 Presentation & Investor Discussion Pack

Westpac GROUP

Improved core earnings growth with continued low impairments

Cash earnings movement (NZ$m)


400
3
3
(8)
46
(12)
432
26
1
(5)
(18)
(4)
432
Up 8%
Flat
2H13
Net II
Non-II
Expenses
Impairment charges
Tax & NCI
1H14
Net II
Non-II
Expenses
Impairment charges
Tax & NCI
2H14

Key financial metrics

	2H13	1H14	2H14		Change on 1H14
Revenue (NZ$m)	1,016	1,022	**1,049**	↑	3%
Margins (%)	2.32	2.28	**2.27**	↓	1bp
Expense to income (%)	40.7	41.3	**40.7**	↓	58bps
Customer deposit to loan ratio (%)	75.7	76.6	**76.5**	↓	11bps
ROTE (%)	19.8	21.2	**20.9**	↓	29bps

Key financial metrics 2H14 – 1H14m (NZ$m)

Cash earnings	-	Flat	• Cash earnings of $432m flat on 1H14
Core earnings	↑	4%	• Up $22m to $622m driven by 3% increase in revenue
Net interest income	↑	3%	• Up $26m to $809m • Lending up 2% with growth ahead of system[1] in housing and agriculture lending • Deposits grew by 2%
Net interest margin	↓	1bp	• Underlying margins improved 2bps • The transfer of assets from NZ Branch Treasury operations in 2H14 reduced NIM 3bps • Asset spreads declined mainly reflecting continued customer preference for fixed rate mortgages and intense competition • Deposit spreads improved driven by active rate management and portfolio optimisation as well as a reduction in wholesale funding costs
Non-interest income	-	Flat	• Maintained strong wealth and insurance performance from 1H14
Expenses	↑	1%	• Ongoing investment in strategic initiatives delivering productivity savings
Impairment charges	↑	Large	• Impairments up $18m to $22m, coming off a very low 1H14 charge of $4m • Asset quality continues to improve with total stressed assets to TCE at 1.59% (down 26bps) and 90+ days mortgage delinquencies at 21bps (down 8bps)

1 RBNZ September 2014.

116 | Westpac Group Full Year 2014 Presentation & Investor Discussion Pack

New Zealand

Investment delivering improvement in key operating metrics

Building deeper customer relationships

- Deepening customer relationships continues to be a key area of focus with good growth in MyBank customers (now 27.7% of customer base, up 63bps)
- Continued roll out of Symphony[1] customer communication tool, enabling timely and relevant customer conversations
  - Over 90% of customers contacted during the year, up from 78% in FY13. Over 15,000 "Next Best Conversations" per week
- Successful growth of wealth and insurance products fulfilling customer needs
  - Wealth balances of NZ$7.2bn up 24% on FY13
  - KiwiSaver default status provider awarded in July 2014
  - KiwiSaver balances grew 33% in FY14

Responding to changing customer preferences

- A continued focus on responding to changing customer preferences through digital innovation, self-serve and direct channels
- New internet banking platform providing self-service banking experience
  - Now over 10 million log ins per month, over 3 million were via mobile devices
- The continued roll-out of Smart ATMs offering greater flexibility and choice for customers (now 133, the largest fleet in NZ)[2]
  - Deposits through Smart ATMs up 41% on FY13, now 28% of all deposits with over 1 in 3 transactions outside normal banking hours
- Business on Demand team providing dedicated services to New Zealand SME customers

Key performance metrics

	2H13	1H14	2H14		Change on 1H14
Customers (#m)	1.28	1.28	**1.28**	–	Flat
Active digital customers (#'000)	630	647	**661**	✓	2%
Active mobile customers (#'000)	219	254	**280**	✓	10%
MyBank customers (%)	26.8	27.1	**27.7**	✓	63bps
Customers with a wealth product[3] (%)	26.7	27.0	**27.9**	✓	94bps
FUM (NZ$bn)	4.4	4.9	**5.5**	✓	12%
FUA (NZ$bn)	1.4	1.5	**1.7**	✓	13%
Number of Smart ATMs (#)	115	118	**133**	✓	13%
Deposits through Smart ATMs (#'000)	706	880	**946**	✓	8%
Mobile mortgage managers (MMM) (#)	41	48	**54**	✓	13%
Mortgages applied via MMMs (%)	11	14	**16**	✓	200bps
Women in leadership (%)	43	43	**44**	✓	1ppt

1 Symphony is Westpac New Zealand's customer relationship management program. 2 Based on information from peer websites on distribution channels. 3 Refer slide 148 for wealth metric provider.

117 | Westpac Group Full Year 2014 Presentation & Investor Discussion Pack

Westpac GROUP

| Westpac Group Full Year 2014 Presentation & Investor Discussion Pack Delivering returns through growth and productivity whilst strengthening the balance sheet 118 43.4 41.6 41.7 41.0 FY11 FY12 FY13 FY14 42 32 19 4 FY11 FY12 FY13 FY14 66.0 70.7 75.7 76.5 FY11 FY12 FY13 FY14 578 714 768 864 FY11 FY12 FY13 FY14 1,066 1,181 1,182 1,222 FY11 FY12 FY13 FY14 1.1 1.2 1.4 1.7 2.7 3.6 4.4 5.5 FY11 FY12 FY13 FY14 FUA FUM Cash earnings (NZ$m) Expense to income ratio (%) Impairments to average gross loans (bps) Core earnings (NZ$m) FUA and FUM (NZ$bn) Deposit to loan ratio (%) New Zealand

New Zealand

Delivered above system performance in target markets

- Housing growth of 3% (up 6% FY14/FY13), ahead of system[1]
  - Transition to new >80% LVR lending restrictions well managed delivering above market average new flows (and below RBNZ limit)
  - Good growth in Government supported Welcome Home Loans
- Business lending up 1% (up 4% FY14/FY13) with above system growth in agriculture lending over 2x system[1]
  - Good new business origination offset by run-off of business stressed assets
- Deposit growth of 2% (up 6% FY14/FY13) and maintaining peer leading customer deposit to loan ratio of 76.5%
  - Deposit growth continues to fund the majority of lending
  - Growth driven by at call and transaction accounts, primarily in online deposits

Balance sheet (NZ$bn)

	2H13	1H14	2H14		Change on 1H14 (%)
Net loans	61.6	63.2	64.6	↑	2
Housing	37.5	38.6	39.6	↑	3
Business & institutional	22.3	22.8	23.1	↑	1
Other	1.8	1.8	1.9	↑	6
Total deposits	46.6	48.4	49.4	↑	2
Term deposits	24.9	24.5	25.2	↑	3
Other	21.7	23.9	24.2	↑	1
TCE	88.0	90.1	92.7	↑	3

Balance sheet growth compared to system[1] growth (%)


System
Westpac
4.7
5.4
2.9
6.3
12.5
12.2
Housing
Agriculture
At call deposits

Customer deposits (NZ$bn)


38.0
42.0
46.6
49.4
FY11
FY12
FY13
FY14

% of >80% LVR flows[2]


Westpac
System
RBNZ Limit (10%)
Westpac FY14 average = 8.2%
System FY14 average = 7.1%
Aug-13
Sep-13
Oct-13
Nov-13
Dec-13
Jan-14
Feb-14
Mar-14
Apr-14
May-14
Jun-14
Jul-14
Aug-14
Sep-14

1 Source: RBNZ September 2014. 2 LVR flows before exemptions.

119 | Westpac Group Full Year 2014 Presentation & Investor Discussion Pack

Westpac GROUP

Mortgage portfolio
quality significantly improved

Portfolio highlights

- Mortgage portfolio NZ$39.6bn, up 3% (up 6% FY14/FY13)
- The distribution of the mortgage portfolio across regions remains consistent with population concentrations of New Zealand
- The proportion of fixed interest rate mortgages is 73%, up 5ppt (up 10ppt FY14/FY13) driven by continued customer preference for lower spread fixed rate loans
- Loan origination through proprietary channels remained steady at 74%
- Well secured portfolio, with 82% of the portfolio having LVR of 80% or less
- Mortgage 90+ days delinquencies improved further to 21bps, down 8bps (down 8bps FY14/FY13), reflecting improved origination and stable employment levels
- Westpac New Zealand has a servicing assessment approach, that includes a buffer which in the current interest rate environment is 1.00% to 1.50% higher than the standard lending rate

New Zealand mortgage portfolio by region (%)



Auckland
Wellington
Christchurch
Rest of New Zealand
42
10
8
40

New Zealand mortgage portfolio LVR[1] (%) of portfolio



82% of mortgage portfolio less than 80% LVR
42
17
23
12
3
3
0<=60
60<=70
70<=80
80<=90
90<=95
95+

Mortgage 90+ days delinquencies (%)



1.0
0.5
0.0
0.21
1H09
2H09
1H10
2H10
1H11
2H11
1H12
2H12
1H13
2H13
1H14
2H14

Mortgage loss rates each half (%)



0.3
0.2
0.2
0.1
0.1
0.0
0.06
1H09
2H09
1H10
2H10
1H11
2H11
1H12
2H12
1H13
2H13
1H14
2H14

1 LVR based on current loan balance and current assessment of property value.

120 | Westpac Group Full Year 2014 Presentation & Investor Discussion Pack

New Zealand

Improving asset quality with a reduction in business stressed assets

- Total business stressed exposures as a % of business TCE is at 3.26%, down 51bps (down 165bps FY14/FY13)
  - Improvements across property, agriculture and manufacturing sectors
- Business impaired exposures increased to 0.92% of business TCE up 11bps from the downgrade of a small number of loans
- Watchlist and substandard exposures have continued to improve to 2.30%, down 60bps
- Impairment charges increased NZ$18m in 2H14, coming off a very low charge in 1H14 of NZ$4m, due to higher impairment charges on a small number of business customers
- Overall, asset quality continues to improve with the New Zealand economy

Movement in impairment charges (NZ$m)


50
4
39
12
3
(36)
22
Up $18m
2H13
1H14
New IAPs
Writebacks + recoveries
Write-offs
CAP changes + other
2H14

Business stressed exposures as a % of New Zealand business TCE


Impaired
90+ days past due well secured
Watchlist & substandard
16.2
14.4
1.4
0.4
15.6
12.8
2.6
0.2
13.2
9.6
3.4
0.3
7.0
4.8
2.0
0.2
6.8
4.4
2.2
0.2
6.1
4.1
1.9
0.1
4.9
3.2
1.5
0.2
3.8
2.9
0.8
0.1
3.3
2.3
0.9
FY09
FY10
FY11
1H12[1]
2H12
1H13
2H13
1H14
2H14
21.2
25.3
6.4
10.3
16.9
19.9
Property
Manufacturing
Agriculture, forestry & fishing
Wholesale trade
Mining
Other

1 Large reduction in stressed exposures from FY11 to 1H12 due primarily to transfer of WIB assets during 1H12.

121 | Westpac Group Full Year 2014 Presentation & Investor Discussion Pack

Westpac GROUP

Westpac Pacific
solid earnings contribution despite regional headwinds

Cash Earnings movement ($m)



79
(3)
(10)
(2)
(5)
6
65
flat
(22)
5
3
6
57
Down 18%
Down 12%
2H13
Net II
Non-II
Expenses
Impairment charges
Tax & NCI
1H14
Net II
Non-II
Expenses
Impairment charges
Tax & NCI
2H14

'Everywhere Banking' in the Pacific

Launched new mobile banking platform in the Solomon Islands (February) and PNG (September) - more than 10,000 customers registered in the Solomon Islands banking on the go
Dial *149# on your mobile to get started.

esiLOAN
REAL LOANS REAL EASY

- Corporate Online active in 2 largest markets, PNG and Fiji
- Launched the Kina Finance esiLoan Card in PNG, alongside our business customer Kina Finance

Movement 2H14 – 1H14

Cash earnings	↓	12%	• Cash earnings down $8m, impacted by foreign exchange controls introduced in Papua New Guinea (PNG) • Translation impacts from movements between the A$ and local currencies had little impact on cash earnings
Net interest income	-	flat	• Net interest income was unchanged over the half. Net interest margin management offset the reduction in average interest earning assets. Lending increased by 13%, mainly driven by a rise in business lending in PNG and Fiji
Net interest margin	↑	19bps	
Non-interest income	↓	25%	• Non-interest income was $22m lower, due to – Lower FX income from the impact of new financial markets regulations in PNG – Partly offset by increased fees and commissions due to retail growth and an increase in Corporate Online in PNG and Fiji
Expenses	↓	10%	• Strong expense management and productivity benefits as customers transition to using store-based banking services and electronic channels saw expenses $5m lower
Impairment charges	↓	50%	• Impairment charges of $3m were $3m lower, reflecting the quality of the portfolio

122 | Westpac Group Full Year 2014 Presentation & Investor Discussion Pack

Westpac GROUP

FULL YEAR 2014 TECHNOLOGY NOVEMBER 2014

| Westpac Group Full Year 2014 Presentation & Investor Discussion Pack Our investment in technology will continue at current levels as we progress Phase II of our modernisation journey 124 Phase I: 2008 2013 centred on rebuild and refresh; Phase II: 2014 2017+ focuses on building for the future Channels: helping customers to bank their way Westpac Live our market-leading integrated mobile and digital system is the foundation of transforming the digital banking experience for customers World class mobile capabilities simple and helpful customer experiences that drive deep and enduring relationships Branch experience continued roll-out of our next generation branch network Processing Systems: scalable, modular, flexible Deposits - Commenced the consolidation of Hogan platforms Panorama continued delivery of best-in-class wealth technology Lloyds integration continuing the integration and decommissioning legacy system environment and four data centres Group general ledger completed a significant system upgrade and replacement of aged, underlying infrastructure Infrastructure: robust, stable, secure Further data centre consolidation Productivity enhancements through the transformation of our workplace Customer Channels Processing Systems Infrastructure Blue shading indicates progress to 2017+ target state Progress in 2014

Our customer first technology strategy is delivering leading functionality and capabilities…

Market leading mobile capabilities, world class digital platforms and secure infrastructure



Westpac Live - New digital banking experience with award winning design and user friendly features across digital, mobile and tablet

Enabling customers to submit **$18.7 billion** of payments with **55 million** customer log-ons to date


Lost wallet?

Emergency Cash allowing customers to access their cash from ATMs without their card, and the mobile version - **Get Cash**, allows customers to access the temporary ATM code via their mobile

Helping **34,000+ customers** out of bind with emergency cash since launch



Mobile PayWay - Accept payments using the PayWay app and a wireless, secure card reader

Helping over **800+ merchants** accept transactions since the July launch of mobile PayWay



Travel Notifications - Westpac Mobile now has the ability to prompt customers to advise us if they are going overseas

Allowing **80,000 customers** per month to head overseas with confidence



Simplified and mobile-optimised sales for consumer and business deposits, credit cards, and personal loans

Making it easier for customers to buy resulting in additional **10 – 20%** increase in application completion


Paris
London

Global ATM Search - mobile app allows customers to search for largest free ATM network in the world

Helping customers with over **10,000** searches each month across **45** countries

125 | Westpac Group Full Year 2014 Presentation & Investor Discussion Pack

| Westpac Group Full Year 2014 Presentation & Investor Discussion Pack to the digital economy 126 ! 2 RFi, Australian Mobility Banking Program, June 2014 survey results. 3. Financial $ productivity benefits associated with shifting servicing activity out of high-cost channels such as Branch and customer contact centres (ccc) to low-cost channels such as digital. This is a gross opportunity associated with freeing up capacity in branches and CCC, and requires harvesting through cost reduction to be realised. 2.7m customers migrated onto Westpac Live 633k customers have switched to e-statements in FY14 >200% increase in digital gross productivity save3 59% year on year reduction in outage incidents FY13 44 FY14 26 79% year on year increase in mobile sales >10% Digital sales % of overall retail sales 67m pro-active service messages Global leading Westpac Live Australian Mobile Banking app capability1 #1 mobile customer satisfaction for St.George2 New sales increase in Mobile Business Card completion rates $150m+ new revenue from digital 10-20% increase in Mobile Business Card completion rates >50% credit cards originated via digital in the past year

| Westpac Group Full Year 2014 Presentation & Investor Discussion Pack a Customer Service Hub 127 Proactive service based on their needs and information they have provided Simple processes that are easy and transparent supported by straight through processing that allows realtime approval and activation of products Personalisation Customers are understood and are offered bundled and relationship based pricing that rewards loyalty, customers are personally welcomed Simplified Product sets and service are simplified and easy to understand for customers and bankers which also allows quicker speed to market for products that best meet customer needs Omni-channel Customers are able to contact the bank however and wherever they want, and can seamlessly move between channels Provide information once Customer information is re-used and their history is known and recognised at each interaction The Customer Service Hub enables us to know our customer, anticipate their needs and empower them to bank how and when they want. It is a combination of technology infrastructure, data, tools and new processes centred on the customer and the information we have about the customer. Customer Service Hub

| Westpac Group Full Year 2014 Presentation & Investor Discussion Pack Customer Service Hub customer experiences and enables modular upgrades to best-in-class processing systems 128 Channel Systems Analytics Systems Customer Data Channel Systems Analytics Systems Customer Data Product System A Product System B Product System C Product System D Product System E Product System A Product System B Product System C Product System D Product System E Siloed customer and product data and processes that is duplicated or scattered across multiple product processing systems Consolidated customer and product information integrated via the Customer Service Hub Description: Duplicate customer data, multiple product catalogues, product-specific pricing and offers, fragmented risk and customer service Features: A fragmented and repetitive customer experience and cumbersome, monolithic product systems with duplicated data and processes The ability to put the customer at the centre of service, offers, pricing and risk Outcome: Integrated customer master, cross-product catalogue, relationship pricing and offers, integrated risk and customer service Banks of today Banks of the future Customer Channels Processing Systems Today banks typically have siloed customer and product data & processes making it difficult to provide an integrated customer experience Infrastructure Infrastructure Platforms Infrastructure Platforms In the future winning banks will have integrated customer, product processes & data Duplicated customer and product related data and processes will be consolidated in the future to support customer experience outcomes

Our earlier investments in infrastructure platforms are now supporting and accelerating our strategy

A robust, stable and secure infrastructure environment...

Consolidated data centres

- An additional data centre consolidated, 4 data centres consolidated over recent years
- 9 major data centres to 5

Enhanced enterprise security

- Real-time Group Fraud Management Platform
- Westpac Live enhanced, risk-based customer authentication

Modern desktop fleet

- 452 applications remediated to run on a modern desktop
- 190 branches now running virtual PCs
- Majority of all users now on Windows 7 and above

Flexible and agile working environments

- New Audio/Visual and collaboration technologies
- Cloud based Mobile Device Management solution

Consolidation of legacy workplace

- Migration from 3 legacy email systems to 1
- Mailbox migration 65% complete
- 1,000 smartphone desk-phone replacements

Starting the journey to leverage the Cloud

- Foundational infrastructure build underway to allow for broad enterprise consumption of public Cloud services

...enables

- Resource shift to value-add services
- Rapid deployment, high services reuse and agile delivery
- Secure platforms to support trusted relationships with our customers

129 | Westpac Group Full Year 2014 Presentation & Investor Discussion Pack

Westpac GROUP

FULL YEAR 2014 ECONOMICS COMPARISON OF 2H14 VERSUS 1H14 CASH EARNINGS BASIS (UNLESS OTHERWISE STATED) NOVEMBER 2014

| Westpac Group Full Year 2014 Presentation & Investor Discussion Pack Australian and New Zealand economic forecasts 131 Key economic indicators1 (%) as at October 2014 Calendar year 2012 2013 2014f 2015f World GDP 3.4 3.3 2.9 3.7 Australia GDP 3.6 2.3 3.2 3.2 Private consumption 2.6 2.0 2.5 3.2 Business investment2,3 16.4 2.2 4.0 2.0 Unemployment end period 5.3 5.8 6.1 5.8 CPI headline year end 2.2 2.7 2.2 2.8 Interest rates cash rate 3.0 2.5 2.5 3.0 Credit growth, Total year end 3.6 3.8 5.2 6.7 Credit growth, Housing year end 4.5 5.4 6.7 7.5 Credit growth, Business year end 2.9 1.7 3.5 5.5 New Zealand GDP 2.5 2.8 3.6 3.2 Unemployment end period 6.8 6.0 5.4 4.9 Consumer prices 0.9 1.6 1.0 2.2 Interest rates official cash rate 2.5 2.5 3.5 4.0 Credit growth Total 3.6 4.8 4.5 4.9 Credit growth Housing 3.7 5.9 5.1 5.1 Credit growth Business 3.6 3.5 3.5 4.7 1 Source: Westpac Economics . 2 GDP and component forecasts updated following the release of quarterly national accounts. 3 Business investment adjusted to exclude the effect of private sector purchases of public assets.

| Westpac Group Full Year 2014 Presentation & Investor Discussion Pack Australia remains well-placed relative to developed economies 132 flexible Real GDP growth (%) 8.4 8.6 11.5 2.6 8.4 10.3 12.7 11.1 3.2 5.6 11.9 5.7 Manufacturing Construction Mining Rural Utilities & transport Wholesale & retail Property, business services Finance Communications Household services Education & health Government -8 -6 -4 -2 0 2 4 6 8 Jun-98 Jun-02 Jun-06 Jun-10 Jun-14 Australia UK Canada US Euro Net public debt levels as a % of GDP 2013 Sources: OECD, Westpac Economics. Sources: IMF, Westpac Economics. Sources: ABS, Westpac Economics. 1 Excludes ownership of dwellings and taxes less subsidies. Sector contribution to GDP (%)1 % growth, year-ended Australian economic growth and external shocks -2 0 2 4 6 8 -2 0 2 4 6 8 Jun-86 Jun-90 Jun-94 Jun-98 Jun-02 Jun-06 Jun-10 Jun-14 GDP %yr GDP %yr Global recession, but home grown property bust Asian Crisis, ~ 60% of export markets in recession Tech Wreck, ~ 90% of export markets in recession GFC, ~ 70% of export markets in recession shock Sources: ABS, Westpac Economics. 13.5 26.0 38.5 55.7 60.4 81.3 83.1 87.6 110.7 Aus NZ Canada Germany Spain US UK France Italy

| Westpac Group Full Year 2014 Presentation & Investor Discussion Pack from mining to non-mining 133 Sources: ABS, Westpac Economics. Investment: share of Australian economy (% of GDP) Commodity prices: the long view -2 -1 0 1 2 3 4 Consumer* Mining investment Business investment Net Exports GDP 2012 2013 2014f 2015f 0 5 10 15 Dec-89 Dec-93 Dec-97 Dec-01 Dec-05 Dec-09 Dec-13 mining, CAPEX housing investment business investment (ex mining) Sources: Westpac Economics, Bloomberg, ABS. * includes housing Forecasts end 2015 Sources: ABS, Westpac Economics. % of GDP % Australian growth mix: Contributions to GDP growth (%) 0 100 200 300 400 500 600 Oct-85 Oct-90 Oct-95 Oct-00 Oct-05 Oct-10 Oct-15 Oct-20 index Australian commodities in US$ Forecasts The Australian economy is moving through a transition from mining to non-mining led growth. After a large, multi-year rise, mining investment peaked at 7% of GDP in 2012 and is now moving through a gradual but prolonged decline. Falling resource prices have added to this drag on national income but are expected to improve in 2015 Surging export volumes and reduced imports have provided an important offset in 2013. Rising consumer and housing demand and a modest lift in non-mining business investment are expected to provide more support to growth in 2014 and 2015

| Westpac Group Full Year 2014 Presentation & Investor Discussion Pack Labour market showing some signs of improvement 134 Sources: OECD, Westpac Economics. 0 2 4 6 8 10 12 14 Sep-98 Sep-02 Sep-06 Sep-10 Sep-14 Australia Canada UK US Euro % -100 0 100 200 300 400 500 Mar-09 Mar-10 Mar-11 Mar-12 Mar-13 Mar-14 Household Services Mining Construction Goods Distribution Personal bankruptcies vs company insolvencies (%) Sources: ABS, Westpac Economics. Sources: ABS, Westpac Economics. -100 0 100 200 300 400 500 Mar-09 Mar-10 Mar-11 Mar-12 Mar-13 Mar-14 Business Services Public Admin Manufacturing Other Unemployment rates (%) Sources: ASIC, ITSA, ABS, Westpac Economics. 0.0 0.5 1.0 1.5 2.0 2.5 3.0 3.5 Jan-01 Jan-02 Jan-03 Jan-04 Jan-05 Jan-06 Jan-07 Jan-08 Jan-09 Jan-10 Jan-11 Jan-12 Jan-13 Jan-14 0.0 0.2 0.4 0.6 0.8 1.0 1.2 1.4 1.6% % Company insolvencies (rhs) Personal bankruptcies (lhs) *seasonally adjusted by Westpac; bankruptcies shown as per 1000 people, insolvencies shown as per employing businesses Household services sector accounts for approx. employs about one third of the population.

| Westpac Group Full Year 2014 Presentation & Investor Discussion Pack Interest rates to remain low AUD remains high by historical standards 135 Sources: RBA, OECD, Westpac Economics. 0 1 2 3 4 5 6 7 8 Sep-07 Sep-08 Sep-09 Sep-10 Sep-11 Sep-12 Sep-13 Sep-14 Australia UK Canada US Euro (%) 0.40 0.50 0.60 0.70 0.80 0.90 1.00 1.10 1.20 0.40 0.50 0.60 0.70 0.80 0.90 1.00 1.10 1.20 Apr-91 Apr-95 Apr-99 Apr-03 Apr-07 Apr-11 Apr-15 Fair value band AUD/USD actual & forecast Australian dollar (AUD/USD) We expect the growth mix to see the RBA maintain its current accommodative stance, holding the cash rate at 2.5% As conditions improve abroad and domestic demand shows signs of firming the Bank is expected to begin a gradual policy tightening with two 25bp interest rate rises in the second half of 2015 Price pressures are expected to remain benign with core CPI inflation easing back towards 2.5% in 2015 and wages growth subdued. Labour markets are only expected to improve slowly The high Australian dollar remains an additional headwind to growth, albeit a reduced one following significant falls in recent months fundamentals and is still relatively high by historical standards The AUD is also expected to lift again, rising back above 90c in 2015 as global conditions and an associated recovery in commodity prices provide support Sources: RBA, Westpac Economics. latest: 87.2 Forecasts USD USD Includes WCFI+BI commodities index, 2 year swap spread, and NFD to GDP. %

| Westpac Group Full Year 2014 Presentation & Investor Discussion Pack Credit growth picking up at a modest pace 136 Sources: Westpac MI, NAB, Westpac Economics. -40 -30 -20 -10 0 10 20 60 70 80 90 100 110 120 130 140 Aug-02 Aug-06 Aug-10 Aug-14 Consumer (lhs) Business * (rhs) monthly * rebased to avg 0 Business confidence and consumer confidence (net balance) (10) (5) 5 10 15 20 25 (10) (5) 5 10 15 20 25 Aug-94 Aug-98 Aug-02 Aug-06 Aug-10 Aug-14 Housing Total credit Business Forecasts end 2015 Australian private sector credit growth (% ann) Confidence remains relatively subdued Despite a strong start to 2014, consumer sentiment has fallen over the course of the year as renewed job loss concerns have combined with concerns around a Budget tightening by the Government Business confidence has been more resilient but has slipped back towards long run average levels in recent months Credit growth strengthened over the past year to around 5% annual from a little above 3% a year earlier, with a lift in both housing and business A further improvement is expected over the coming year supported by a period of stability in interest rates at record lows, investors continuing to move in to the housing market, and an improved international environment Sources: RBA, Westpac Economics. % annual % annual

| Westpac Group Full Year 2014 Presentation & Investor Discussion Pack Chinese growth remains a positive for Australia 137 As a $US7 trillion economy, China grew at 10%. As a $US10 trillion economy, Westpac expects China to grow at 7% Represents an equivalent incremental contribution to global absorptive capacity, at higher levels of energy, protein, metal and consumer goods demand per head Were China to slow immediately to a 5% pace (a big downside shock that we do not envisage), it would still double its 2012 size by 2025 Chinese authorities have shown a clear commitment to maintaining growth above 7% but will be less tolerant of strong credit driven expansions the double digit growth rates that have featured regularly over the past 20 years are now unlikely to occur Australia will continue to benefit as Chinese households progressively expand their living standards and their consumption basket Source: Westpac Economics. Real GDP % ann 2012 2013 2014f 2015f China 7.7 7.7 7.4 7.5 Chinese real GDP increments: 4 scenarios (% of 2012 GDP) 0 5 10 15 20 25 30 35 0 5 10 15 20 25 30 35 1993 1998 2003 2008 2013 2018 2023 2028 % of 2012 GDP % of 2012 GDP 8% CAGR History & 7% CAGR 6% CAGR 5% CAGR 0 50 100 150 200 250 300 350 400 450 1 6 11 16 21 26 31 36 41 46 51 index years Korea China Japan Taiwan Malaysia Hong Kong Thailand Sources: GGDC, Westpac Economics. Middle income is defined as 20% of contemporaneous US per capita GDP in PPP terms Per capita growth from middle income stage

| Westpac Group Full Year 2014 Presentation & Investor Discussion Pack New Zealand a mixed economic picture 138 New Zealand GDP growth and forecast (%) Earthquake-related construction activity in Christchurch ($bn) Source: Westpac Economics. Source: Statistics NZ, Westpac Economics. -3 -2 -1 0 1 2 3 4 5 6 7 1999 2001 2003 2005 2007 2009 2011 2013 2015 2017 201 0.0 0.2 0.4 0.6 0.8 1.0 1.2 1.4 1.6 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 Residential Commercial Infrastructure Estimate Forecasts New Zealand economic growth accelerated to around 3.5% per annum in response to post-earthquake reconstruction activity in Canterbury, strong net immigration, the lagged effect of rising house prices, and a fourdecade high in the terms of trade The pace of growth has slowed since the peak, but remains reasonably robust. Conditions are now more mixed Dairy and forestry export prices have fallen very sharply, while other export industries including meat, horticulture, tourism and education are experiencing very strong conditions Domestic construction activity is booming, and is expected to accelerate further. However, the housing market is now cooler than it was last year, and this is restricting consumer spending The RBNZ increased the OCR from 2.5% to 3.5% earlier this year. However, outside of the construction sector inflation has proven weaker than expected. Consequently, the RBNZ has put its OCR hiking cycle on pause. The RBNZ is expected to resume OCR hikes from late-2015 Source: ANZ, Westpac Economics. Selected NZ export commodity prices 0 50 100 150 200 250 300 350 400 450 0 50 100 150 200 250 300 350 400 450 1995 1997 1999 2001 2003 2005 2007 2009 2011 2013 2015 2017 index index Meat and wool Dairy Forestry $bn % Forecasts

| Westpac Group Full Year 2014 Presentation & Investor Discussion Pack (20) (10) 10 20 30 1999 2001 2003 2005 2007 2009 2011 2013 2015 2017 Annual % New Zealand housing market recovering, but expected to remain subdued 139 New Zealand house price inflation (annual %) New Zealand Official Cash Rate (%) Source: RBNZ, Westpac Economics. Source: QV, Statistics NZ, Westpac Economics. Westpac forecast 0 1 2 3 4 5 6 7 8 9 1999 2001 2003 2005 2007 2009 2011 2013 2015 2017 House price inflation reached 10% per annum in 2013, with the strongest gains concentrated in the two biggest cities, Auckland and Christchurch In late 2013 the Reserve Bank implemented restrictions on high-LVR lending. At around the same time mortgage rates began to rise The housing market responded rapidly. House sales dropped 19% between September 2013 and April 2014, and house prices stagnated in the first three months of 2014. Investors gained prominence in the market, at the expense of first home buyers The market has subsequently recovered partially. House prices are rising again, and sales have lifted The market is expected to continue picking up in the near term, as fixed mortgage rates have recently fallen and net immigration is booming Further ahead, rising interest rates are expected to subdue the housing market more comprehensively 0.0% 0.2% 0.4% 0.6% 0.8% 1.0% 1.2% 1.4% 1.6% 1.8% 2.0% Sep-00 Sep-02 Sep-04 Sep-06 Sep-08 Sep-10 Sep-12 Sep-14 Sep-16 Ann % change Westpac forecast Westpac forecast Source: RBNZ, Westpac Economics. Annual growth in system housing lending (% annual change) %

| Westpac Group Full Year 2014 Presentation & Investor Discussion Pack Australian housing market sound fundamentals 140 Sources: REIA, Westpac Economics. 210 226 187 236 196 300 373 77 98 114 125 136 125 125 1950s 1960s 1970s 1980s 1990s 2000s last 4 years population dwelling stock* * net of demolitions implied by Census data; Westpac estimates 0 1 2 3 4 5 6 7 Jun-84 Jun-89 Jun-94 Jun-99 Jun-04 Jun-09 Jun-14 Australia Sydney Melbourne investor housing boom Australian housing market continues to face a significant structural undersupply A persistently low level of new building over the last decade has combined with a strongly migration-led burst in population growth. under 200,000 a year to well over 300,000, construction has been adding about 125,000 new dwellings net of demolitions over the same time New construction has increased to a relatively high historical level over the last year and is expected to remain elevated in 2015 with around a net addition of around 150,000 new dwellings. While this may result in pockets of excess dwelling stock, it will only begin to address shortages across the broader market ) Rental vacancy rates (%) Sources: ABS, Westpac Economics. 0 50 100 150 200 250 300 0 50 100 150 200 250 300 Aug-92 Aug-94 Aug-96 Aug-98 Aug-00 Aug-02 Aug-04 Aug-06 Aug-08 Aug-10 Aug-12 Aug-14 '000 '000 indicative accumulated deficiency Aus dwelling approvals (SA annualised) underlying f'casts Sources: ABS, Westpac Economics. %

| Westpac Group Full Year 2014 Presentation & Investor Discussion Pack Price growth and activity some moderation since the start of 2014 141 Sources: RP Data-Rismark, ABS, Westpac Economics. Housing credit momentum Australia: dwelling prices vs labour incomes Capital city dwelling prices Sources: ABS, RP Data-Rismark, APM, Residex, Westpac Economics. Sources: RBA, Westpac Economics. Sources: ABS, Westpac Economics. Price growth and activity have moderated somewhat since the start of 2014 Housing credit growth is currently tracking at 6.7%yr Price growth nationally has slowed from an annualised pace of 13.8% in second half 2013 to 9.1% in the year to October 2014 Growth rates have varied significantly between capital cities Sydney up 12.8%yr; average since 2007: 5.7% Melbourne up 8.6%yr; average since 2007: 4.9% Brisbane up 5.2%yr, average since 2007: 0.6% Repayment-based measures of affordability remain around their long run average levels only partly reflecting low interest rates -20 -10 0 10 20 30 Oct-08 Oct-09 Oct-10 Oct-11 Oct-12 Oct-13 Oct-14 % Sydney Melbourne Brisbane * 6mth annualised growth rates, all dwellings, composite of all measures, seasonally adjusted 0 4 8 12 16 20 24 28 32 36 Aug-00 Aug-02 Aug-04 Aug-06 Aug-08 Aug-10 Aug-12 Aug-14 Total Owner-occupier Investor 6mth %change, annualised index 40 70 100 130 160 190 220 250 Dec-95 Dec-98 Dec-01 Dec-04 Dec-07 Dec-10 Dec-13 dwelling prices labour income per household labour income per capita

| Westpac Group Full Year 2014 Presentation & Investor Discussion Pack Investment property lending remains buoyant 142 Sources: ABS, Westpac Economics. 0 2 4 6 8 10 12 Aug-94 Aug-99 Aug-04 Aug-09 Aug-14 'upgraders', ex-refinancing investor finance first home buyers Investor housing yields vs shares, deposits Housing finance approvals: value of housing finance ($bn/mth) Dwelling turnover Sources: RP Data-Rismark, ABS, FIRB, Westpac Economics. Sources: REIA, RBA, Westpac Economics. Sources: ABS, Westpac Economics. 0 20 40 60 80 100 120 140 160 180 200 Jun-94 Jun-98 Jun-02 Jun-06 Jun-10 Jun-14 thousands estimated investor purchases all dwellings units FIRB approvals *quarterly $bn/mth 0 1 2 3 4 5 6 7 8 9 10 Sep-94 Sep-98 Sep-02 Sep-06 Sep-10 Sep-14 %pa rental yield* ASX 200 dividend yield 1yr term deposit *median rent on 2bdrm unit as % of median unit price investor boom improved access to finance and CGT changes Investor housing activity is buoyant, responding to low vacancy rates, solid rental yields, and low interest rates, including low fixed rates that also offer the opportunity to hedge interest rate risk. Rental yields are attractive compared to returns on other assets, many of which exhibit much greater volatility New investor loans currently account for almost 40% of the value of total housing loan approvals. While that is high and brings risks, activity is coming from a relatively low starting point and evidence suggests borrowing and lending decisions are conservative Notably, total market turnover remains below recent peaks and well below the levels seen in 2002-03, when activity was clearly overheating. High levels of turnover are often associated with increased speculative activity

| Westpac Group Full Year 2014 Presentation & Investor Discussion Pack Australian households a cautious approach to household finances 143 Sources: ABS, RBA, Westpac Economics. Australian households: debt to income ratio (%) Household savings rate (% income) -20 30 80 130 180 Mar-77 Mar-82 Mar-87 Mar-92 Mar-97 Mar-02 Mar-07 Mar-12 total (gross) debt housing debt total debt net of deposits* trend since Jun-07 * Westpac estimates prior to 1988 Sources: ABS, Westpac Economics. Sources: Melbourne Institute, Westpac Economics. 0 10 20 30 40 50 0 10 20 30 40 50 60 70 Sep-96 Sep-99 Sep-02 Sep-05 Sep-08 Sep-11 Sep-14% % shares real estate deposits pay down debt -3 0 3 6 9 12 15 Jun-90 Jun-94 Jun-98 Jun-02 Jun-06 Jun-10 Jun-14 % income includes funds held in mortgage offset accounts 23pts since peak % Sources: RP Data-Rismark, Residex, Westpac Economics. Housing affordability: all dwellings 10 15 20 25 30 35 40 Mar-79 Mar-84 Mar-89 Mar-94 Mar-99 Mar-04 Mar-09 Mar-14 estimates based on capital cities prior to 1993 % income required to service mortgage of 75% median dwelling, all regions long run avg deteriorate improve 10yr avg if mortgage rate was 1% higher %

FULL YEAR 2014 APPENDIX & DISCLAIMER NOVEMBER 2014

Appendix 1:
Cash earnings adjustments

	Cash earnings adjustment	2H13	1H14	2H14	Description
Non merger & acquisition related items	Reported net profit	3,464	3,622	3,939	Reported net profit after tax attributable to owners of Westpac Group
	TPS revaluations	1	-	-	The TPS hybrid instrument is not fair valued however the economic hedge is fair valued. The mismatch in the timing of income recognition is added back.
	Treasury shares	13	13	(6)	Earnings on certain Westpac Banking Corporation shares held by Westpac in the wealth business are not recognised under AAS. These are added back as these shares support policyholder liabilities and equity derivative transactions, which are re-valued in deriving income
	Fair value gain/(loss) on economic hedges	(36)	46	(151)	Unrealised profit/losses on economic hedges: FX hedges on future NZ earnings, FX hedges on fees payable on Government-guaranteed debt, accrual accounted term funding transactions and credit spread movements on certain long term debt issuances are reversed as they may create a material timing difference on reported earnings in the current period, which does not affect cash earnings over the life of the hedge
	Ineffective hedges	3	17	29	The gain/(loss) on qualified hedge ineffectiveness is reversed as the gain/(loss) from fair value movements reverses over time
	Buyback of government guaranteed debt	-	(30)	(12)	The Group has bought back portions of its government guaranteed debt, which reduced the government fees on that debt, currently 70bps. The charge is being amortised over the original term of the debt that was bought back. This has been treated as a cash earnings adjustment as the economic benefit of ceasing to pay the government guarantee fee cannot be recognised
	Bell litigation provision	-	-	(54)	During Full Year 2012, the Group recognised additional provisions in respect of the long running Bell litigation. This was treated as a cash earnings adjustment at the time due to its size, historical nature and because it did not reflect ongoing operations. In the current year, the Bell litigation has been settled and the release of provisions no longer required has also been treated as a cash earnings adjustment.
	Westpac Bicentennial Foundation grant	-	-	70	The Group provided a grant to establish the Westpac Bicentennial Foundation. The $100 million grant ($70 million after tax) has been treated as a cash earnings adjustment due to its size and because it does not reflect ongoing operations.
	Prior period tax provisions	-	-	(70)	During Full Year 2011, the Group raised provisions in respect of certain tax positions for transactions previously undertaken by the Group. A number of these matters have now been resolved, resulting in a release of the provisions which are no longer required. As the provisions raised were treated as a cash earnings adjustment, the release has been treated in a consistent manner.
Merger & acquisition related items	Amortisation of intangible assets	75	70	77	The merger with St.George and the acquisitions of J O Hambro Capital Management and Lloyds resulted in the recognition of identifiable intangible assets. These assets include intangibles related to core deposits, customer relationships, management contracts and distribution relationships. These intangible items are amortised over their useful lives, ranging between 4 and 20 years. The amortisation of intangible assets (excluding capitalised software) is a cash earnings adjustment because it is a non-cash flow item and does not reflect cash distribution available to shareholders.
	Fair value amortisation of financial instruments	35	9	8	The unwind of the merger accounting adjustments associated with the fair valuing of St.George retail bank loans, deposits, wholesale funding and associated hedges. Given these are not considered in determining dividends they are treated as cash earnings adjustments.
	Acquisition transaction and integration expenses	-	25	26	Transaction and integration costs associated with the acquisition of Capital Finance Australia Ltd and BOS International Australia Ltd incurred have been treated as a cash earnings adjustment as they do not impact the earnings expected from the acquired businesses following the integration period.
	Cash earnings	3,555	3,772	3,856	

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Appendix 2:
Definitions

Westpac's business units

Australian Financial Services or AFS	Australian Financial Services is responsible for the Westpac Group's Australian retail banking, business banking and wealth operations. It incorporates WRBB, SGB and BTFG. AFS also includes the product, marketing and risk responsibilities for Australian retail banking and wealth
Westpac RBB or WRBB	Westpac Retail & Business Banking is part of Australian Financial Services division and is responsible for sales and service to consumer, SME, commercial and agribusiness customers (with turnover of up to $100 million) in Australia under the Westpac brand
St.George Banking Group or St.George or SGB	St.George Banking Group is part of Australian Financial Services division and provides sales and service to consumer, SME and corporate customers (businesses with facilities typically up to $150 million) in Australia under the St.George, BankSA, Bank of Melbourne and RAMS brands
BTFG	BT Financial Group (Australia) is part of Australian Financial Services division and is the Group's wealth management business, including operations under the Advance Asset Management, Ascalon, Asgard, BT Investment Management, Licensee Select, and Securitor brands. Also included are the advice, private banking, and insurance operations of Bank of Melbourne, BankSA, St.George and Westpac. BTFG designs, manufactures and distributes financial products that are designed to help customers achieve their financial goals by administering, managing and protecting their assets
WIB	Westpac Institutional Bank provides a broad range of financial services to commercial, corporate, institutional and government customers with connections to Australia and New Zealand. Operates in Australia, New Zealand, UK, US and Asia
Westpac NZ	Westpac New Zealand provides a full range of retail and commercial banking and wealth management and insurance products and services to consumer, business, and institutional customers throughout New Zealand. New Zealand operates under the Westpac New Zealand, Westpac Institutional Bank, Westpac Life and BT brands in NZ
Westpac Pacific	Westpac Pacific provides banking services for retail and business in seven Pacific Island Nations
Group Business of GB	Group Businesses provides centralised Group functions, including Treasury and Finance

Financial performance

Cash earnings	Is a measure of the level of profit that is generated by ongoing operation and is therefore available for distribution to shareholders. Three categories of adjustments are made to reported results to determine cash earnings: material items that key decision makers at Westpac believe do not reflect ongoing operations; items that are not considered when dividends are recommended; and accounting reclassifications that do not impact reported results. For details of these adjustments refer to slide 145
Core earnings	Net operating income less operating expenses
AIEA	Average interest-earning assets
Net interest spread	The difference between the average yield on all interest bearing assets and the average rate paid on all interest bearing liabilities
Net interest margin	Net interest income divided by average interest-earning assets
ROTE	Return on average tangible equity and is average ordinary equity less average goodwill and other intangible assets (excluding capitalised software)
Full-time equivalent employees (FTE)	A calculation based on the number of hours worked by full and part-time employees as part of their normal duties. For example, the full-time equivalent of one FTE is 76 hours paid work per fortnight

Capital

Risk Weighted Assets or RWA	Assets (both on and off-balance sheet) of Westpac are assigned within a certain category. Amounts included in these categories are multiplied by risk weighting, and with the resulting weighted values added together to arrive at total risk weighted assets
NCI	Non-controlling interests
Capital ratios	As defined by APRA (unless stated otherwise)
Internationally comparable	Internationally comparable regulatory capital ratios are Westpac's estimated ratios after adjusting the capital ratios determined under APRA Basel III regulations for various items as identified in the August 2014 Australian Bankers Association's report titled "International comparability of capital ratios of Australia's major banks" prepared by Pricewaterhouse Coopers. This report is available at "bankers.asn.au/FSI/Papers-and-Reports/Papers-and-Reports"

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Appendix 2:
Definitions (continued)

Asset quality

TCE	Total committed exposures
Stressed loans	Stressed loans are the total of watchlist and substandard, 90 days past due well secured and impaired assets
Impaired assets	Impaired assets can be classified as 1. Non-accrual assets: Exposures with individually assessed impairment provisions held against them, excluding restructured loans 2. Restructured assets: exposures where the original contractual terms have been formally modified to provide concessions of interest or principal for reasons related to the financial difficulties of the customer 3. 90 days past due (and not well secured): exposures where contractual payments are 90 days or more in arrears and not well secured 4. other assets acquired through security enforcement 5. any other assets where the full collection of interest and principal is in doubt
90 days past due - well secured	A loan facility where payments of interest and/or principal are 90 or more calendar days past due and the value of the security is sufficient to cover the repayment of all principal and interest amounts due, and interest is being taken to profit on an accrual basis
Watchlist and substandard	Loan facilities where customers are experiencing operating weakness and financial difficulty but are not expected to incur loss of interest or principal
Individually assessed provisions or IAPs	Provisions raised for losses that have already been incurred on loans that are known to be impaired and are individually significant. The estimated losses on these impaired loans is based on expected future cash flows discounted to their present value and as this discount unwinds, interest will be recognised in the statement of financial performance
Collectively assessed provisions or CAPs	Loans not found to be individually impaired or significant will be collectively assessed in pools of similar assets with similar risk characteristics. The size of the provision is an estimate of the losses already incurred and will be estimated on the basis of historical loss experience of assets with credit characteristics similar to those in the collective pool. The historical loss experience will be adjusted based on current observable data

Key metrics

Net Promoter score	Net Promoter Score measures the net likelihood of recommendation to others of the customer's main financial institution for retail or business banking. Net Promoter Score[SM] is a trademark of Bain & Co Inc., Satmetrix Systems, Inc., and Mr Frederick Reichheld. For retail banking, using a scale of 1 to 10 (1 means 'very unlikely' and 10 means 'very likely'), the 1-6 raters (detractors) are deducted from the 9-10 raters (promoters). For business banking, using a scale of 0 to 10 (0 means 'extremely unlikely' and 10 means 'extremely likely'), the 0-6 raters (detractors) are deducted from the 9-10 raters (promoters).
Consumer NPS	Source: Roy Morgan Research, September 2014, six month moving average (6MMA). Main Financial Institution (MFI), as defined by the customer. Consumers aged 14 or over.
Business NPS	Source: DBM Consultants Business Financial Services Monitor, September 2014, 6MMA. MFI customers, all businesses.
SME NPS	Source: DBM Consultants Business Financial Services Monitor, September 2014, 6MMA. MFI customers, SME businesses. SME businesses are those organisations with annual turnover under $5 million (excluding Agricultural business).
Agribusiness NPS	Source: DBM Consultants Business Financial Services Monitor, September 2014, 6MMA. MFI customers, Agribusinesses. Agribusinesses are those organisations whose main activities are Agriculture, Forestry and Fishing.
Westpac RBB NPS rank	The ranking refers to Westpac RBB's position relative to the other three major Australian banks (CBA, NAB, and ANZ)
St.George NPS rank	The ranking refers to St.George Banking Group's position relative to the four major Australian banks (Westpac, CBA, NAB and ANZ).
NPS among credit card customers	Source: Roy Morgan Research, September 2014, 6MMA. Main Financial Institution (as defined by the customer). Consumers aged 14 or over. Credit Card customers refers to customers who have a credit card with their MFI.

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Appendix 2:
Definitions (continued)

Key metrics (continued)

Customer satisfaction – overall business	Source: DBM Consultants Business Financial Services Monitor, September 2014, 6MMA. MFI customers, all businesses. The Customer Satisfaction score is an average of customer satisfaction ratings of the customer's main financial institution for business banking on a scale of 0 to 10 (0 means 'extremely dissatisfied' and 10 means 'extremely satisfied').
Customer satisfaction – overall consumer	Source: Roy Morgan Research, September 2014, 6MMA. Main Financial Institution (as defined by the customer). Satisfaction ratings are based on the relationship with the financial institution. Customers must have at least a Deposit/Transaction account relationship with the institution and are aged 14 or over. Satisfaction is the percentage of customers who answered 'Very' or 'Fairly satisfied' with their overall relationship with their MFI.
NZ customers with wealth products (%)	Number of customers who have managed investments or superannuation with Westpact NZ as a proportion of the total active customers in Westpac NZ Retail, Private and Business Bank.
Australian customers with wealth products metrics provider	Data based on Roy Morgan Research, Respondents aged 14+ and 12 month average to September 2014. Wealth penetration is defined as the proportion of Australians who have a Deposit or Transaction Account, Mortgage, Personal Lending or Major Card with a Banking Group and also have Managed Investments, Superannuation or Insurance with the same Banking Group WRBB includes Bank of Melbourne (until Jul 2011), BT, Bankers Trust, BT Financial Group, Challenge Bank, RAMS (until Dec 2011), Rothschild, and Westpac St.George includes Advance Bank, Asgard, BankSA, Bank of Melbourne (from Aug 2011), Dragondirect, Sealcorp, St.George and RAMS (from Jan 2012) Westpac Group includes Bank of Melbourne, BT, Bankers Trust, BT Financial Group, Challenge Bank, RAMS, Rothschild, Westpac, Advance Bank, Asgard, BankSA, Barclays, Dragondirect, Sealcorp and St.George 'Peers includes: ANZ Group, CBA Group, NAB Group, WRBB and St.George'

Key metrics (continued)

Average products per customer	Source: Roy Morgan Research, 6 month rolling average, September 2014. Products Per Customer (PPC) results are based on the total number of 'Banking and Finance' products from the 'Institution Group' held by a 'Retail and Business Banking (RBB)' customer. The figure is calculated by dividing the total number of Banking and Finance products held by 'Retail and Business Banking (RBB)' customers at the Institution Group by its total 'Retail and Business Banking (RBB)' number of customers.
MyBank customer	A MyBank customer is one where we have their quality transaction account (they are active; have salary credit; and/or have multiple regular deposits) and they do multiple transactions per month; and we meet at least 2 out of 5 of their following needs: (a) long term borrowing; (b) short term borrowing; (c) savings and investment; (d) protection; and (e) wealth
Leading employer in workplace diversity	We were recognised as the leading bank in the 2014 Australian Workforce Equality Index for creating an inclusive workplace culture for lesbian, gay, bisexual, transsexual and intersex employees; as a leading employer of people with disability in the Australian Government's National Disability Awards; as a leading employer of mature employees by US-based AARP; and we retained our status as an Employer of Choice for Women by the Workplace Gender Equality Agency.

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| Westpac Group Full Year 2014 Presentation & Investor Discussion Pack Investor Relations Team 149 Andrew Bowden Head of Investor Relations +61 2 8253 4008 andrewbowden@westpac.com.au Leigh Short Senior Manager +61 2 8253 1667 lshort@westpac.com.au Equity Investor Relations www.westpac.com.au/investorcentre Annual reports Presentations and webcasts 5 year financial summary Prior financial results For further information on Westpac Jacqueline Boddy Director +61 2 8253 3133 jboddy@westpac.com.au Louise Coughlan Director (Rating Agencies) +61 2 8254 0549 lcoughlan@westpac.com.au Debt Investor Relations Retail Shareholder Investor Relations Rebecca Plackett Manager +61 2 8253 6556 rplackett@westpac.com.au or email: investorrelations@westpac.com.au

| Westpac Group Full Year 2014 Presentation & Investor Discussion Pack Disclaimer 150 The material contained in this presentation is intended to be general background information on Westpac Banking Corporation (Westpac) and its activities. The information is supplied in summary form and is therefore not necessarily complete. It is not intended that it be relied upon as advice to investors or potential investors, who should consider seeking independent professional advice depending upon their specific investment objectives, f inancial situation or particular needs. The material contained in this presentation may include information derived from publicly available sources that have not been independently verified. No representation or warranty is made as to the accuracy, completeness or reliability of the information. All amounts are in Australian dollars unless otherwise indicated. Unless otherwise noted, financial information in this presentation is presented on a cash earnings basis. Cash earnings is a non-GAAP measure. Refer to Westpac Full Year 2014 Results (incorporating the requirements of Appendix 4E) for the full year ended 30 September 2014 available at www.westpac.com.au for details of the basis of preparation of cash earnings. Refer to slides 37 for an explanation of cash earnings and Appendix 1 slide 145 for a reconciliation of reported net profit to cash earnings. -ecurities Exchange Act of 1934. Forward-looking statements are statements about matters that are not historical facts. Forward-looking statements appear in a number of places in this presentation and include statements regarding our intent, belief or current expectations with respect to our business and operations, market conditions, results of operations and financial condition, including, without limitation, future loan loss provisions, financial support to certain borrowers, indicative drivers, forecasted economic indicators and performance metric outcomes. -looking statements. These forward-looking statements reflect our current views with respect to future events and are subject to change, certain risks, uncertainties and assumptions which are, in many instances, beyond our control, and have been made based assurance that future developments will be in accordance with our expectations or that the effect of future developments on us will be those anticipated. Actual results could differ materially from those which we expect, depending on the outcome of various factors. Factors that may impact on the forward-looking statements made include, but ear ended 31 March 2014 available at www.westpac.com.au. When relying on forward-looking statements to make decisions with respect to us, investors and others should carefully consider such factors and other uncertainties and events. We are under no obligation to update any forward-looking statements contained in this presentation, where as a result of new information, future events or otherwise, after the date of this presentation.